EXHIBIT 4.7

[GSR] MORTGAGE LOAN TRUST 20[  ]-[  ]

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 20[  ]-[  ]

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor

[  ],
as [Delaware] Trustee

[  ],
as Master Servicer and Securities Administrator

and

[  ], as Custodian

Dated as of

[  ], 20[  ]

TABLE OF CONTENTS

SCHEDULES AND EXHIBITS

Schedule I	Mortgage Loans
[Schedule II	Master Loan Purchase Agreements related to the Mortgage Loans acquired through the Conduit Program]
[Schedule III	PAC Scheduled Amounts]
Exhibit A	Forms of Certificates
Exhibit B	Available Combinations

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MASTER SERVICING AND TRUST AGREEMENT

THIS MASTER SERVICING AND TRUST AGREEMENT (this “Trust Agreement”), dated as of [  ], 20[  ], is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), [  ], as [Delaware] trustee (the “[Delaware] Trustee”), [  ], as custodian (a “Custodian”), and [  ], as securities administrator (in such capacity, the “Securities Administrator”) [and as] master servicer ([in such capacity,] the “Master Servicer”).  All of the provisions of the Standard Terms to Master Servicing and Trust Agreement ([  ] 20[  ] Edition) (the “Standard Terms”), unless otherwise specified herein, are hereby incorporated herein by reference and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Depositor has duly authorized the formation of [GSR] Mortgage Loan Trust 20[  ]-[  ] as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $[  ] to be known as the Mortgage Pass-Through Certificates, Series 20[  ]-[  ] (the “Certificates”).  The Trust is formed by this Trust Agreement.  The Certificates in the aggregate evidence the entire beneficial ownership in the Trust.  The Certificates consist of the Classes set forth herein.

Pursuant to Section 12.01 of the Standard Terms, the Securities Administrator, on behalf of the [Delaware] Trustee, shall make an election to treat all of the Trust Estate (exclusive of the Separate Interest Trust) as [three] real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC LT1,” “REMIC MT” and “REMIC UT”) for federal income tax purposes.  The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

For purposes of naming the REMIC Interests and the Certificates, the first character of the Senior Certificates (“1,” “2,” [  ]), if any, refers to the Collateral Group, the second character (“A,” “M” or “B”), if any, refers to the status of the interest (“A” for senior, “[M]” or “B” for subordinate) and the final character or characters (“1,” “2,” [  ]) refers to the specific Class.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the [Delaware] Trustee, the Securities Administrator, the Custodian and the Master Servicer agree as follows:

ARTICLE I.
DEFINITIONS
Section 1.01   Standard Terms.

The Depositor, the [Delaware] Trustee, the Securities Administrator, the Custodian and the Master Servicer acknowledge that the Standard Terms prescribe certain obligations of each such entity with respect to the Certificates.  The Depositor, the [Delaware] Trustee, the Securities Administrator, the Custodian and the Master Servicer agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, except to the extent inconsistent with the provisions of this Trust

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Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Section 1.02   Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the applicable Sale and Servicing Agreement.  In the event of a conflict between the Standard Terms and the applicable Sale and Servicing Agreement, such Sale and Servicing Agreement shall govern.  In the event of a conflict between the Standard Terms and this Trust Agreement, this Trust Agreement shall govern.  In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

[“[      ] Principal Distribution Amount”:  For each of Collateral Group [    ] and Collateral Group [    ] and any Distribution Date:

(1)           the Applicable Fractions for the related Class [    ] Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)           the Applicable Fractions for the related Class [    ] Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to the related Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)           the Applicable Fractions for the related Class [    ] Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to the related Collateral Group.]

“Accrual Certificates”:  [None].

“Accrued Certificate Interest”:  For any Class of Certificates entitled to interest on any Distribution Date, interest to be distributed to such Class of Certificates on such Distribution Date consisting of the sum of (i) interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of such Class of Certificates at the related Certificate Interest Rate immediately preceding such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

[“Aggregate Subordinate Percentage”:  For any Certificate Group at any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups.]

“Applicable Fraction”:  For each Mortgage Loan and each of REMIC [  ], shall be calculated as follows:

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[  ]

“Apportioned Principal Balance”:  For any Class of Subordinate Certificates and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for such date.

[“Assignment Agreements”:  [  ].]

“Available Distribution Amount”:  For any Collateral Group and Distribution Date, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(i)           the total amount of all cash (including Monthly Advances made by such Servicer (or by the Master Servicer in the event the applicable Servicer fails to make such required advances, or by the [Delaware] Trustee in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the Mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicer on the Mortgage Loans contributing to such Collateral Group and not previously distributed, or (iii) received from the applicable Servicers as compensating interest with respect to such Mortgage Loans made by such Servicer (or the Master Servicer as a Compensating Interest Payment or other successor servicer, as the case may be) and not previously distributed, except:

(a)           all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)           all Curtailments received after the previous calendar month;

(c)           all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month);

(d)           Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e)           all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

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(f)           the Servicing Fee [and the Master Servicing Fee] for each Mortgage Loan in such Collateral Group, net of any amounts payable as compensating interest by the applicable Servicer on that Distribution Date;

(g)           any amounts payable in respect of any primary mortgage insurance policy;

(h)           all related indemnification amounts and other amounts reimbursable on such Distribution Date to the Securities Administrator, the Custodian or the [Delaware] Trustee or the Master Servicer; [and]

[(i)           all expenses of the Trust Estate paid after the immediately preceding Distribution Date; and]

[(j)           any Fair Market Value Excess remaining after the optional termination of the Trust Estate pursuant to Section 4.03; and]

(ii)           the total amount of any cash received by the Securities Administrator or the applicable Servicer (or the Master Servicer) from the repurchase by the applicable Loan Seller of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided that the Available Distribution Amount for REMIC UT shall be the amounts distributed by REMIC MT and the Available Distribution Amount for REMIC MT shall be the amounts distributed by REMIC LT1;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups shall be included in the Available Distribution Amount for each related Collateral Group as follows:  first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

[“Basis Risk Reserve Fund”: A fund for the benefit of the Holders of the Class [  ] Certificates created as part of the Separate Interest Trust pursuant to Section 3.04 of this Agreement, which is not an asset of any REMIC or of the Trust Estate.]

[“Basis Risk Shortfalls”: For the Class [  ] Certificates and any Distribution Date, the excess, if any, of the aggregate amount of interest that such Class would have been entitled to receive if the Certificate Interest Rate for each such Class was calculated without regard to the related Maximum Rate for such Certificates, over the actual aggregate amount of interest such Class is entitled to receive for such Distribution Date.]

“Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

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“Certificate Account Property”:  The Certificate Account, all amounts, investments and other property held from time to time in the Certificate Account, and all proceeds of the foregoing.

“Certificate Balance”:  As to any Class of Certificates (other than any Interest Only Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in Section 2.03), as reduced by (i) all principal distributions previously made to such Class and (ii) all Realized Losses previously allocated to such Class and increased (a) in the case of any Class of Certificates for which the Certificate Balance thereof has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to such Class in accordance with Section 3.02(e) and (b) in the case of any Accrual Certificates, by any Accrued Certificate Interest previously added to the Certificate Balance thereof.

“Certificate Group”:  The [Group [  ] Certificates, Group [  ] Certificates, Group [  ] Certificates or Group [  ] Certificates], as applicable.

“Certificate Interest Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.  With respect to each REMIC Interest on any Distribution Date, the Certificate Interest Rates described in Section 2.03.

“Certificates”:  The [Class [  ], Class [  ], Class [  ], Class [  ], Class [  ], Class [  ], Class [  ] and Class [  ]] Certificates.

“Class”:  Each Class of Certificates or REMIC Interests.

[“Class [  ] Notional Amount”:  [  ].]

[“Class [    ] Notional Amount” means, initially approximately $[    ], and for each Distribution Date after the Closing Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Group [   ] Premium Loans multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Rates of the Group [    ] Premium Loans as of the first day of such month minus [    ]%, and the denominator of which is equal to [    ]%.]

“Class Principal Balance”:  For any Class of Certificates on any Distribution Date, the total Certificate Balance of all Certificates of such Class on that Distribution Date.

“Class [   ] Certificates”:  The Class [  ] Certificates.

“Closing Date”:  [  ], 20[  ].

“Collateral Group”:  Any of Collateral Group [  ], Collateral Group [  ], Collateral Group [  ], Collateral Group [  ], Collateral Group [  ] and Collateral Group [  ], as applicable.

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“Collateral Group [   ]”: The portions of the Group [    ] Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group [   ]”: The portions of the Group [    ] Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group [   ]”: The portions of the Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]”: The portions of the Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]”: The portions of the Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]”: The portions of the Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Combination Group”: Any combination of Exchangeable REMIC Certificates set forth on Appendix A to the Exchange Agreement .

[“Conduit Program”:  GSMC’s mortgage conduit program, through which mortgage loans are acquired from time to time from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market.]

[“Controlling Holder” means, at any time, the holder of the majority of the Class Principal Balance of the Class [__] Certificates or, if the Class Principal Balance of the Class [__] Certificates has been reduced to zero, the holder of the majority of the Class Principal Balance of the Class [__] Certificates, and may not be an affiliate of a Sponsor.  If the Class Principal Balance of the Class [__] and Class [__] Certificates is zero, then there is no longer a Controlling Holder.  It is expected that the initial Controlling Holder will be a Sponsor or an affiliate of a Sponsor.]

“Corresponding Class”:  For each Class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Credit Support Depletion Date”:  With respect to each group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

“Current Realized Losses” means, (a) for the Class [    ] Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group [    ] Discount Loan; and (b) for the Class [    ] Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group [    ] Discount Loan.

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“Current Shortfall”:  Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailment”:  Any partial prepayment on any Mortgage Loan.

“Custodian”:  [  ] in capacity as custodian under the Custodial Agreement.

“Custodial Agreement”:  [  ].

“Cut-Off Date”:  [  ], 20[  ].

“Data Collection Schedule”:  As defined in the Custodial Agreement.

“DBRS”:  Dominion Bond Rating Service Limited.

[“Deferred Principal Amount” means, for each of the Class [    ] and Class [    ] Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related Subordinate Certificates.]

“Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”:  With respect to Collateral Group [  ], [     ]% per annum.  [With respect to Collateral Group [  ], [     ]% per annum.] [With respect to Collateral Group [  ], [     ]% per annum.] [With respect to Collateral Group [  ], [     ]% per annum.]

“Distribution Date”:  The 25th day of each calendar month, or if such day is not a Business Day, the next Business Day following such day.  The first Distribution Date shall be [  ], 20[  ].

“Due Date”:  For any Mortgage Loan, the first day in each calendar month.

“Due Period”:  For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Effective Net Rate”: For any Mortgage Loan and any Collateral Group to which such Mortgage Loan contributes interest, the effective Net Rate at which such Mortgage Loan contributes interest to such Collateral Group.

“Exchange Certificates”:  The [Class [  ], Class [  ], Class [  ], Class [  ] and Class [  ]] Certificates.

“Exchangeable Certificates”:  The [Class [  ], Class [  ], Class [  ], Class [  ] and Class [  ]] Certificates.

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“Fair Market Value Excess”:  With respect to a  Loan Group, an amount equal to the excess, if any, of the amount in clause (b) of the definition of “Termination Price”, over the amount in clause (a) of the definition of “Termination Price.”

“Fitch”:  Fitch Ratings, Inc., or any successor in interest.

“Floating Rate Certificates”:  The [Class [  ], Class [  ], Class [  ], Class [  ] and Class [  ]] Certificates.

“Group [  ] Certificate”:  Any [Class [  ], Class [  ] or Class [  ] Certificate.

“Group [  ] Mortgage Loan”:  Any Mortgage Loan in Loan Group [  ].

[“Group [  ](A) NAS Priority Amount”:  With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group [  ](A) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and [  ]% of the Scheduled Principal Amount for Collateral Group [  ] and such date and (y) the product of the Group [  ](A) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and [  ]% of the Unscheduled Principal Amount for Collateral Group [  ] and such date and (ii) the aggregate Class Principal Balance of the Class [  ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [  ] Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [  ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [  ] Certificates has been reduced to zero, the Class [  ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [  ] allocable to the Class [    ] Certificates and thereafter, the Group [  ](A) NAS Priority Amount shall equal [  ]% of the Senior Principal Distribution Amount for Collateral Group [  ].]

[“Group [   ](A) NAS Percentage”: With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

[“Group [   ](B) NAS Priority Amount”: With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group [   ](B) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and approximately [    ]% of the Scheduled Principal Amount for Collateral Group [   ] and such date and (y) the product of the Group [  ](B) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and approximately [    ]% of the Unscheduled Principal Amount for Collateral Group [   ] and such date and (ii) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [    ] Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [   ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [    ] Certificates have been reduced to zero, the Class [    ], Class [    ] and Class [    ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [    ] allocable to the Class [    ]

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Certificates and thereafter, the Group [    ](B) NAS Priority Amount will equal approximately [  ]% of the Senior Principal Distribution Amount for Collateral Group [    ].]

[“Group [   ](B) NAS Percentage”: With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

[“Group [   ] NAS Priority Amount”: With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group [   ] NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group [   ] and such date and (y) the product of the Group [   ] NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group [   ] and such date and (ii) the aggregate Class Principal Balance of the Class [  ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [    ] Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [   ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [    ] Certificates has been reduced to zero, the Class [    ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [   ] allocable to the Class [    ] Certificates and thereafter, the Group [   ] NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group [   ].]

[“Group [   ] NAS Percentage”: With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

“Group [  ] Premium Loan”:  Any Group [  ] Mortgage Loan with a Net Rate greater than or equal to [  ]% per annum.

“Group Subordinate Amount”:  With respect to each Collateral Group and any Distribution Date, the excess of the sum of the Applicable Fractions of the [Scheduled Principal Balance/outstanding principal balance] of the Mortgage Loans contributing to such Collateral Group (other than the [Non-AP] Pool Balance) for the immediately preceding Distribution Date for that Collateral Group over the aggregate Class Principal Balance of the related Senior Certificates of the related Certificate Group [(other than the [related Class of] Class [    ] Certificates)] immediately prior to such Distribution Date.

“GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”:  For any Distribution Date and any regular interest in any REMIC created hereby or any Class of Certificates (other than the Class [  ] Certificates) the calendar month immediately preceding the calendar month in which such Distribution Date occurs.  For any Distribution Date and the Class [  ] Certificates is the period beginning on and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs and ending on and including the 24th day of the month in which such Distribution

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Date occurs.  [The Principal Only Certificates shall not be entitled to any interest.]  For the first Distribution Date, interest on all classes of certificates entitled to interest (other than the Class [    ] Certificates) will accrue from [    ] 1, 20[    ].  For the first Distribution Date, interest on the Class [    ] Certificates will accrue from [    ] 25, 20[    ].

[“Interest Only Certificate”:  Any Class [  ], Class [  ] or Class [  ] Certificate.]

[“Interest Rate Cap Agreement”: The interest rate cap agreement dated [           ], by and between the Interest Rate Cap Counterparty and [GSMC], which was transferred by [GSMC] to the Depositor and transferred by the Depositor to the Issuing Entity on the Closing Date for the benefit of the Holders of the Class [   ] Certificates pursuant to a separate novation agreement dated such date and pursuant to Section 3.05.]

[“Interest Rate Cap Amount”: For the Interest Rate Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Interest Rate Cap Counterparty to the [Delaware] Trustee for the account of the Separate Interest Trust pursuant to such Interest Rate Cap Agreement, as calculated by the Interest Rate Cap Counterparty based in part on information in the Distribution Date Statement delivered to it pursuant to Section 4.01 of the Standard Terms.]

[“Interest Rate Cap Counterparty”: [                  ]]

“Interests”:  Each Class of REMIC Interests.

“Junior Subordinate Certificates”:  The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates.

“KBRA”:  Kroll Bond Rating Agency Inc.

“Liquidation Principal”:  For any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date.

 “Liquidation Proceeds”:  [         ]

“Loan Group [  ]”:  The Mortgage Loans identified on Schedule I as being in Loan Group [  ].

“Loan Group [  ]”:  The Mortgage Loans identified on Schedule I as being in Loan Group [  ].

“Loan Seller[s]”:  Each of [  ].

“Master Servicer”:  [  ], in its capacity as Master Servicer, or any successor master servicer.

“Master Servicing Fee”:  With respect to any Distribution Date, all income and gain realized from the investment of funds in the Master Servicer Account during the period from and

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including the Servicer Remittance Date relating to such Distribution Date, to but excluding the Master Servicer Remittance Date relating to such Distribution Date.

[“Maximum Rate”:  With respect to any Distribution Date and any Class of Floating Rate Certificates, the amount set forth in the table in footnote [  ] to the table in Section 2.03(c).]

“Mortgage Interest Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Interest Rates on the Interests and Certificates, the Mortgage Interest Rate of a Mortgage Loan shall be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

 “Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

[“NAS Prepayment Shift Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows:  for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.]

[“NAS Scheduled Principal Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.]

“Net Rate”:  With respect to each Mortgage Loan, the Mortgage Interest Rate of such Mortgage Loan less the Servicing Fee Rate [and, if applicable, the fee rate applicable to other servicer providers,] and the rate on any primary mortgage insurance applicable to such Mortgage Loan.

[“Notional Amount”:  The [  ] Notional Amount, as applicable.  For the avoidance of doubt, the Notional Amount is used to calculate distributions on the related Class of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.]

[“PAC Certificates” The Class [  ] Certificates.]

[“PAC Scheduled Amount”:  With respect to any Distribution Date and the PAC Certificates, the amount set forth on Schedule III attached hereto for such Distribution Date and such Classes.]

“P&I Certificates”:  All Classes of Certificates other than the [Principal Only Certificates, the Interest Only Certificates and the] Residual Certificates.

“Payoffs”:  Any prepayment in full on any Mortgage Loan.

[“Pool Balance”:  For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable

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Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.]

[“Principal Distribution Amount”:  For each Collateral Group and any Distribution Date, the sum of:

(1)           the Principal Payment Amount for such Collateral Group;

(2)           the Principal Prepayment Amount for such Collateral Group; and

(3)           the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the Liquidation Principal derived from such Mortgage Loan.]

[“Principal Only Certificate”:  Any Class [  ] or Class [  ] Certificate.]

“Principal Payment Amount”:  For each Collateral Group (other than Collateral Group [    ] and [    ]) and any Distribution Date, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the sum of the following amounts:

(a)           the principal portion of Scheduled Payments on such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(b)           the principal portion of repurchase proceeds received on such Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date; and

(c)           any other unscheduled payments of principal which were received on such Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”:  For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) all Payoffs and Curtailments for such Mortgage Loan that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to the Class [    ] and Class [    ] Certificates).

“Private Certificates”:  The Junior Subordinate Certificates.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”:  Each of [Fitch] [Moody’s] [KBRA] [S&P] and [DBRS].

[“Rating Agency Condition” with respect to any event or circumstance and Rating Agency, means either (a) written confirmation (which may be in the form of a letter, a press

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release or other publication, or a change in the Rating Agency’s published ratings criteria to this effect) by that Rating Agency that the occurrence of such event or circumstance will not cause the Rating Agency to downgrade, qualify or withdraw its rating assigned to any class of the certificates or (b) that the Rating Agency has been given notice of the event or circumstance at least [ten] calendar days prior to the occurrence of the event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to the Rating Agency) and the Rating Agency has not issued any written notice that the occurrence of the event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to any class of the certificates.  Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that the Rating Agency may not actually review notices received by it prior to or after the expiration of the [ten] calendar day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any class of the certificates at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.]

“Record Date”:  For each Class of Certificates, the last Business Day of the related Interest Accrual Period.

“REMIC”:  As specified in the preliminary statement.

“REMIC Certificates”:  Each Class of Certificates issued by REMIC UT pursuant to Section 2.03 and the Class RC and Class R Certificates.

“REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC LT1”:  One of the real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and the REMIC LT1 Distribution Account.

“REMIC LT1 Regular Interests”:  The regular interests issued by REMIC LT1 as specified in Section 2.03.

“REMIC MT”:  One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC LT1 and REMIC LT2 Regular Interests and the REMIC MT Distribution Account.

“REMIC MT Regular Interests”:  The regular interests issued by REMIC MT as specified in Section 2.03.

“REMIC UT”:  One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC MT Regular Interests and the REMIC UT Distribution Account.

“REMIC UT Regular Interests”:  The regular interests issued by REMIC UT as specified in Section 2.03.

“Remittance Date”:  For each Mortgage Loan and any Distribution Date, as set forth in the related Servicing Agreement.

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“Residual Certificates”:  The Class [RC and Class R] Certificates.

“Rule 144A Certificates”:  The [Junior Subordinate Certificates].

[“S&P”:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.]

“Sale and Servicing Agreements”:  [  ].

“Scheduled Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(d).

“Scheduled Payments”:  With respect to any Mortgage Loan, the monthly payments of principal and interest payable by the related Mortgagor pursuant to the related amortization schedule.

“Scheduled Principal Amount”:  With respect to each Collateral Group and any Distribution Date, an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Securities Administrator”:  [  ] in its capacity as Securities Administrator under this Trust Agreement, or any successor securities administrator.

“Senior Certificates”:  The Class A Certificates.

“Senior Collateral Group Percentage”:  For [Collateral Group [   ], Collateral Group [   ], Collateral Group [   ] and Collateral Group [   ]] shall equal (i) as of the Closing Date, [  ]%, [  ]%, [  ]%, [  ]% and [  ]%, respectively, and (ii) for any Distribution Date thereafter shall be a fraction, expressed as a percentage, equal to (a) the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group immediately preceding such Distribution Date, over (b) the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (x) the Applicable Fraction for such Mortgage Loan contributing to such Collateral Group and (y) the outstanding principal balance of such Mortgage Loan [as of the Due Date of the month in which such Distribution Date occurs][immediately prior to such Distribution Date], less the Applicable Fractions thereof allocable to the related Class of Class [    ] Certificates.

“Senior Interests”:  All of the REMIC M-T Regular Interests except those corresponding to a Class B Certificate.

“Senior Liquidation Amount”:  For any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the Applicable Fraction of the lesser of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

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“Senior Prepayment Percentage”:  For each Collateral Group, as follows:  (i) on any Distribution Date occurring before [    ], 20[    ], 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date [    ], 20[    ], and thereafter, 100%, unless:

(a)           the mean of the sum of the Applicable Fractions of the Scheduled Principal Balances of the Mortgage Loans contributing to each related Collateral Group that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to [50]% of the Group Subordinate Amount for such Collateral Group as of such Distribution Date, and

(b)           the sum of the Applicable Fractions of the cumulative Realized Losses on the Mortgage Loans contributing to each related Collateral Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Collateral Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-off Date
[ ] 20 [ ] through [ ] 20 [ ]	[30]%
[ ] 20 [ ] through [ ] 20 [ ]	[35]%
[ ] 20 [ ] through [ ] 20 [ ]	[40]%
[ ] 20 [ ] through [ ] 20 [ ]	[45]%
[ ] 20 [ ] and thereafter	[50]%

in which case, the Senior Prepayment Percentage for each Collateral Group and Distribution Date shall be as follows:

Distribution Date Occurring In or On	Senior Prepayment Percentage
[ ] 20 [ ] through [ ] 20 [ ]	100%
[ ] 20 [ ] through [ ] 20 [ ]	Senior Collateral Group Percentage for such Collateral Group + [70]% of the related Subordinate Percentage
[ ] 20 [ ] through [ ] 20 [ ]	Senior Collateral Group Percentage for such Collateral Group + [60]% of the related Subordinate Percentage
[ ] 20 [ ] through [ ] 20 [ ]	Senior Collateral Group Percentage for such Collateral Group + [40]% of the related Subordinate Percentage
[ ] 20 [ ] through [ ] 20 [ ]	Senior Collateral Group Percentage for such Collateral Group + [20]% of the related Subordinate Percentage
[ ] 20 [ ] through the Distribution Date immediately preceding the Final Distribution Date	Senior Collateral Group Percentage for such Collateral Group
Final Distribution Date	100%

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the

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P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”:  For any Distribution Date and each Collateral Group shall equal the sum of:

(i)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(ii)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(iii)	the related Senior Liquidation Amount for such Distribution Date.

“Senior Subordinate Certificates”:  The Class [[   ], Class [   ], Class [   ] and Class [   ]] Certificates.

“Servicer”:  Each of [  ] and their respective successors or assigns, in each case in their respective capacities as servicer under the related Sale and Servicing Agreement.

“Servicing Advances”:  Amounts that each Servicer is required to advance to preserve the Trust’s interest in the Mortgaged Properties or the Mortgage Loans.

“Servicing Fee Rate”:  For each Mortgage Loan and Servicer, the per annum fee set forth in Schedule I hereto.

“Servicemembers Shortfall”:  Any shortfall in amounts paid by any Mortgagors on the related Mortgage Loan that occurs pursuant to the Servicemembers Civil Relief Act, as amended, or similar state or local laws affording relief to members of the armed forces.

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]% and less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]% and less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]% and less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]% and less than [  ]%.]

[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]%.]

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[“Subgroup [  ]”:  The Mortgage Loans in Loan Group [  ] with Net Rates greater than or equal to [  ]%.]

“Subordinate Certificates”:  The Class [  ] Certificates and Class [  ] Certificates.

“Subordinate Class Percentage”:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

“Subordinate Interests”:  The Interest corresponding to the Subordinate Certificates.

“Subordinate Liquidation Amount”:  For any Distribution Date and Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”:  For any Collateral Group and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group.  The Subordinate Percentages as of the Closing Date shall be [  ]%, [  ]%, [  ]% and [  ]% for Collateral Group [  ], Collateral Group [  ], Collateral Group [  ] and Collateral Group [  ], respectively.

“Subordinate Prepayment Percentage”:  For any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the excess of 100% over the Senior Prepayment Percentage for such Collateral Group.  Initially, the Subordinate Prepayment Percentage for each Collateral Group shall be 0%.

“Subordinate Principal Distribution Amount”:  For any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the sum of:

(i)	the related Subordinate Percentage of the related Principal Payment Amount;

(ii)	the related Subordinate Principal Prepayment Amount; and

(iii)	the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related Class of Class [    ] Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (i), clause (iii) and clause (ii) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable Class of Subordinate Certificates.

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“Subordinate Principal Prepayment Amount”:  For each Distribution Date and each Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

“Subordination Level”:  For any Class of Subordinate Certificates and any specified date, a fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balances of the related Classes of Subordinate Certificates that are subordinate to such Class, and the denominator of which is the sum of the Class Principal Balances of all related Classes of Certificates as of such date, before giving effect to distributions on such date, and allocations of Realized Losses to the Certificates on such date.

“Subsequent Recovery”:  With respect to any Liquidated Mortgage Loan on which a Realized Loss has occurred, any amount that the related Servicer ultimately recovers in respect of such Liquidated Mortgage Loan, net of the reasonable fees of the Servicer associated with such recovery.

“Total Subordinate Percentage”: At any time will equal (a) with respect to the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans [in the related Collateral Groups [(other than the Applicable Fractions thereof allocable to the Class [    ] Certificates)] and (b) with respect to the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups [(other than the Applicable Fractions thereof allocable to the Class [    ] Certificates)]].

“Trust Estate”:  As defined in Section 2.01 hereof.

“Trust Agreement”:  This Master Servicing and Trust Agreement, dated as of [  ], 20[  ], which incorporates by reference the Standard Terms to Master Servicing and Trust Agreement, [  ] 20[  ] edition; provided that any references in any documents required to be provided pursuant to the terms of this Trust Agreement, including references in documents within the Mortgage Loan File, to a Trust Agreement dated as of [  ], 20[  ], shall be deemed to refer to this Trust Agreement.

“[Delaware] Trustee”:  [  ], not in its individual capacity but solely as [Delaware] Trustee under this Trust Agreement, or its successor in interest, or any successor [Delaware] trustee appointed as herein provided.

“UCC”:  The Uniform Commercial Code as in effect in the State of New York.

“Undercollateralization Distribution”:  As defined in Section 3.01 hereof.

“Undercollateralized Group”:  On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group ([other than the [related class of] Class [    ] Certificates and] after giving effect to distributions to be made on that Distribution Date) is greater than the [Non-AP] Pool Balance of such Collateral Group.

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“Unscheduled Principal Amount”:  With respect to each Collateral Group and any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

“Verified Information”:  As defined in the Custodial Agreement.

ARTICLE IA

[ORGANIZATION OF TRUST]

Section 1A.01.   Name of Trust.  The name of the Trust formed hereby shall be “[GSR] Mortgage Loan Trust 20[  ]- [  ]” in which name the Securities Administrator and the Delaware Trustee may conduct the business and affairs of the Issuing Entity, make and execute contracts and agreements on behalf of the Issuing Entity and sue and be sued on behalf of the Issuing Entity.

Section 1A.02.   Office.  The office of the Issuing Entity in Delaware shall be in care of the Delaware Trustee.  The office of the Issuing Entity shall be located at its Corporate Trust Office, or at such other address as the Delaware Trustee may designate by written notice to the Depositor and the Securities Administrator and the other parties to this Trust Agreement.

Section 1A.03.   Declaration of Trust.  The Depositor hereby appoints [_________] to act as Delaware Trustee hereunder.  It is the intention of the parties hereto that the Issuing Entity constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time (the “Delaware Statutory Trust Act”), and that this Trust Agreement constitutes the governing instrument of such statutory trust.  Effective as of the date hereof, the Delaware Trustee shall have all rights, powers and duties set forth in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Issuing Entity (except those duties expressly required to be performed by the [Delaware Trustee][Securities Administrator] hereunder). On or before the date hereof, the Securities Administrator and the Delaware Trustee are hereby authorized and directed to file a Certificate of Trust in substantially the form of Exhibit [F] with the Secretary of State of Delaware, on behalf of the Trust.

Section 1A.04.   Purpose and Powers.  The purposes of the Trust are, and the Trust and each of the Securities Administrator and the Delaware and Trustee on behalf of the Trust shall have the power and authority, (i) to issue the Certificates pursuant to this Trust Agreement and to sell the Certificates to or at the direction of the Depositor, to transfer and exchange the Certificates and to pay distributions on the Certificates; (ii) with the proceeds of the sale of the Certificates, to purchase the Mortgage Loans from the Depositor, to make deposits to and withdrawals from the Collection Accounts and the Certificate Account and to pay any organizational, start-up and transactional expenses of the Issuing Entity; (iii) to engage the Master Servicer to monitor the servicing of the Mortgage Loans and the Custodian to hold the Mortgage Loan files in custody on behalf of the Issuing Entity; (iv) to enter into this Trust Agreement and to perform their respective obligations hereunder; (v) to acquire, hold, manage and dispose of the Trust Estate and to hold, manage and distribute to the related Certificateholders pursuant to Section 3.02 herein, any portion of such Trust Estate; (vi) to

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conduct the affairs of the Trust so that any Certificates representing REMIC regular interests are treated as regular interests in a REMIC for income tax purposes pursuant to this Trust Agreement; (vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and (viii) subject to compliance with this Trust Agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the Trust and the making of distributions to the Certificateholders.  The Trust and the Securities Administrator and the Delaware Trustee on behalf of the Trust are hereby authorized to engage in the foregoing activities.  The Trust and the Securities Administrator and the Delaware Trustee on behalf of the Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement.  The Trust shall not elect to be treated as an association under Treasury Regulations Section 301.7701-3(a) for federal income tax purposes.

Section 1A.05.   Liability of the Certificateholders.  The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 1A.06.   Title to Trust Property.  Legal title to the assets of the Trust shall be vested at all times in the name of the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Delaware Trustee, a co-trustee and/or a separate trustee, as the case may be, and in each case on behalf of the Trust.  The Certificateholders shall not have legal title to any part of the assets of the Trust.  No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the assets of the Trust.  The Delaware Trustee, in such capacity or through a co-trustee and/or a separate trustee, is hereby authorized to hold all assets of the Trust on behalf of the Trust, for the benefit of the Certificateholders.  The Holders of the Residual Certificates shall hold the equity ownership interest of the Trust.

Section 1A.07.   Situs of Trust.  The Trust will be located in the State of Delaware in care of the Delaware Trustee and administered by the Securities Administrator in the State of [_______].  Nothing herein shall restrict or prohibit the Securities Administrator or the Delaware Trustee from having employees within or outside of the State of Delaware.

Section 1A.08.   Separateness Provisions.

(a)           The Trust shall not commingle any of its assets with those of any other entity.

(b)           The Trust shall maintain its financial and accounting books and records separate from those of any other entity.

(c)           Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity.

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(d)           The Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets except as specifically provided for herein.

(e)           The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates.

(f)           The Trust shall not engage in any business activity other than as contemplated by this Trust Agreement and related documentation.

(g)           The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by this Trust Agreement and related documentation.

(h)           Other than as contemplated by this Trust Agreement and related documentation, the Trust shall not follow the directions or instructions of the Depositor.

(i)           The Trust shall hold itself out as a separate entity from the Depositor, the Certificateholders and any of their Affiliates, conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any Certificateholder, Affiliate or other person.

(j)           The Trust shall observe all formalities required under the Delaware Statutory Trust Act.

(k)           The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity.

(l)           The Trust shall not acquire the obligations or securities of its Affiliates or the Seller.

(m)           Other than as contemplated by this Trust Agreement and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity.

(n)           The Trust shall correct any known misunderstanding regarding its separate identity.

(o)           The Trust shall not identify itself as a division of any other person or entity.

(p)           The Trust shall maintain adequate capital in light of its contemplated business operations.

(q)           The Trust shall conduct business with its Affiliates on an arm’s-length basis and shall only enter into transactions with Affiliates on a commercially reasonable basis.

For accounting purposes, the Trust shall be treated as an entity separate and distinct from any Certificateholder.  The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.  This Trust Agreement is

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and shall be the only agreement among the parties hereto with respect to the creation, operation and termination of the Trust.

Section 1A.09.   Assets of the Trust.  The assets of the Trust shall be limited to the assets described in the definition of “Trust Estate.”

Section 1A.10.   The Delaware Trustee.  (a)  The Delaware Trustee is appointed by the Depositor to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, obligations or liabilities of the Securities Administrator.

(b)           The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Trust Agreement.  The Delaware Trustee shall have no liability for the acts or omissions of any other Person including, without limitation, the Securities Administrator, and the Securities Administrator shall have no liability for the acts or omissions of any other Person including, without limitation, the Delaware Trustee.  Except as provided above, the Delaware Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the Trust or the Certificateholders.

(c)           The Delaware Trustee may be removed by the Securities Administrator or the Depositor upon 30 days’ prior written notice to the Delaware Trustee and the Securities Administrator or the Depositor, as applicable.  The Delaware Trustee may resign at any time upon [30] days’ prior written notice to the Securities Administrator and the Depositor.  No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the Depositor or a court of competent jurisdiction.  If no successor has been appointed by the Depositor within such [30]-day period, the Delaware Trustee or the Securities Administrator may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

The Holders of Certificates entitled to at least [51]% of the Voting Rights may at any time remove the [Delaware] Trustee and appoint a successor [Delaware] trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the [Delaware] Trustee so removed and the successor [Delaware] trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Depositor.

(d)           Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware

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Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

(e)           The Delaware Trustee shall not be liable for the acts or omissions of the Securities Administrator, nor shall the Delaware Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Securities Administrator or the Trust under this Trust Agreement or any related document.  The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or negligence.  In particular, but not by way of limitation:

(i)           the Delaware Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)           no provision of this Trust Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)           under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv)           the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other party hereto;

(v)           the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the Securities Administrator, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi)           in the exercise or administration of the Trust hereunder, the Delaware Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with due care and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and

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with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vii)           except as expressly provided in this Section 1A.10, in accepting and performing the trusts hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust for payment or satisfaction thereof; and

(viii)           the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

(f)           In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State of the State of Delaware in accordance with Section 3810(b) of the Delaware Statutory Trust Act, indicating the change of such Delaware Trustee’s identity.  In addition, until the termination of the Trust and this Trust Agreement, the Delaware Trustee shall at all times fulfill the requirements of the Delaware Statutory Trust Act.

(g)           Upon written notification from the Securities Administrator that the Trust has been dissolved in accordance with Article [VI], the Delaware Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 3810(d) of the Delaware Statutory Trust Act.

(h)           The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Trust Agreement and with respect to the Trust and the Certificateholders as the Securities Administrator. No amendment or waiver of any provision of this Trust Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

Section 1A.11.   Delaware Trustee’s Fees and Expenses.  [The Delaware Trustee shall receive as compensation for its services hereunder an annual trustee fee in the amount of $[________] which will be paid by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account.]

Section 1A.12.   Indemnification.  (a) To the fullest extent permitted by applicable law, [__________] in its individual capacity and not as Delaware Trustee under this Trust Agreement (the “Bank”) shall be entitled to be indemnified and held harmless from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal and consultants’ fees and expenses) of any kind and

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nature whatsoever (collectively, the “Expenses”) which may at any time be imposed on, incurred by or asserted against the Bank or the Delaware Trustee in any way relating to or arising out of this Trust Agreement, the Trust Estate, the administration of the Trust Estate or any action or inaction of the Delaware Trustee hereunder, except to the extent that such Expenses arise out of or result from (i) the Delaware Trustee’s own willful misconduct, fraud or negligence, (ii) the inaccuracy of any of the Delaware Trustee’s representations or warranties contained in Section 1A.14 of this Trust Agreement, (iii) the Delaware Trustee’s failure to perform obligations expressly undertaken by it in this Trust Agreement and (iv) taxes based on or measured by any fees, commissions or compensation received by the Delaware Trustee for acting as such in connection with any of the transactions contemplated by this Trust Agreement.  The indemnities contained in this Section shall survive the resignation or termination of the Delaware Trustee or the termination of this Trust Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Delaware Trustee’s choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.  In addition, upon written notice to the Delaware Trustee and with the consent of the Delaware Trustee, which consent shall not be unreasonably withheld, the Seller has the right to assume the defense of any claim, action or proceeding against the Delaware Trustee; provided, however, that the Seller shall not be entitled to assume the defense of any such claim, action or proceeding if such claim, action or proceeding involves a possible imposition of criminal liability or penalty or a material civil penalty on the Delaware Trustee, a conflict of interest between the Delaware Trustee and the Seller or another indemnitee or the granting of material injunctive relief against such indemnitee, and the Delaware Trustee informs the Seller that it desires to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be payable as provided in Section 1A.12(b) below.

(b)           Any reimbursements and indemnities to the Bank or the Delaware Trustee pursuant to this Section 1A.12 shall be treated as part of Extraordinary Trust Expenses, and shall be reimbursable to the Delaware Trustee out of funds otherwise available as part of the related Available Interest Funds prior to distributions thereof on the Certificates as provided under Section [1.01] hereof.

Section 1A.13.    Payments to the Delaware Trustee.  Any amounts paid to the Delaware Trustee pursuant to this Article 1A shall be deemed not to be a part of the Trust Estate immediately after such payment.

Section 1A.14.    Representations and Warranties of the Delaware Trustee.  [_______] hereby represents and warrants to the Depositor and the Securities Administrator, as of the Closing Date, that:

(a)           [_______] is a [_______] duly organized and validly existing in good standing under the laws of the State of Delaware.  It has full power and authority to execute, deliver and perform its obligations under this Trust Agreement.

(b)           [_______] has authorized the execution, delivery and performance by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

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(c)           None of the execution or the delivery by it of this Trust Agreement, the consummation by it of the transactions contemplated hereby, or compliance by it with any of the terms or provisions hereof will (x) to the best of the Delaware Trustee’s actual knowledge, contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of [_______] or any judgment or order binding on it, which contravention in the Delaware Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations hereunder or (y) constitute any default under its charter documents or bylaws or result in a material breach of any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)           The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency.

(e)           This Trust Agreement, assuming due authorization, execution and delivery by the respective other parties thereto, constitutes a valid, legal and binding obligation of [_______], enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(f)           To the best of its actual knowledge, [_______] is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its financial condition or its performance hereunder.

(g)           No litigation is pending, or to the best of [_______]’s actual knowledge threatened, against [_______] which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

ARTICLE II.
[FORMATION OF TRUST;] CONVEYANCE OF MORTGAGE LOANS
Section 2.01   Conveyance of Mortgage Loans.

(a)   To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Issuing Entity, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (i) the Mortgage Loans, the related Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and

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proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (iii) the Custodial Agreement; (iv) the Assignment Agreements; (v) the Distribution Account, the Master Servicer Account, the Certificate Account and the Collection Account[s] and (vi) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein.  [In addition, [the Seller] hereby bargains, sells, conveys, assigns and transfers to the Issuing Entity, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of [the Seller’s] right, title and interest in and to any and all benefits accruing to [the Seller] from the Interest Rate Cap Agreement] and collectively with items (i) through (v) in the immediately preceding sentence, the “Trust Estate”).

(b)   It is intended that the conveyance of the Trust Estate by the Depositor to the Issuing Entity as provided in this Section be, and be construed as, a sale of the Trust Estate by the Depositor to the Issuing Entity for the benefit of the Certificateholders.  It is, further, not intended that such conveyance be deemed a pledge of the Trust Estate by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor.  However, in the event that the Trust Estate is held to be the property of the Depositor, or if for any reason this Trust Agreement is held or deemed to create a security interest in the Trust Estate, then it is intended that this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; and the Depositor hereby grants to the Issuing Entity for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the Trust Estate.  The Depositor and the [Delaware] Trustee, at the Depositor’s direction and expense, shall, to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in assets constituting the Trust Estate described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

(c)   The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Issuing Entity of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

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Section 2.02   Acceptance by the Issuing Entity and Securities Administrator.

By its execution of this Trust Agreement, the Issuing Entity acknowledges and declares that it holds and shall hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The [Delaware] Trustee has not created and shall not create, and no Officer of the [Delaware] Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by this Trust Agreement.  The Issuing Entity has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of each Custodian and agrees to deliver, or cause to be delivered, to each Custodian all Mortgage Loan documents that are to be included in the Mortgage Loan File for each Mortgage Loan for which each Custodian shall act as custodian.  The Depositor and each Custodian acknowledge that, pursuant to the Custodial Agreement and in connection with the formation of the Trust, the Depositor hereby assigns each Custodial Agreement to the Issuing Entity and agrees to cause a receipt to be issued in the name of the Issuing Entity.  It is understood that each Custodian will charge for its services under this Trust Agreement as set forth in a separate agreement between such Custodian and the Securities Administrator, the payment of which fees and expenses (as set forth in such separate agreement) shall be the sole obligation of the Securities Administrator.  The Securities Administrator will further pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with this Trust Agreement, the Custodial Agreement and any document executed in connection herewith or therewith.

Pursuant to a separate agreement, the Master Servicer shall pay the [Delaware] Trustee fee and the Securities Administrator fee from the Master Servicing Fee.

Section 2.03   REMIC Elections and REMIC Interests Designations.

[  ]

[  ]

(d)           REMIC UT.  REMIC UT shall issue the following Classes of Certificates (other than the Class RC and Class R Certificates), with the designations, initial Certificate Balances and Certificate Interest Rates indicated, each of which (other than the Class RC and Class R Certificates and exclusive of the right to receive any amounts from the Separate Interest Trust) shall be a Class of REMIC UT Regular Interests.

Class	Initial Certificate Balance or Notional Amount	Certificate Interest Rate

(1)       Notional Amount.

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(2)       For each Distribution Date (and the related Interest Accrual Period) each of the Subordinate Certificates shall accrue interest at a per annum rate equal to the related B Average Rate.

(3)       REMIC UT shall also issue the Class III-R Interest, which shall represent the sole Class of residual interest in REMIC UT.  The Class R Certificate shall represent beneficial ownership of the Class II-R and Class III-R Interests.

(4)	The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum

(e)           REMIC Scheduled Final Distribution.  The Scheduled Final Distribution Date for the Regular Interests in REMIC LT1, REMIC MT and REMIC UT is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III.
REMITTING TO CERTIFICATEHOLDERS
Section 3.01   Distributions to Certificateholders.

(a)   [REMIC UT] Distributions.  In accordance with Section 3.01(d) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator shall withdraw the aggregate Available Distribution Amount for each Collateral Group from the Certificate Account, and shall distribute it in the following manner and order of priority:

(1)
to each Class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such Class; [provided that,

(a)           Accrued Certificate Interest on the Class [    ] Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance thereof:

[To be provided for each Series, if applicable];]

(2)
to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

[To be provided for each Series];

(3)
from amounts otherwise payable to the related Subordinate Certificates, to the related Class of Class [    ] Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for that Class and Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts

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distributed on that Distribution Date may not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of that definition) for the related Subordinate Certificates [and, provided further, that such amounts will not reduce the Class Principal Balance of such Class [    ] Certificates];

(4)
to the extent of the remaining Available Distribution Amount for Collateral Group [  ], Collateral Group [  ],  Collateral Group [  ] and Collateral Group [  ], but subject to the prior distribution of amounts described under Section 3.01(c) below, to the related Classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the related Subordinate Principal Prepayment Amount otherwise allocable to the Class or Classes of the Subordinate Certificates junior to such Class will be allocated pro rata to the most senior Class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all Classes of Subordinate Certificates senior thereto;

(5)	to each related Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(6)
after all of the other classes of Certificates (other than the Residual Certificates) have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups to the Class RC Certificates to the extent such remainder is applicable to REMIC LT1 and otherwise to the Class R Certificates;

(b)   On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions shall be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances; provided, however, that the principal otherwise distributable to the Class [  ] Certificates will instead be distributed to the Class[  ] Certificates, until the Class Principal Balance of the Class [  ] Certificates has been reduced to zero) and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Trust Fund), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group shall be distributed to the holders of the related Class of Residual Certificates.

On each Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates of two or more related Certificate Groups has been reduced to zero, any

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amounts distributable pursuant to this Section 3.01(b) shall be allocated, as to each applicable related Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to each such retired Certificate Group.

On each Distribution Date on which the Senior Certificates of two or more related Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 3.01(b) shall be distributed in proportion to the aggregate Certificate Principal Balances of such Certificates of each such Certificate Group.

(c)   On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than [amounts needed to pay any Deferred Principal Amounts or] unpaid Current Shortfalls) (or, following the related Credit Support Depletion Date, such other amounts described in the immediately following sentence), shall be distributed as principal to the Senior Certificates [(other than the [related class of] Class [    ] Certificates and any related Interest Only Certificates)] of such Undercollateralized Group pursuant to Section 3.01(a)(2), until the aggregate Certificate Principal Balance of such Senior Certificates equals the [Non-AP] Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions shall be made from any Available Distribution Amount for each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates [(other than the related Class of Class [    ] and the related Class of Class [    ] Certificates)] of such other Certificate Groups.  In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the Senior Certificates [(other than the [related Class of] Class [    ] Certificates)] of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more related Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions provided for in the immediately preceding paragraph shall be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates [(other than the [related Class of] Class [    ] Certificates)] [of each such Certificate Group] [, after giving effect to distributions pursuant to Section 3.01(a) on such Distribution Date,] exceeds the [Non-AP] Pool Balance of the related Collateral Group for such Distribution Date.

On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group [(other than the Class [    ] and Class [    ] Certificates)] has been reduced to zero, amounts

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otherwise distributable as principal on each Class of related Subordinate Certificates, in reverse order of priority, in respect of that Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to the retired Senior Certificates, will be distributed as principal to the related Class or Classes of Senior Certificates [(other than the Interest Only Certificates)] remaining outstanding, until their Class Principal Balances have been reduced to zero, provided that on that Distribution Date (a) the related Total Subordinate Percentage for that Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Issuing Entity) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

(d)   REMIC LT1 Distributions.  On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC LT1 Distribution Account to the REMIC LT1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.

On each Distribution Date, the Securities Administrator shall apply remaining amounts in the REMIC LT1 Distribution Account in respect of interest to the Class LT1 Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their interest rates set forth above.  In addition, on each Distribution Date, the Securities Administrator shall apply amounts in the REMIC LT1 Distribution Account in respect of principal to the Class LT1-Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests as follows:

(i)   first, to the Class LT1-Sub-A and Class LT1-Sub-B Interests, the minimum amounts to each such that following that allocation the weighted average rate of the Class LT1-Sub-A and Class LT1-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class LT1-Sub-A Interest to a floor of [  ]% and subjecting the Class LT1-Sub-B Interest to a cap of [  ]%, equals the interest rate on the Class 1-B Certificates for the following Distribution Date;

(ii)   second, to the Class LT1-Pool Interest until its principal balance is reduced to zero; and

(iii)   third, pro rata to the Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.

The Securities Administrator shall withdraw all amounts allocated to the various REMIC LT1 Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC LT1 Distribution Account after making all other payments required under this Section 3.01(d) shall be distributed to the holder of the Class RC Certificates.

(e)   REMIC MT Distributions.  On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC MT Distribution Account to the

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REMIC MT Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date.  Realized Losses and Shortfalls shall be allocated in the same manner.  The Securities Administrator shall withdraw all amounts allocated to the various REMIC MT Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC MT Distribution Account after making all other payments required under this Section 3.01(e) shall be distributed to the holder of the Class R Certificates.

(f)   On each Distribution Date on which any Fair Market Value Excess is on deposit in the Certificate Account and such Fair Market Value Excess has not been previously distributed in accordance with this Section 3.01(f), the Securities Administrator shall withdraw such Fair Market Value Excess, from the Certificate Account, and shall distribute it to the Holder of the Class RC Certificates.

Section 3.02   Allocation of Realized Losses and Shortfalls.

(a)   Realized Losses of Principal.

(i)   On each Distribution Date, the respective Applicable Fractions of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Certificate Groups for further allocation to the Class or Classes of REMIC Interests supported by such Certificate Groups in reduction of the Class Principal Balance thereof; provided, however, that any Realized Loss allocated to a Collateral Group shall be allocated first to the Subordinate Interests related to such Collateral Group, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Collateral Group; provided further, that [(a) Realized Losses otherwise allocable to the Class [   ] Certificates shall instead be allocated to the Class [   ] Certificates, until the Class Principal Balance of the Class [   ] Certificates has been reduced to zero; and (b)] any Realized Loss allocated to a Class of REMIC Interests and not reimbursed on the same Distribution Date shall be allocated to the Corresponding Class or Classes of Certificates as described below.

(ii)   [Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the related Class [__] Interest, the amount of such Realized Loss shall be reimbursed from the aggregate Subordinate Principal Distribution Amount for the related Collateral Groups, to reimburse the Current Realized Losses and Deferred Principal Amounts.  The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC MT, until the Certificate Balance thereof has been reduced to zero.  The Current Realized Losses and Deferred Principal Amounts shall be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC,

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beginning with the Class having the highest numerical designation.  Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred shall be carried forward and shall be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.]

(iii)   Any Realized Losses allocated to a Class of REMIC MT Interests pursuant to Section 3.02(a)(i) and not reimbursed on the same Distribution Date shall be allocated on the same date to the Corresponding Class or Classes of REMIC UT Certificates.

(b)   Realized Losses Allocable to Interest.  On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Collateral Group or Groups, on the basis of the amount of interest due to such Collateral Group from such Mortgage Loan.  On each Distribution Date, the interest portion of each Realized Loss allocated to a Collateral Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, on the Class Principal Balance thereof, in the case of the Senior Certificates, and the related Apportioned Principal Balance, in the case of the Subordinated Interests, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the related Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c)   Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, any Month End Interest Shortfall not covered by compensating interest from Monthly Advances and any Servicemembers Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC Certificates based on the amount of interest otherwise owing thereto in reduction of that amount.  Such amounts shall be allocated proportionately based on (1) in the case of the interest-bearing Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances without regard to any reduction pursuant to this paragraph, for that Distribution Date.

(d)   Modification Losses.  In the event that the Mortgage Interest Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Interest Rate on any Class of Certificates or Class of REMIC Interest.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e)   In the event of any Subsequent Recovery, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the related Available

36

Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Class or Classes to which the related Realized Loss had previously been allocated, whether or not such Class or Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

Section 3.03   [The Separate Interest Trust.

The Depositor hereby assigns and conveys to the Securities Administrator on behalf of the [Delaware] Trustee, and the Securities Administrator on behalf of the [Delaware] Trustee is hereby directed by the Depositor to accept and does accept, the Interest Rate Cap Agreement on behalf of a trust, separate from the Trust Estate, for the benefit of the Class [  ] and Class [  ] Certificateholders (referred to herein as a “Separate Interest Trust”) in the forms presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Interest Rate Cap Agreement including without limitation, the representations and warranties contained therein.]

Section 3.04   [The Basis Risk Reserve Fund.

(a)   On the Closing Date, the Securities Administrator shall establish and maintain in the name of the [Delaware] Trustee, in the Separate Interest Trust for the benefit of the holders of the Class [  ] and Class [  ] Certificates, the Basis Risk Reserve Fund into which the Depositor shall deposit $[1,000]. The Securities Administrator on behalf of the [Delaware] Trustee shall hold the Interest Rate Cap Agreement as an asset in the Basis Risk Reserve. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Securities Administrator held pursuant to this Agreement. The Basis Risk Reserve Fund shall not be an asset of any REMIC or the Trust Estate established hereby.

(b)   On each Distribution Date, after deposit of any portion of Interest Rate Cap Amounts remaining after distributions to the Holders of the Class [  ] Certificates pursuant to Section 3.05(c), the Securities Administrator shall distribute the amounts then on deposit in the Basis Risk Reserve Fund, including any earnings thereon, on behalf of the Trust Estate for distribution to the Class [  ] Certificates in the amount of (i) any remaining Basis Risk Shortfalls for such Class and such Distribution Date and (ii) any Basis Risk Shortfalls for such Class that remain unpaid from prior Distribution Dates. On any Distribution Date, any amounts that the Securities Administrator is not required to distribute from the Basis Risk Reserve Fund pursuant to this Section 3.04(b) shall remain on deposit in the Basis Risk Reserve Fund.

(c)   Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of each of the Class [  ] Certificates is reduced to zero and (ii) the

37

termination of the Trust Estate, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class [  ] Certificateholder.

(d)   Funds on deposit in the Basis Risk Reserve Fund shall be invested in the [___________]. Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class [  ] Certificateholder. The Class [  ] Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes.

(e)   For federal income tax purposes, the Securities Administrator shall treat the holders of the Class [  ] Certificates as having entered into a notional principal contract with the holders of the Class [  ] Certificates. Pursuant to such notional principal contract, all holders of the Class [  ] Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the holders of the Class [  ] Certificates. Any payments to the Class [  ] Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Notwithstanding the priority and sources of payments set forth in Article III hereof or otherwise, the Securities Administrator shall account for all distributions on the Certificates as set forth in this section. For purposes of providing tax information reporting with respect to the Class [  ]  Certificates, the Securities Administrator shall treat the notional principal contract described in this paragraph as having a value of $[  ], as of the Closing Date.]

Section 3.05   [The Interest Rate Cap Agreement.

(a)   Each Holder of a Class [  ] or Class [  ] Certificate is deemed, by acceptance of such Class [  ] or Class [  ] Certificate, to authorize the [Delaware] Trustee to accept the Interest Rate Cap Agreement.

(b)   Pursuant to the Interest Rate Cap Agreement, the Interest Rate Cap Counterparty shall have provided the [Delaware] Trustee and the Securities Administrator with notice of the Interest Rate Cap Amount, if any, to be paid by the Interest Rate Cap Counterparty to the Securities Administrator on behalf of the [Delaware] Trustee for the account of the Separate Interest Trust pursuant to such Interest Rate Cap Agreement for each Distribution Date. Any Interest Rate Cap Amounts received by the Securities Administrator on behalf of the [Delaware] Trustee pursuant to the Interest Rate Cap Agreement in connection with each such Distribution Date shall be deposited by the Securities Administrator on behalf of the [Delaware] Trustee into the Basis Risk Reserve Fund.

(c)   On each Distribution Date, the Securities Administrator on behalf of the Separate Interest Trust shall distribute amounts on deposit in the Basis Risk Reserve Fund representing the Interest Rate Cap Amount for such Distribution Date first, to the Holders of the Class [  ] Certificates, in an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of [  ]% per annum) over [  ]% and (iii) the lesser of (x) an amount equal to the applicable notional amount under the Interest Rate Cap Agreement for such Distribution Date and (y) the aggregate Certificate Principal Balance of the Class [  ] Certificates for such

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Distribution Date and second, to the Holders of the Class [  ] Certificates, in an amount up to any Basis Risk Shortfalls on the Class [  ] Certificates remaining unpaid from prior Distribution Dates. Any portion of the Interest Rate Cap Amount remaining after such distributions shall be retained in the Basis Risk Reserve Fund for distribution pursuant to Section 3.04.

(d)   Upon termination of the Interest Rate Cap Agreement and payment of all amounts owed by the Interest Rate Cap Counterparty thereunder, following application by the Securities Administrator on behalf of the [Delaware] Trustee of funds in the Basis Risk Reserve Fund on the next succeeding Distribution Date to pay amounts owed pursuant to this Section and Section 3.04, the Securities Administrator on behalf of the [Delaware] Trustee shall terminate the Basis Risk Reserve Fund.

(e)   In the event of an early termination of the Interest Rate Cap Agreement, any termination payment made by the Interest Rate Cap Counterparty to the Separate Interest Trust (“Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator on behalf of the [Delaware] Trustee of the Separate Interest Trust (the “Termination Receipts Account”). The Securities Administrator shall invest, or cause to be invested, funds held in the Termination Receipts Account in time deposits of the Securities Administrator.  All such investments must be payable on demand or mature on a Distribution Date or such other date as directed by a majority of the Class [  ] Certificateholders. All such Permitted Investments shall be made in the name of the [Delaware] Trustee of the Separate Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Termination Receipts Account.

(f)   Unless otherwise permitted by the Rating Agencies, the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Termination Receipts Account, if necessary, to enter into replacement a Interest Rate Cap Agreement which shall be executed and delivered by the [Delaware] Trustee of the Separate Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Interest Rate Cap Agreement(s) shall not result in the reduction or withdrawal of the rating of the Class [  ] Certificates.]

ARTICLE IV.
THE SECURITIES
Section 4.01   The Certificates.

The Certificates shall be designated generally as the Mortgage Pass-Through Certificates, Series 20[  ]-[  ].  The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Trust Agreement is limited to $[  ], except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the [[Delaware] Trustee/Securities Administrator] shall execute, and the Certificate

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Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Interest Rate for each Class of the Certificates.  The Certificates authorized by this Trust Agreement shall include Exchangeable Certificates and Exchange Certificates, in each case having the designations, Initial Certificate Balances or Notional Amounts and Certificate Interest Rates specified in the table in Section 2.03(d)

Section 4.02   Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each Class of Residual Certificates and Class [  ] Certificates shall be issued in fully registered, certificated form.  The Class A Certificates [(other than the Class [  ] Certificates)] are offered in minimum denominations of $[25,000] initial Certificate Balance each and multiples of $[1] in excess of $[25,000].  [The Class [  ] Certificates are offered in minimum denominations of $[100,000] initial Certificate Balance each and multiples of $[1] in excess of $[100,000].]  [The Class [  ] Certificates are offered in minimum denominations of $[1,000,000] initial Notional Amount each and multiples of $[1] in excess of $[1,000,000].]  The Class [  ] Certificates are offered in the form of a single Certificate representing the entire Certificate Balance thereof.  The Subordinate Certificates are offered in minimum denominations of $[250,000] initial Certificate Balance each and multiples of $[1] in excess of $[250,000].  In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Interest Only Certificates, the Notional Amount) of such Class. Each Class of Residual Certificates shall be issued in percentage interest[s] of [99.99]% [and 0.01%].

Section 4.03   Redemption of Certificates.

(a)   There shall be no right to redemption pursuant to Section 10.01 of the Standard Terms.  Moreover, notwithstanding anything to the contrary in Section 10.02 of the Standard Terms, the obligations created by this Trust Agreement shall terminate upon distribution to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to this Trust Agreement, following the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan.

(b)   On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group [   ] is less than or equal to [   ]% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date the [Master Servicer][holder of the Class [   ] Certificates][specify other person] shall have the right to purchase the remaining Mortgage Loans in such Loan Group and any other assets in REMIC LT1 in respect of the Mortgage Loans in such Loan Group at the Termination Price and thereby cause the retirement of the related Certificates.

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(c)   On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group [   ] is less than or equal to [   ]% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date the [Master Servicer][holder of the Class [   ] Certificates][specify other person] shall have the right to purchase the remaining Mortgage Loans in such Loan Group and any other assets in REMIC LT1 in respect of the Mortgage Loans in such Loan Group at the Termination Price and thereby cause the retirement of the related Certificates.

Notwithstanding anything to the contrary contained herein, the obligations created by the Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the REMIC LT1 Distribution Account and the REMIC MT Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:  (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the purchase of all of the assets of the Trust Estate as provided above.  Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator, which shall be specified in the notice of termination.  Any repurchase of the assets of the Trust Estate pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04   Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R and Class RC Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

Section 4.05   Exchanges.

Exchangeable Certificates shall be exchangeable for Exchange Certificates, as specified in Exhibit B, and Exchange Certificates shall be exchangeable for Exchangeable Certificates, on and after the Closing Date under the terms and conditions hereinafter set forth.

In the case of each Certificate Group, Certificates of the Classes of Exchangeable Certificates in such Certificate Group shall be exchangeable for Certificates of the Classes of Exchange Certificates in such Certificate Group in the respective denominations and combinations determined pursuant to Exhibit B. Upon any such exchange, the portions of the Exchangeable Certificates designated for exchange shall be deemed cancelled and replaced by the Exchange Certificate or Certificates issued in exchange therefore.  Correspondingly, Exchange Certificates included in a Certificate Group may be further designated for exchange for Certificates of the Classes of Exchangeable Certificates in the same Certificate Group in the respective denominations and combinations set forth in Exhibit B. There shall be no limitation on any exchanges authorized pursuant to this Section 4.05, and, except as provided in the following paragraph, no fee or other charge shall be payable to the Securities Administrator in connection therewith.

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In order to effect an exchange of Certificates, the Certificateholder shall notify the Securities Administrator in writing or by email at [  ] no later than two Business Days before the proposed exchange date.  The exchange date may be any Business Day other than the first or last Business Day of the month subject to the Securities Administrator’s approval.  The notice must be on the Certificateholders letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both Certificates to be exchanged and Certificates to be received; outstanding Certificate Balance or Notional Amount and the Original Certificate Balance or Notional Amount of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed exchange date.  After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  A notice becomes irrevocable on the second Business Day before the proposed exchange date.

Notwithstanding any other provision herein set forth, a fee shall be payable to the Securities Administrator in connection with each exchange equal to [1/32 of 1%] of the Certificate Balance (or the notional amount, if no principal balance) of the Certificates (other than any Interest Only Certificates) to be exchanged.  In no event, however, shall the fee be less than $[  ] or greater than $[  ].

The Securities Administrator shall make the first distribution on an Exchange Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

ARTICLE V.
MISCELLANEOUS PROVISIONS
Section 5.01   Request for Opinions.

(a)   The Depositor hereby requests and authorizes Sidley Austin LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the [Delaware] Trustee, the Securities Administrator and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the [Delaware] Trustee, the Securities Administrator, any such Rating Agency or their respective counsels.

(b)   Each of the [Delaware] Trustee, the Securities Administrator and the Master Servicer hereby requests and authorizes its counsel to issue on behalf of such Person such legal opinions to the Depositor, [GSMC], [Goldman, Sachs & Co.] and [_________] as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

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Section 5.02   Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated hereby and by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03   Governing Law.

[THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.]

[THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF ANY TRUSTEE NAMED HEREIN AS SET FORTH OR REFERENCED IN THIS AGREEMENT.  FURTHERMORE, SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.]

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Section 5.04   Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05   Notices.

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 200 West Street, New York, New York 10282, Attention:  President (telecopy number (212) 902-3000 and email addresses:  [  ]) or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Depositor; (b) in the case of the [Delaware] Trustee, [  ], or such other address or telecopy number as may hereafter be furnished to each party to this Trust Agreement in writing by the [Delaware] Trustee; (c) in the case of the Master Servicer, [  ], or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Master Servicer; and (d) in the case of the Securities Administrator, [  ], or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Securities Administrator.  The addresses of the rating agencies required to be stated herein pursuant to Section 13.08(d) of the Standard Terms are [  ].

[Signature page follows]

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IN WITNESS WHEREOF, the Depositor, the [Delaware] Trustee, the Master Servicer, the Securities Administrator and each Custodian have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor

By:
Name:
Title:

[ ],
not in its individual capacity, but solely in its capacity as [Delaware] Trustee under this Trust Agreement

By:
Name:
Title:

[ ],
not in its individual capacity, but solely in its capacity as Securities Administrator [and Master Servicer]

By:
Name:
Title:

[ ],
not in its individual capacity, but solely in its capacity as a Custodian

By:
Name:
Title:

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[ ],
not in its individual capacity, but solely in its capacity as a Custodian

By:
Name:
Title:

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SCHEDULE I

Mortgage Loan Schedule

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SCHEDULE II

[Master Loan Purchase Agreements Related to the Mortgage Loans Acquired through the
Conduit Program]

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[SCHEDULE III

PAC SCHEDULED AMOUNTS]

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EXHIBIT A

Form of Certificates

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EXHIBIT B

Available Combinations

Collateral Group	REMIC Class	Original Balance (1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type (2)	Class Coupon	CUSIP Number	Final Distribution Date
Combination 1
Combination 2
Combination 3

(1)	REMIC Certificates and Exchangeable Certificates in any recombinations may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)	[ ].

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STANDARD TERMS

TO

MASTER SERVICING

AND

TRUST AGREEMENT

GS Mortgage Securities Corp.

Depositor

[GSR] Mortgage Loan Trust 20[  ]-[__]
Mortgage Pass-Through Certificates, Series 20[  ]-[__]

[  ] 20[  ] Edition

TABLE OF CONTENTS

ii

Exhibit A	Form of Trust Receipt
Exhibit B	Form of Final Certification
Exhibit C	Form of Rule 144A Agreement - QIB Certification
Exhibit D	Form of Transferee Agreement
Exhibit E	Form of Benefit Plan Affidavit
Exhibit F	Form of Residual Transferee Agreement
Exhibit G-1	Form of Non-U.S. Person Affidavit
Exhibit G-2	Form of U.S. Person Affidavit
Exhibit H	Form of Securities Administrator Certification
Exhibit I	Form of Master Servicer Certification
Exhibit J	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance
Exhibit K	Form 8-K Disclosure Information
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Schedule I	Bond Level Report
Schedule II	Loan Level Report
Schedule III	Remittance Report

iii

RECITALS

GS Mortgage Securities Corp. (the “Depositor”), a [Delaware] trustee (together with its successors and assigns, the “[Delaware] Trustee”), a securities administrator (together with its successors and assigns, the “Securities Administrator”), custodians (together with their successors and assigns, the “Custodians”), and a master servicer (together with its successors and assigns, the “Master Servicer”) identified in the Trust Agreement (as defined below) have entered into the Trust Agreement that provides for the issuance of mortgage pass-through certificates (the “Certificates”) that in the aggregate evidence the entire interest in Mortgage Loans or certificates or securities evidencing an interest therein and other property owned by the Trust created by such Trust Agreement.  These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

STANDARD PROVISIONS

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties made in the Trust Agreement and as hereinafter set forth, the Depositor, the [Delaware] Trustee, the Securities Administrator, the Custodians and the Master Servicer agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01   Defined Terms.

Except as otherwise specified herein or in the Trust Agreement or as the context may otherwise require, whenever used in these Standard Terms, the following words and phrases shall have the meanings specified in this Article.  Capitalized words and phrases used herein but not defined herein or in the Trust Agreement shall, when applied to a Trust, have the meanings set forth in the Servicing Agreement(s) assigned to such Trust as in effect on the date of this Agreement.  In the event of a conflict between the Trust Agreement and these Standard Terms, the Trust Agreement shall govern.  Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“10-K Filing Deadline”:  As defined in Section 3.02.

“Accounting Date”:  With respect to each Distribution Date, the last day of the month preceding the month in which such Distribution Date occurs.

“Additional Form 10-D Disclosure”:  As defined in Section 3.02.

“Additional Form 10-K Disclosure”:  As defined in Section 3.02.

“Additional Servicer”:  Each affiliate of each Servicer that Services any of the Mortgage Loans and each Person that is not an affiliate of each such Servicer, that Services 10% or more of the Mortgage Loans.  For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

“Administrative Cost Rate”:  Not applicable.

“Advance”:  The aggregate amount of the (i) advances made by a Servicer on any Servicer Remittance Date in respect of delinquent Monthly Payments pursuant to the applicable Sale and Servicing Agreement, (ii) any advances made by the Master Servicer (or by the [Delaware] Trustee pursuant to Section 3.05 in the event the Master Servicer fails to make such advances as required) in respect of any such delinquent Monthly Payment pursuant to Section 3.06 and (iii) amounts necessary to preserve the Trust’s interest in the Mortgaged Property or the Mortgage Loans, including without limitation, property taxes or insurance premiums not paid as required by the Mortgagor and advanced by the related Servicer or successor servicer.

“Affiliate”:  Any person or entity controlling, controlled by, or under common Control with the Depositor, the [Delaware] Trustee, the Securities Administrator, the Custodian, the Master Servicer or any Servicer.  “Control” means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.  “Controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Principal Distribution Amount”:  The amount specified in the Trust Agreement.

“ARM Loan”:  An “adjustable rate” Mortgage Loan, the Mortgage Interest Rate of which is subject to periodic adjustment in accordance with the terms of the Note.

“Assignment Agreement”:  Any Assignment, Assumption and Recognition Agreement or Agreements identified in the Trust Agreement to which the Depositor is a party.

“Available Distribution Amount”:  Unless otherwise provided in the Trust Agreement, on each Distribution Date the Available Distribution Amount shall equal (i) the sum of the following:  (A) all amounts credited to the Collection Account as of the close of business on the related Distribution Date, (B) an amount equal to Monthly Advances made on or before the previous Distribution Date, to the extent such Monthly Advance was made from funds on deposit in any related Collection Account held for future distribution, (C) all Monthly Advances made with respect to such Distribution Date (to the extent not included in clause (B) above) and (D) all amounts deposited into the Certificate Account to effect a Terminating Purchase in accordance with Section 10.02 minus (ii) the sum of (A) any Principal Prepayments (including Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds) or Payoffs received after the related Prepayment Period, (B) Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period and (C) reinvestment income on amounts deposited in any Collection Account to the extent included in (i) above.

“Back-Up Certification”:  As defined in Section 3.02.

“Bankruptcy Loss”:  Any reduction in the total amount owed by a Borrower on a Mortgage Loan occurring as a result of a final order of a court in a bankruptcy proceeding.

“Beneficial Owner”:  With respect to a Book-Entry Security, the Person who is registered as owner of that Certificate in the books of the Clearing Agency for that Certificate or in the books of a Person maintaining an account with such Clearing Agency.

“Benefit Plan Affidavit”:  An affidavit substantially in the form of Exhibit E hereto.

“Benefit Plan Opinion”:  An opinion of counsel satisfactory to the [Delaware] Trustee and the Securities Administrator (and upon which the [Delaware] Trustee, the Master Servicer, the Securities Administrator and the Depositor shall be entitled to rely) to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the [Delaware] Trustee, the Securities Administrator, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such parties in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust or any of the above parties.

“Bond Level Reports”:  Shall mean the reports prepared by the Securities Administrator in substantially the form attached as Schedule I hereto.

“Book-Entry Custodian”:  The custodian appointed pursuant to Section 5.03(d).

“Book-Entry Securities”:  The Classes of Certificates, if any, specified as such in the Trust Agreement for a Series.

“Borrower”:  The individual or individuals obligated to repay a Mortgage Loan.

[“Broker Price Opinion”:  An estimate of the value of a property as determined by a real estate broker or other qualified individual or firm which generally includes at least three comparable sales and three comparable listings.]

“Business Day”:  Any day that is not (i) a Saturday or Sunday, or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of [Goldman Sachs Mortgage Company], [the Securities Administrator, the Master Servicer or the [Delaware] Trustee are located.

“Certificate”:  Any security issued under the Trust Agreement and designated as such.

“Certificate Account”:  The account or accounts created and maintained for a Trust pursuant to Section 3.01 hereof.

“Certificate Balance”:  With respect to each Class of Certificates or Interests, as of the close of business on any Distribution Date, the initial balance of such Class of Certificates or Interests set forth in the Trust Agreement reduced by (a) all principal payments previously distributed to such Class of Certificates or Interests in accordance with the Trust Agreement, and (b) all Realized Losses, if any, previously allocated to such Class of Certificates or Interests pursuant to the Trust Agreement.

“Certificate of Title Insurance”:  A certificate of title insurance issued pursuant to a master title insurance policy.

“Certificate Interest Rate”:  With respect to the Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.04 hereof.

“Certificated Subordinated Certificates”:  The Classes of Certificates, if any, specified as such in the Trust Agreement for a Series.

“Certification Parties”:  As defined in Section 3.02.

“Certifying Person”:  As defined in Section 3.02.

“Class”:  Collectively, all of the Certificates bearing the same designation.

“Clearing Agency”:  The Depository Trust Company, or any successor organization or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Commission thereunder.

“Clearing Agency Participant”:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date”:  The date on which Certificates are issued by a Trust as set forth in the related Trust Agreement.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The collection account or accounts identified in or established in connection with the Servicing Agreement or Agreements identified in the Trust Agreement.

“Commission”:  The United States Securities and Exchange Commission.

“Compensating Interest Payment”:  With respect to the Mortgage Loans and any Distribution Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to the Mortgage Loans and such Distribution Date over (y) the aggregate of any amounts required to be paid by any Servicer in respect of such shortfalls but not paid; provided that the aggregate Compensating Interest Payment to be paid by the Master Servicer for any Distribution Date shall not exceed the Master Servicing Fee that would be payable to the Master Servicer in respect of the Mortgage Loans and Distribution Date without giving effect to any Compensating Interest Payment.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

“Contract of Insurance Holder”:  Any FHA approved mortgagee identified as such in the Trust Agreement or any Servicing Agreement.

“Contractually Delinquent”:  With respect to any Mortgage Loan, having one or more uncured delinquencies in respect of payment at any time during the term of such Mortgage Loan.

“Controlling Person”:  With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Corporate Trust Office”:  The respective principal corporate trust office of the [Delaware] Trustee or the Securities Administrator, as applicable, at which at any particular time its corporate trust business shall be administered.

“Custody Agreement”:  The Custody Agreement or Agreements identified in the Trust Agreement.

“Custodian”:  The Custodian or Custodians identified in the Trust Agreement, which shall hold all or a portion of the Mortgage Loan Files with respect to a Series.

“Cut-off Date”:  The date specified as such in the Trust Agreement.

“Defect Discovery Date”:  With respect to a Mortgage Loan, the date on which any of the [Delaware] Trustee, the Securities Administrator, the Master Servicer or the Servicer first discovers a Qualification Defect affecting the Mortgage Loan.

“Depositor”:  GS Mortgage Securities Corp., a Delaware corporation, and its successors.

“Disqualified Organization”:  Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (g) any organization described in Section 1381(a)(2)(C) of the Code, or (h) any other entity identified as a disqualified organization by the REMIC Provisions.  A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

“Disqualified Organization Affidavit”:  An affidavit substantially in the form of Exhibit F-2.

“Distribution Account”:  An Eligible Account maintained by the Securities Administrator on behalf of the [Delaware] Trustee for the REMIC.  Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of the REMIC.

“Distribution Date”:  Shall have the meaning set forth in the Trust Agreement.

“Distribution Statement”:  As defined in Section 4.01.

“Due Date”:  The first day of a calendar month.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the month in which such Distribution Date occurs.

“EDGAR”:  The Commission’s Electronic Data Gathering and Retrieval System.

“Eligible Account”:  A trust account (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Hired Agency rating the series of securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Issuing Entity, (iv) maintained with the Securities Administrator or the Master Servicer or (iii) an account or accounts otherwise acceptable to the Rating Agency.  If the definition of Eligible Account is not met, the Certificate Account shall be maintained with the Securities Administrator or any of its affiliates.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“Errors and Omissions Insurance Policy”:  An errors and omissions insurance policy to be maintained by the Master Servicer pursuant to Section 8.02 or a Servicer pursuant to the related Servicing Agreement.

“Event of Default”:  With respect to each Servicer, a Servicer Event of Default and with respect to the Master Servicer, a Master Servicer Event of Default.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“FHLMC”:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

“Fidelity Bond”:  A fidelity bond to be maintained by the Master Servicer pursuant to Section 8.02 or a Servicer pursuant to the related Servicing Agreement.

“Final Certification”:  A certification as to the completeness of each Mortgage Loan File substantially in the form of Exhibit B hereto provided by the Custodian on or before the first anniversary of the Closing Date pursuant to Section 2.02 hereof.

“Fiscal Year”:  Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from [  ] 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

“FNMA”:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

“Form 8-K Disclosure Information”:  As defined in Section 3.02.

“Fraud Losses”:  Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

“GSMC”:  Goldman Sachs Mortgage Company, and its successors and assigns.

“Holders” or “Certificateholders”:  The holders of the Certificates, as shown on the Certificate Register.

“Independent”:  When used with respect to any specified Person, another Person who (a) is in fact independent of the Depositor, the Initial Purchaser, the [Delaware] Trustee, the Securities Administrator, the Master Servicer, each Servicer or GSMC, any obligor upon the Certificates or any Affiliate of the Depositor, the Initial Purchaser, the [Delaware] Trustee, the Securities Administrator, the Master Servicer, each Servicer or GSMC or such obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Initial Purchaser, the [Delaware] Trustee, the Securities Administrator, the Master Servicer, each Servicer or GSMC or in any such obligor or in an Affiliate of the Depositor, the [Delaware] Trustee, the Securities Administrator, the Master Servicer, each Servicer or GSMC or such obligor, and (c) is not connected with the Depositor, the Initial Purchaser, the [Delaware] Trustee, the Securities Administrator, the Master Servicer, each Servicer or GSMC or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  Whenever it is provided herein that any Independent Person’s opinion or certificate shall be furnished to the [Delaware] Trustee or the Securities Administrator, such Person shall be appointed by the Depositor, the Initial Purchaser, the [Delaware]  Trustee, the Securities Administrator, the Master Servicer, any applicable Servicer or GSMC in the exercise of reasonable care by such Person, as the case may be, and approved by the Securities Administrator, and such opinion or certificate shall state that the Person executing the same has read this definition and that such Person is independent within the meaning thereof.

“Initial Certificate Balance”:  With respect to any Certificate or Class of Certificates, the Certificate Balance of such Certificate or Class of Certificates as of the Closing Date.

“Initial Purchaser”:  Goldman, Sachs & Co.

“Insurance Proceeds”:  Proceeds of any Federal Insurance, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account.

“Insurer”:  Any issuer of an insurance policy relating to the Mortgage Loans or Certificates of a Series.

“Interest”:  The REMIC interests that are established by the Trust for purposes of the REMIC Provisions.  The Interests shall be Regular Interests in, and assets of, the REMICs specified in the Trust Agreement.

“Interest Rate Cap Counterparty” Shall have the meaning set forth in the Trust Agreement.

“LIBOR”: For any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on [Reuters Screen LIBOR01 Page], as reported by [Reuters] (or such other page as may replace [Reuters Screen LIBOR01 Page] for the purpose of displaying comparable rates), as of 11:00 a.m.  (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on [Reuters Screen LIBOR01 Page] (or such other page as may replace [Reuters Screen LIBOR01 Page] for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

“LIBOR Determination Date”: With respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.  Absent manifest error, the Securities Administrator’s determination of LIBOR will be conclusive.

“Liquidated Mortgage Loan”:  Any Mortgage Loan for which the applicable Servicer has determined (and reported to the Master Servicer) that it has received all amounts that it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

“Liquidation Loss”:  With respect to any Liquidated Mortgage Loan, the excess of (a) the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan.

“Liquidation Proceeds”:  Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including amounts received following the disposition of an REO Property pursuant to the applicable Servicing Agreement less costs and expenses of such foreclosure sale.

“Loan Level Report”:  Shall mean the report prepared by the Master Servicer in substantially the form set forth in Schedule II hereto.

“Loan-to-Value Ratio”:  For purposes of the REMIC Provisions, the ratio that results when the Unpaid Principal Balance of a Mortgage Loan is divided by the fair market value of the Mortgaged Property (or, in the case of a Mortgage Loan that is secured by a leasehold interest, the fair market value of the leasehold interest and any improvements thereon).  For purposes of determining that ratio, the fair market value of the Mortgaged Property (or leasehold interest, as the case may be) must be reduced by (i) the full amount of any lien on the Mortgaged Property (or leasehold interest, as the case may be) that is senior to the Mortgage Loan and (ii) a pro rata portion of any lien that is in parity with the Mortgage Loan.

“London Business Day”: A day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

“Lost Document Affidavit”:  An affidavit, in recordable form, in which the Seller of a Mortgage Loan represents, warrants and covenants that:  (i) immediately prior to the transfer of such Mortgage Loan under the related Sale Agreement, such Seller was the lawful owner of the Mortgage Loan and the Seller has not canceled, altered, assigned or hypothecated the mortgage note or the related Mortgage, (ii) the missing document was not located after a thorough and diligent search by the Seller, (iii) in the event that the missing document ever comes into the Seller’s possession, custody or power, the Seller covenants immediately and without further consideration to surrender such document to the Securities Administrator, and (iv) that it shall indemnify and hold harmless the Trust, its successors, and assigns, against any loss, liability, or damage, including reasonable attorney’s fees, resulting from the unavailability of any originals of any such documents or of a complete chain of intervening endorsements, as the case may be.

“Master Servicer”:  Shall have the meaning set forth in the recitals hereto.

“Master Servicer Account”:  An Eligible Account established by the Master Servicer pursuant to Section 3.01 hereof.

“Master Servicer Event of Default”:  Those events of default described in Section 8.04 hereof.

“Master Servicer Fee Rate”:  Not applicable.

“Master Servicer Remittance Date”:  With respect to each Distribution Date, shall be a date which occurs two Business Days prior to such Distribution Date[, unless the Securities Administrator and Master Servicer are the same person, and then the Distribution Date].

“Master Servicing Fee”:  Shall have the meaning set forth in the Trust Agreement.

“Modification Loss”:  A decrease in the total payments due from a Borrower as a result of a modification of such Mortgage Loans following a default or reasonably expected default thereon.  If a Modification Loss results in a decrease in the Mortgage Interest Rate of a Mortgage Loan, such Modification Loss shall be treated as occurring on each Due Date to the extent of such decrease.

“Month End Interest Shortfall”:  For any Distribution Date, the aggregate Prepayment Interest Shortfall Amount for the Mortgage Loans, to the extent not paid out of the Servicer’s Servicing Fee pursuant to the applicable Servicing Agreement.

“Monthly Advance”:  The aggregate amount of the (i) advances made by a Servicer on any Servicer Remittance Date in respect of delinquent Monthly Payments pursuant to the applicable Servicing Agreement and (ii) any advances made by the Master Servicer (or the [Delaware] Trustee pursuant to Section 3.05 in the event the Master Servicer fails to make such advances as required) in respect of any such delinquent Monthly Payment pursuant to Section 3.05.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal thereof and interest thereon due in any month under the terms thereof.

“Mortgaged Property”:  The real property securing repayment of the debt evidenced by a Note.

“Mortgage Interest Rate”:  The rate of interest borne by each Note according to its terms.

“Mortgage Loan”:  The mortgage loans sold by the Depositor to the Trust as listed on the Mortgage Loan Schedule to the Trust Agreement.  Unless the context indicates otherwise the term “Mortgage Loan” includes any REO Property held by the Trust.

“Mortgage Loan File”:  With respect to each Mortgage Loan, unless otherwise provided in the Trust Agreement, collectively, the following documents, together with any other Mortgage Loan documents held by the Issuing Entity or the related Custodian with respect to such Mortgage Loan:

(a)           The original executed mortgage note endorsed, “Pay to the order of ________________ or in the name of the [Delaware] Trustee, [            ], as trustee under a Master Servicing and Trust Agreement, dated as of [  ], 20[  ], without recourse”, and signed in the name of the Seller (or an affiliate of such Seller, if applicable) by an officer of such Seller (or an affiliate of such Seller, if applicable)[, or if the original executed mortgage note is lost, and if permitted by the related Servicing Agreement, a Lost Document Affidavit with a copy of the original mortgage note attached]; provided that unless otherwise provided in the related Sale and Servicing Agreement or if the mortgage note has been left blank, the words “[            ], as trustee under a Master Servicing and Trust Agreement, dated as of [  ], 20[  ]” shall be inserted into the blank; and provided that the mortgage note shall include all intervening original endorsements showing a complete chain of title from the originator to such Seller (or an affiliate of such Seller, if applicable);

(b)           The original executed Mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon;

(c)           Except for Mortgage Loans registered on MERS, The original assignment of each Mortgage from the related Seller (or its affiliate, if applicable) delivered in blank in recordable form;

(d)           The original or copy of a policy of title insurance, a certificate of title, or attorney’s opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan;

(e)           Except for Mortgage Loans originated through MERS, originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable;

(f)           Originals of all modification agreements, or certified copies thereof, in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement;

(g)           To the extent applicable, an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney; and

(h)           An original or copy of any surety agreement or guaranty agreement.

Notwithstanding the foregoing, with respect to any power of attorney, mortgage, assignment, intervening assignment, assumption agreement, modification agreement or deed of sale for which a certified copy is delivered in accordance with the foregoing, the copy must be certified as true and complete by the appropriate public recording office, or, if the original has been submitted for recording but has not yet been returned from the applicable recording office, an officer of the Seller (or a predecessor owner, a title company, closing/settlement/escrow agent or company or closing attorney) must certify the copy as a true copy of the original submitted for recordation.  Copies of blanket intervening assignments, however, need not be certified.

“Mortgage Loan Schedule”:  The list of Mortgage Loans sold by the Depositor to the Trust, which Schedule is attached to the Trust Agreement and to the applicable Custody Agreement, and which shall set forth for each Mortgage Loan the following information:

(a)   the Originator’s loan number;

(b)   the Borrower’s name;

(c)   the original principal balance;

(d)   the Scheduled Principal Balance as of the close of business on the Cut off Date;

(e)   the maturity date of the mortgage loan; and

(f)   the mortgage loan interest rate;

together with such additional information as may be reasonably requested by the Securities Administrator or the Master Servicer.

“Mortgagor”:  Borrower.

“Net Rate”:  Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the Mortgage Interest Rate of that Mortgage Loan less the Administrative Cost Rate applicable thereto.

“[Non-AP] Pool Balance”: The Applicable Fractions allocable to the related Class of Class [   ] Certificates.

“Non-U.S. Person”:  A foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (iii) an estate that is subject to United States federal income tax regardless of the source of its income or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates.

“Non-U.S. Person Affidavit”:  An affidavit substantially in the form of Exhibit G-1 hereto.

“Note”:  A manually executed written instrument evidencing the Borrower’s promise to repay a stated sum of money, plus interest, to the holder of the Note by a specific date according to a schedule of principal and interest payments.

“Opinion of Counsel”:  A written opinion of counsel, who may be counsel for the Depositor or a Servicer, acceptable to the [Delaware] Trustee, the Securities Administrator, the Master Servicer and the Servicer, as applicable.  An Opinion of Counsel relating to tax matters must be an opinion of Independent counsel.

“Originator”:  Any other originator contemplated by Item 1110 (ss. 229.1110) of Regulation AB.

“Paying Agent”:  The paying agent appointed pursuant to Section 5.08 hereof.

“Payoff”:  Any payment or other recovery of principal on a Mortgage Loan equal to the Unpaid Principal Balance of such Mortgage Loan, received in advance of the last scheduled Due Date, including any prepayment penalty or premium thereon, which is accompanied by an amount of interest representing scheduled interest from the Due Date interest was last paid by the Mortgagor to the date of such prepayment.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Percentage Interest”:  With respect to any Certificate to which principal is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Balance of such Certificate and the denominator of which is the aggregate Certificate Balance of all of the Certificates of such Class as of the Closing Date.  With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

“Permitted Investments”:  Permitted Investments shall consist of the following:

(i)   direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)   repurchase obligations (the collateral for which is held by a third party, the [Delaware] Trustee or the Securities Administrator, or any of their respective affiliates) with respect to any security described in clause (i) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest long-term unsecured debt rating categories;

(iii)   certificates of deposit, time deposits and bankers’ acceptances of any bank or trust company (including the [Delaware] Trustee or the Securities Administrator or an affiliate of either) incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories;

(iv)   commercial paper (having original maturities of not more than 270 days) of any corporation (including an affiliate of the [Delaware] Trustee or the Securities Administrator) incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured debt rating available (i.e., “P-1” by Moody’s Investors Service, Inc., “A-1+” by Standard & Poor’s Ratings Services and “F1+” by Fitch, if rated by such rating agency);

(v)   money market funds administered by the [Delaware] Trustee or the Securities Administrator or any of their respective affiliates provided that such money market funds are rated by each Rating Agency (i) in its highest short-term unsecured debt rating category available (i.e., “P-1” by Moody’s Investors Service, Inc. “A-1+” by Standard & Poor’s Ratings Services and “F-1+” by Fitch, Inc.) or (ii) in one of its two highest long-term unsecured debt rating categories; and

(vi)   any other demand, money market or time deposit or obligation, or interest-bearing or other security or investment as would not affect the then current rating of the Certificates by any Rating Agency (which shall include money market funds rated in the highest long-term rating category with portfolios consisting solely of obligations in clauses (i) through (iv) above);

provided, however, that no investment described above shall constitute a Permitted Investment (A) if such investment evidences either the right to receive (i) only interest with respect to the obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations or (B) if such investment is not a “permitted investment” for purposes of the REMIC Provisions; and provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures no later than the Business Day immediately preceding the Distribution Date or the Master Servicer Remittance Date, as applicable, on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, no later than such Distribution Date).  Neither the Securities Administrator nor the Master Servicer shall sell or permit the sale of any Permitted Investment unless they shall have determined that such a sale would not result in a prohibited transaction in which a gain would be realized under the REMIC Provisions.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  Any employee benefit plan or retirement arrangement, including individual retirement accounts, educational savings accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

“Plan Asset Regulations”:  The Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, as amended from time to time.

“Plan Investor”:  Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan.

“Prepayment Period”:  Unless otherwise specified in the Trust Agreement, with respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Interest Shortfall”:  With respect to any Distribution Date and (x) any Principal Prepayment Amount, the difference between (i) one full month’s interest at the applicable Mortgage Interest Rate (after giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment Amount.

“Prime Rate”:  With respect to any Distribution Date, the rate published as the “Prime Rate” in the “Money Rates” section or other comparable section of The Wall Street Journal on such date.  In the event The Wall Street Journal publishes a prime rate range, the average of that range, as determined by the Securities Administrator, shall be the Prime Rate.  In the event The Wall Street Journal no longer publishes a “Prime Rate” entry, the Securities Administrator shall designate a new methodology for determining the Prime Rate based on comparable data.

“Principal Prepayment Amount”:  As defined in the Trust Agreement.

“Private Residual Certificate”:  Any Class of Certificates designated as such in the Trust Agreement.

“Private Certificate”:  Any Class of Certificates designated as such in the Trust Agreement.

“Purchase Price”:  With respect to a Mortgage Loan purchased from the Trust, an amount equal to the Scheduled Principal Balance of the Mortgage Loan, plus accrued and unpaid interest thereon at the Mortgage Interest Rate to the last day of the month in which the purchase occurs, [plus the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan, and less any amounts received in respect of such Mortgage Loan and being held in the Collection Account].

“Purchaser”:  The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

“QIB Certificate”:  As defined in Section 5.5(a), a Rule 144A Agreement or a certificate substantially to the same effect.

“Qualification Defect”:  With respect to a Mortgage Loan, (a) a defective document in the Mortgage Loan File, (b) the absence of a document in the Mortgage Loan File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the applicable Seller or Servicer or the Depositor but only if the affected Mortgage Loan would cease to qualify as a “qualified mortgage” for purposes of the REMIC Provisions.  With respect to a REMIC Regular Interest or a mortgage certificate described in Section 860G(a)(3) of the Code, the failure to qualify as a “qualified mortgage” for purposes of the REMIC Provisions.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause (a)(1) of Rule 144A.

“Rating Agency”:  Any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated one or more Classes of the Certificates at the request of the Depositor and identified in the Trust Agreement.  If such agency or a successor is no longer in existence, the “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Securities Administrator.  References herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

“Realized Loss”:  A Liquidation Loss, a Modification Loss or a Bankruptcy Loss, in each case, to the extent not covered by Insurance Proceeds.

“Record Date”:  Shall have the meaning set forth in the Trust Agreement.

“Reference Banks”: Four major banks in the London interbank market selected by the Securities Administrator.

“Regular Interest”:  An interest in a REMIC that is designated in the Trust Agreement as a “regular interest” under the REMIC Provisions.

“Regular Certificate”:  Any Certificate other than a Residual Certificate or Class X Certificate and that represents a Regular Interest in a REMIC or a combination of Regular Interests in a REMIC.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”:  The Servicing Criteria applicable to each party, as set forth on Exhibit J attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“REMIC”:  With respect to each Trust, each real estate mortgage investment conduit, within the meaning of the REMIC Provisions, for such Trust.

“REMIC Provisions”:  Provisions of the Code relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, related Code provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The report (either a data file or hard copy) that is prepared by each Servicer for the Master Servicer which contains the information specified in Schedule III hereto.

“REO Disposition”:  The receipt by the applicable Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which the Servicer recovers from the sale or other disposition of an REO Property.

“REO Property”:  Mortgaged Property acquired by the Trust in foreclosure or similar actions.

“Reportable Event”:  As defined in Section 3.02.

“Reporting Servicer”:  As defined in Section 3.02.

“Request for Release”:  A request signed by an Officer of the Servicer, requesting that the Issuing Entity (or applicable Custodian) release the Mortgage Loan File to such Servicer for the purpose set forth in such release, in accordance with the terms of the Servicing Agreement and these Standard Terms.

“Reserve Fund”:  Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (a) the Certificate Account, Distribution Account, the Master Servicer Account and Termination Account and (b) any other fund that is expressly excluded from a REMIC.

“Residual Certificate”:  The Class R1 and Class R2 Certificates designated as such in the Trust Agreement.

“Residual Interest”:  An interest in a REMIC that is designated as a “residual interest” under the REMIC Provisions.

“Residual Transferee Agreement”:  An agreement substantially in the form of Exhibit F hereto.

“Responsible Officer”:  When used with respect to the [Delaware] Trustee or the Securities Administrator, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary in the Corporate Trust Office of the [Delaware] Trustee or the Securities Administrator, as the case may be, or any other officer of the [Delaware] Trustee or the Securities Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers and having direct responsibility for the administration of this Agreement, and also to whom with respect to a particular corporate trust matter such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; provided, however, when used with respect to the Master Servicer, any senior vice president, any assistant vice president, any trust officer, or any other officer of the Master Servicer customarily performing functions similar to those performed by any such named officer and having direct responsibility for the master servicing of the Mortgage Loans under this Trust Agreement.  With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or controller.

“Rule 144A”:  Rule 144A promulgated by the Commission under the Securities Act, as the same may be amended from time to time.

“Rule 144A Agreement”:  An agreement substantially in the form of Exhibit C hereto.

“Rule 144A Certificates”:  Any Class of Certificates designated as such in the Trust Agreement.

“Sale Agreement”:  The Sale and Servicing Agreement or Sale and Servicing Agreements, as defined in the Trust Agreement.

“Sarbanes-Oxley Act”:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”:  A written certification covering the activities of all Servicing Function Participants that complies with (i) the Sarbanes-Oxley Act, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

“Scheduled Principal Balance”:  For any Mortgage Loan as of any Due Date subsequent to the Cut-Off Date up to and including the date on which such Mortgage Loan is finally liquidated or repurchased from the Issuing Entity, the scheduled principal balance thereof as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (i) the principal portion of all Monthly Payments due on or before such Due Date, whether or not paid by the Borrower or advanced by a Servicer, the Master Servicer, the Securities Administrator or an Insurer, net of any portion thereof that represents principal due on a Due Date occurring on or before the date on which such proceeds were received, (ii) the principal portion of all Prepayments, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and Payoffs received on or before the last day of the Prepayment Period preceding such date of determination, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

“Securities Account”:  As set forth in the Trust Agreement.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securities Administrator”:  As set forth in the Trust Agreement.

“Securities Intermediary”:  As set forth in the Trust Agreement.

“Seller”:  The Loan Seller or Loan Sellers identified in the Trust Agreement.

“Senior Collateral Group Percentage”:  The percentage, if any, calculated as set forth in the Trust Agreement.

“Senior Prepayment Percentage”:  The percentage, if any, calculated as set forth in the Trust Agreement.

“Series”:  A group of Certificates issued by a separate Trust.

“Servicemembers’ Shortfall”:  Interest losses on a Mortgage Loan resulting from application of the Servicemembers’ Civil Relief Act, as amended.

“Servicer”:  The Servicer or Servicers identified in the Servicing Agreement or Agreements.

“Service(s)(ing)” With respect to Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB.  Any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicer Compensation”:  The Servicing Fee and any additional compensation as specified in the Servicing Agreement or Agreements.

“Servicer Event of Default”:  With respect to each Servicer, shall have the meaning set forth in the applicable Servicing Agreement.

“Servicer Mortgage Loan File”:  With respect to each Mortgage Loan, the related Mortgage File, as that term is defined in the related Servicing Agreement.

“Servicer Remittance Date”:  Shall mean the 18th day of each month or, if such day is not a Business Day, the immediately preceding Business Day, or such other day as set forth in the related Sale and Servicing Agreement.

“Servicing Agreement”:  The Sale and Servicing Agreement or Sale and Servicing Agreements, as defined in the Trust Agreement.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”:  Unless otherwise provided in the Trust Agreement, in any month, an amount equal to one-twelfth of the Servicing Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding a Distribution Date without taking into account any payment of principal due or made on such Due Date.

“Servicing Fee Rate”:  The rate or rates specified as such in the applicable Servicing Agreement.

“Servicing Function Participant”:  Any Subservicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer and the Securities Administrator, that is participating in the “servicing function” within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

“Shortfall”:  Month End Interest Shortfall and Servicemembers’ Shortfall.

“Special Tax Consent”:  The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder’s Residual Certificate.

“Special Tax Opinion”:  An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the “regular interests” therein under the REMIC Provisions, (b) affect the payment of interest or principal on the Regular Interests, or (c) result in the encumbrance of the Mortgage Loans by a tax lien.

“Standard Terms”:  These Standard Terms, as amended or supplemented, incorporated by reference in a Trust Agreement.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) or Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer or related Subservicer.

“Subservicer”:  Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions require to be performed by a Servicer under the applicable Servicing Agreement that are identified in Item 1122(d) of Regulation AB.

“Supplemental Trust Agreement”:  Any Supplemental Trust Agreement by and between the [Delaware] Trustee, the Master Servicer and the Securities Administrator.

“Tax Matters Person”:  The Securities Administrator which will act as tax matters person (within the meaning of the REMIC Provisions) of a REMIC.

“Terminating Purchase”:  The purchase of all Mortgage Loans and each REO Property owned by a Trust pursuant to Section 10.02 hereof.

“Termination Account”:  An escrow account maintained by the Securities Administrator into which any Trust funds not distributed on the Distribution Date on which the earlier of (a) a Terminating Purchase or (b) the final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited.  The Termination Account shall be an Eligible Account.

“Termination Price”:  With respect to the Mortgage Loans in a Loan Group or in the aggregate, as applicable, an amount equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of each Mortgage Loan (other than Liquidated Mortgage Loans) in the related Loan Group or in the aggregate, as applicable, remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Mortgage Interest Rate and the amount of any outstanding Servicing Advances on such Mortgage Loans to the Due Date in the month in which the Termination Price is distributed to Certificateholders, less Bankruptcy Losses that would otherwise have been allocated to the Certificates and (ii) the lesser of (A) the Scheduled Principal Balance of the Mortgage Loan in the related Loan Group or in the aggregate, as applicable, for each REO Property or other property remaining in the Trust, plus accrued interest thereon at the Mortgage Interest Rate [(less the related Servicing Fee Rate)] to the Due Date in the month in which the Termination Price is distributed to Certificateholders, and (B) the sum of the aggregate fair market value of any such REO Property and all other property of the Trust with respect to the Mortgage Loans in the related Loan Group or in the aggregate, as applicable, and (b) the aggregate fair market value of all of the Mortgage Loans in the related Loan Group or in the aggregate, as applicable, remaining in the Trust on the date of such purchase, plus all REO Property and any other property remaining in the Trust on the date of such purchase.  The respective amounts under clause (a)(ii)(B) and clause (b) above shall be determined by the Securities Administrator in consultation with the [Initial Purchaser] (or, if the [Initial Purchaser] is unwilling or unable to serve in that capacity, a financial advisor selected by the Securities Administrator in a commercially reasonable manner, whose fees will be an expense of the Depositor (or other party causing the Termination Purchase)), based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.03; provided, however, that in determining such aggregate fair market value, the Securities Administrator shall be entitled to conclusively rely on such bids or the opinion of a nationally recognized investment banker (the fees of which shall be an expense of the Trust).  The fair market value of the REO Property and other property of the Trust shall be based upon the inclusion of (i) accrued interest to the last day of the month in which the Termination Price is distributed to the Certificateholders, at the applicable Mortgage Interest Rate [(less the related Servicing Fee Rate)] on the Scheduled Principal Balance of each Mortgage Loan related to an REO Property and (ii) the amount of any costs and damages incurred by the Trust with respect to the Mortgage Loans in the related Loan Group or in the aggregate, as applicable, as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loans in the related Loan Group or in the aggregate, as applicable, remaining in the Trust.

“TIA”: As defined in Section 13.01 hereof.

“TIA Applicability Determination”: As defined in Section 13.01 hereof.

“Transferee Agreement”:  An agreement substantially in the form of Exhibit D hereto.

“Trust”:  The trust formed pursuant to the Trust Agreement.

“Trust Agreement” or this “Agreement”:  The Master Servicing and Trust Agreement, dated as of [  ], 20[  ], among the Depositor, the Custodians, the Master Servicer, the Securities Administrator and the [Delaware] Trustee relating to the issuance of Certificates, and into which these Standard Terms are incorporated by reference.

“Trust Estate”:  The segregated pool of assets sold and assigned to the [Delaware] Trustee for the benefit of the Certificateholders by the Depositor pursuant to the conveyance clause of the Trust Agreement.

“Trust Receipt”:  A certification as to the completeness of each Mortgage Loan File substantially in the form of Exhibit A hereto provided by the Custodian pursuant to Section 2.02 hereof.

“[Delaware] Trustee”:  The bank or trust company identified as the [Delaware] Trustee in the Trust Agreement, and its successors and assigns.

“Trustee Advance”:  Not applicable.

“Trustee Fee”:  Not applicable.

“Trustee Fee Rate”:  Not applicable.

“UCC”:  The Uniform Commercial Code as in effect in the jurisdiction that governs the interpretation of the substantive provisions of the Trust Agreement, as such Uniform Commercial Code may be amended from time to time.

“Underlying MBS”:  As set forth in the Trust Agreement.

“Unpaid Principal Balance”:  With respect to any Mortgage Loan, the outstanding principal balance payable by the related Borrower under the terms of the Note.

“U.S. Person”:  A Person other than a Non-U.S. Person.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  Unless otherwise provided in the Trust Agreement, (a) if any Class of Certificates does not have a Certificate Balance or has an initial Certificate Balance that is less than or equal to 1% of the aggregate Certificate Balance of all of the Certificates, then 1% of Voting Rights shall be allocated to each Class of such Certificates having no Certificate Balance or a Certificate Balance equal to or less than 1% of the aggregate Certificate Balance of all Certificates; provided, however, that each class of Residual Interest Certificateholders in a multiple REMIC Series shall be treated as a separate Class of Certificateholders, and the balance of Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Balances following the most recent Distribution Date, and (b) if no Class of Certificates has an initial Certificate Balance less than 1% of the aggregate Certificate Balance, then all of the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate Balances following the most recent Distribution Date.  Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

“Withholding Agent”:  The Securities Administrator or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under Sections 1441 and 1442 of the Code and the Treasury regulations thereunder.

ARTICLE II
MORTGAGE LOAN FILES
Section 2.01   Mortgage Loan Files.

Pursuant to the Trust Agreement, the Depositor has sold to the [Delaware] Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, any and all rights, privileges and benefits accruing to the Depositor under each Assignment Agreement, each Sale Agreement, and each Servicing Agreement with respect to the Mortgage Loans, including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement.  Such assignment includes all of the Depositor’s rights to Monthly Payments on the Mortgage Loans due after the Cut-off Date, and all other payments of principal (and interest) made on or after the Cut-off Date that are reflected in the initial aggregate Certificate Balance for a Trust.

In connection with such transfer and assignment, the Depositor shall deliver, or has caused to be delivered, to the [Delaware] Trustee or the Custodian on or before the Closing Date, with respect to each Mortgage Loan, the Mortgage Loan File that was delivered to such Custodian by the Servicer.  If any Mortgage or an assignment of a Mortgage to the [Delaware] Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Depositor shall cause each such original recorded document or certified copy thereof, to be delivered to the [Delaware] Trustee or the related Custodian promptly following its recordation and return to the Depositor.

The Depositor hereby directs the [Delaware] Trustee and the Securities Administrator, not in their individual capacities but solely in such capacities, to enter into the Supplemental Trust Agreement, to make any representations and warranties of such party set forth therein and to perform their respective obligations thereunder.

Section 2.02   Acceptance by the [Delaware] Trustee.

(a)   By its execution of the Trust Agreement, the [Delaware] Trustee acknowledges and declares that it or the Custodian holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to it or any such Custodian from time to time with respect to a Mortgage Loan and all assets included in the definition of “Trust Estate” in the Trust Agreement in trust for the exclusive use and benefit of all present and future Certificateholders.  The [Delaware] Trustee represents and warrants that (i) it acquired the Mortgage Loans on behalf of the Trust from the Depositor in good faith, for value, and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA) (it being understood that the [Delaware] Trustee has not undertaken searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement, and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

(b)   The Custodian has reviewed, for the benefit of the Certificateholders and the parties hereto, each Mortgage Loan File and has delivered to the [Delaware] Trustee (with a copy to the Depositor) on the Closing Date a Trust Receipt, in the form annexed hereto as Exhibit A (the “Trust Receipt”) with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto (the “Exceptions List”):

(i)   all documents required to be delivered to it pursuant to clause (a) through (e) and (g) of the definition of Mortgage Loan File are in the [Delaware] Trustee’s or Custodian’s possession, provided that,

(A)   the Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Mortgage Loan File, and

(B)   the Custodian shall have no obligation to determine whether recordation of any such modification is necessary;

(ii)   all documents have been examined by the Custodian and appear regular on their face and to relate to the Mortgage Loans;

(iii)   based only on such Custodian’s examination of the foregoing documents, the information set forth on the Mortgage Loan Schedule representing each Mortgage Loan accurately reflects the Originator loan number, the borrower’s name, the original principal balance, the maturity date of the mortgage loan and the mortgage loan interest rate; and

(iv)   that each mortgage note has been endorsed and each assignment of mortgage has been assigned as described in the definition of Mortgage Loan File, provided that the Custodian shall have no obligation to confirm that the assignments are in recordable form.

In making the verification required by this Section 2.02(b), the Custodian has conclusively relied on the Mortgage Loan Schedule attached hereto, and the Custodian shall have no obligation to independently verify the correctness of such Mortgage Loan Schedule.

(c)   It is understood that before delivering the Trust Receipt, the Custodian, on behalf of the [Delaware] Trustee, has examined the Mortgage Loan Documents to confirm the following (and shall report any exceptions to these confirmations in the Exceptions Report attached to the Trust Receipt):

(i)   each mortgage note, mortgage, guaranty and deed of sale bears a signature or signatures that appear on their face to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

(ii)   the mortgage and the assignment include the endorsement required pursuant to clause (a) of the definition of Mortgage Loan File;

(iii)   the principal amount of the indebtedness secured by the mortgage is identical to the original principal amount of the mortgage note;

(iv)   the interest rate shown on the Mortgage Loan Schedule is identical to the interest rate shown on the mortgage note;

(v)   the assignment of the mortgage from the related Seller (or its affiliate, if applicable) to the [Delaware] Trustee is in the form required pursuant to clause (c) of the definition of Mortgage Loan File, and bears the signature of the related Seller (or its affiliate, if applicable) that appears to be an original or, if photocopies are permitted, such copies bear a reproduction of such signature or signatures; and

(vi)   if intervening assignments are included in the Mortgage Loan File, each such intervening assignment bears the signature of the mortgagee and/or the Purchaser (and any subsequent assignors) that appears to be an original or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures.

(d)   On or before [  ] 20[  ], each Custodian shall deliver to the [Delaware] Trustee (or any assignee of the [Delaware] Trustee) a Final Certification in the form of Exhibit B evidencing the completeness of such Mortgage Loan File for each related Mortgage Loan (provided, however, that such Custodian shall not be required nor does it intend to re-examine the contents of the Mortgage Loan File for any of the Mortgage Loans in connection with entering into this Agreement).  An updated exceptions report for the Mortgage Loans is attached to such Custodian’s Final Certification to be delivered under this Section 2.02.

(e)   Upon the written request of a Servicer, the Depositor or the [Delaware] Trustee, no later than the fifth Business Day of each month, commencing in [         ] 20[  ], each Custodian shall deliver to each related Servicer (or such other party responsible for recordation of any mortgages and/or assignments as specified in the related Sale and Servicing Agreement), GS Mortgage Securities Corp., as depositor, and the [Delaware] Trustee in hard copy format (and if requested, in electronic format), the exceptions list required by this Section 2.02, updated to remove exceptions cured since the date on which the applicable Custodial Receipt was issued.  In addition, such monthly reports shall list any document with respect to which the applicable Seller delivered a copy certifying that the original had been sent for recording, until such time as the applicable Seller delivers to the applicable Custodian the original of such document or a copy thereof certified by the appropriate public recording office.  The Data Collection Schedule shall not be included unless specifically requested in advance by such Servicer, the Depositor or the [Delaware] Trustee.  Neither Custodian shall be under a duty to review, inspect or examine such documents to determine that any of them are genuine, recordable, enforceable or appropriate for their prescribed purpose.  During the term of this Agreement, in the event a Custodian discovers any nonconformity with the review set forth in this Section 2.02 with respect to such Mortgage Loan Files, such Custodian shall give written notice of such defect to such Servicer, the Depositor and the [Delaware] Trustee.

(f)   In lieu of taking possession of the Mortgage Loan Files and reviewing such files itself, the [Delaware] Trustee shall, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Mortgage Loan Files on its behalf and to review them as provided in this Section 2.02.  The Depositor shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to the Custodian that would otherwise be deliverable to the [Delaware] Trustee.  In such event, the [Delaware] Trustee shall obtain from each such Custodian, within the specified times, the Trust Receipt and the Final Certifications with respect to those Mortgage Loans held and reviewed by such Custodian and may deliver (or cause the Custodian to deliver) such Certifications and electronically deliver Reports to the Depositor in satisfaction of the [Delaware] Trustee’s obligation to prepare such Certifications and Reports (it being understood that absent actual knowledge to the contrary, the [Delaware] Trustee may conclusively rely on the certifications provided by such Custodian).  The [Delaware] Trustee shall notify the Custodian of any notices delivered to the [Delaware] Trustee with respect to those Mortgage Loan Files.

Section 2.03   Purchase of Mortgage Loans by a Servicer, a Seller, GSMC or the Depositor.

[TO BE INSERTED]

Section 2.04   Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the [Delaware] Trustee that as of the Closing Date or as of such other date specifically provided herein:

(a)   The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

(b)   The Trust Agreement has been duly executed and delivered by the Depositor, and, assuming due authorization, execution and delivery by the [Delaware] Trustee, the Securities Administrator and the Master Servicer, constitutes a legal, valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)   The execution, delivery and performance by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

(d)   The execution and delivery of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery by the Depositor of the Trust Agreement, nor the consummation by the Depositor of the transactions therein contemplated, nor consummation of the transactions therein contemplated, nor compliance by the Depositor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Depositor or any law, governmental rule or regulation or any judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound;

(e)   There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially adversely affect its ability to perform its obligations under the Trust Agreement;

(f)   Except for the sale to the [Delaware] Trustee, the Depositor has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein;

(g)   The Depositor has acquired its ownership in the Mortgage Loans in good faith and without notice of any adverse claim;

(h)   The Depositor has not canceled, satisfied or subordinated in whole or in part, or rescinded any Mortgage, and the Depositor has not released any Mortgaged Property from the lien of the related mortgage, in whole or in part, nor has the Depositor executed an instrument that would effect any such release, cancellation, subordination or rescission (except in connection with an assumption agreement or other agreement offered by the related federal insurer, to the extent such approval was required); and

(i)   The Securities Account constitutes a “securities account” (as defined in Section 8-501(a) of the UCC).  The Underlying MBS has been credited to the Securities

Account.  The Securities Intermediary has agreed to treat all assets credited to the Securities Account as “financial assets” (as defined in Section 8-102(a)(9) of the UCC).

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Loan Files to the Issuing Entity (or the Custodian) and shall inure to the benefit of the [Delaware] Trustee notwithstanding any restrictive or qualified endorsement or assignment.  Upon the discovery by the Depositor, the Master Servicer, the Securities Administrator or the [Delaware] Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to the Trust Agreement, and in no event later than two Business Days from the date of such discovery.  [It is understood and agreed that the obligations of the Depositor set forth in Section 2.03(d) to cure or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the [Delaware] Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.]  It is further understood and agreed that the Depositor shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by the Servicer in any Servicing Agreement or the Seller in any Sale Agreement assigned to the Issuing Entity.

It is understood and agreed that the Depositor has made no representations or warranties to the Trust other than those contained in this Section 2.04 and any Assignment Agreement.  [GSMC has made no representations or warranties to the Trust other than those in any Assignment Agreement, or in any Sale Agreement under which GSMC is acting as Seller, and no other Affiliate of the Depositor has made any representations or warranty of any kind to the [Delaware] Trustee.]  Neither the Depositor, GSMC, nor any of the directors, officers, employees or agents of either such entity shall be under any liability to the Trust or the Certificateholders and all such Persons shall be indemnified and held harmless by the Trust for any claims, losses, penalties, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Persons may sustain as a result of or arising out of or based upon any breach of a representation, warranty or covenant made by any Servicer or Seller or any failure by any Servicer or Seller to perform its obligations in strict compliance with the terms of the related Servicing or Sale Agreement or the failure of the Securities Administrator or the [Delaware] Trustee to perform its duties hereunder; provided, however, that this provision shall not protect the Depositor against any breach of warranties or representations made in Section 2.04 herein, or the Depositor against any breach of representations or warranties made in any Assignment Agreement or Sale Agreement.

Section 2.05   [Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition.

The [Delaware] Trustee shall promptly notify [the Controlling Holder,] the Master Servicer and the Securities Administrator in writing if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain.  The [Master Servicer][Controlling Holder] shall, or shall cause the related Servicer to, obtain a valuation on the related property in the form of a Broker Price Opinion or another valuation method that such Servicer deems appropriate.  The [Controlling Holder, the]

[Delaware] Trustee or the Securities Administrator shall also notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation of the related property obtained.  The [Delaware] Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of a [majority] of the Voting Rights of the Certificates.  In connection with any such action, the [Delaware] Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by a [majority] of the Voting Rights of the Certificates.  If the [Delaware] Trustee recovers any such fees, costs and expenses, it shall reimburse such amounts to such Certificateholders unless the a [majority] of the Voting Rights of the Certificates has not satisfied its obligations to pay the fees, costs, expenses and indemnities of the [Delaware] Trustee in taking such action, in which case such amounts shall be retained by the [Delaware] Trustee for such purpose.  To the extent not reimbursed by the governmental entity or the Certificateholders, the [Delaware] Trustee shall be reimbursed by the Issuing Entity.  [Any such amounts shall (i) be deducted from the Available Distribution Amount for the next succeeding Distribution Date, (ii) shall not be included in the calculation of the Available Distribution Amount on such Distribution Date and (iii) shall be transferred by the Securities Administrator to the [Delaware] Trustee on such Distribution Date in reimbursement of such amounts.]

Section 2.06   [Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)   [Reserved].

(b)   By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Assignment Agreement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the [Delaware] Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the [Delaware] Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)    Each of the Master Servicer, the Securities Administrator and the [Delaware] Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the [Delaware] Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or the Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder; provided, further, that the Master Servicer and the Securities Administrator shall only be required to provide to the Controlling Holder any information it actually has in its possession.

(d)   The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the [Delaware] Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the [Delaware] Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the [Delaware] Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)   If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the [Delaware] Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the [Delaware] Trustee.]

ARTICLE III
ADMINISTRATION OF THE TRUST
Section 3.01   The Collection Accounts; the Master Servicer Account; the Distribution Accounts and the Certificate Account.

(a)   Servicer and Master Servicer Remittances.

(i)   On or prior to the Closing Date, the Servicers shall have established one or more separate Collection Accounts as provided in the related Servicing Agreement, each of which shall be an Eligible Account.  All Monthly Payments and other amounts collected by each Servicer on the Mortgage Loans, shall, to the extent provided in the related Servicing Agreement, be deposited by such Servicer within one Business Day of receipt (or within two Business Days in the case of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds) into the related Collection Account.

(ii)   On each Servicer Remittance Date, each Servicer is required to remit to the Master Servicer all payments received during the related Due Period or Prepayment Period in respect of the Mortgage Loans serviced by it, less certain deductions as described herein and in each Servicing Agreement.  The Master

Servicer will establish and maintain a separate account for the benefit of the Issuing Entity (the “Master Servicer Account”) which account shall be an Eligible Account for so long as [  ] is both the Master Servicer and the Securities Administrator.  The amounts remitted by the Servicers to the Master Servicer on each Servicer Remittance Date shall be credited to the Master Servicer Account.

(iii)   On each Master Servicer Remittance Date, the Master Servicer shall remit to the Securities Administrator the amounts received from the Servicers on the related Servicer Remittance Date, net of the Master Servicing Fee and any other fees and expenses and other amounts payable to the Master Servicer hereunder.  The amounts remitted by the Master Servicer to the Securities Administrator will be credited to the REMIC I Distribution Account which will be established and maintained by the Securities Administrator.

(iv)   On each Distribution Date, amounts on deposit in the REMIC I Distribution Account (net of any expenses payable to the Securities Administrator under Section 11.04 hereof or to the [Delaware] Trustee under Section 9.05 hereof) will be allocated by the Securities Administrator to pay amounts due on the REMIC I Interests, in accordance with Section 3.01 of the Trust Agreement.  Such amounts will then be passed through the REMIC II Distribution Account and to the Certificate Account for distribution to the Certificateholders in accordance with Section 3.01 of the Trust Agreement.

(b)   Accounts.  The Securities Administrator shall establish and maintain one or more Eligible Accounts in its own name in trust for the benefit of the Certificateholders.  The account held by the REMIC that directly owns the Mortgage Loans shall be the “REMIC I Distribution Account” which account may be a sub-account of the Certificate Account and the account held by the REMIC that owns all interests in REMIC I shall be the “REMIC II Distribution Account” which account may be a sub-account of the Certificate Account.  In addition, the Securities Administrator shall establish and maintain an account for the benefit of the Certificateholders into which it shall deposit all amounts to be distributed on each Distribution Date (the “Certificate Account”).  Each account shall be an Eligible Account.  On each Distribution Date, the Securities Administrator shall deposit into the REMIC I Distribution Account the following amounts, to the extent not previously deposited therein:

(i)   all amounts remitted by the Master Servicer to the Securities Administrator pursuant to Section 3.01(a)(iii);

(ii)   all Monthly Advances made pursuant to Section 3.05; and

(iii)   the amount (if any) required to effect a redemption in accordance with the terms of the Trust Agreement and received from the Master Servicer or the Depositor.

(c)   Deposits.  In the event a Servicer or the Securities Administrator has remitted to the Master Servicer Account or to the REMIC I Distribution Account,

respectively, in error, any amount not required to be remitted in accordance with the definition of Available Distribution Amount, either may at any time direct the Master Servicer or the Securities Administrator, as applicable, to withdraw such amount from such account for repayment to the Servicer or Master Servicer, as applicable, by delivery of an Officer’s Certificate to the Master Servicer or the Securities Administrator which describes the amount deposited in error and the Master Servicer or the Securities Administrator, as applicable, shall withdraw such amount from the Master Servicer Account or the REMIC I Distribution Account, as applicable, and pay such amount as directed, but only to the extent it agrees that the amount so described was deposited in error.

(d)   Withdrawal.  On each Distribution Date, the Securities Administrator shall transfer the Available Distribution Amount on deposit in the REMIC I Distribution Account to the REMIC II Distribution Account and then to the Certificate Account in accordance with the amounts set forth in the statement prepared pursuant to Section 4.01 and shall distribute such amounts to holders of the Regular Interests and Residual Interest of the applicable REMICs, in accordance with Article III of the Trust Agreement, in the order of priority set forth therein.

(e)   Accounting.  The Master Servicer shall keep and maintain separate accounting (to the extent provided to it by each Servicer), on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Master Servicer Account.  No later than 21 days after each Distribution Date, the Master Servicer shall, upon written request, forward to the Depositor and the Securities Administrator, a statement setting forth the balance of the Master Servicer Account as of the close of business on the last day of the month of the Distribution Date and showing, for the one calendar month covered by the statement, any deposits and or withdrawals from the Master Servicer Account.

(f)   Investments by the Master Servicer or the Securities Administrator.  Any investment by the Master Servicer or the Securities Administrator of amounts received hereunder shall be in Permitted Investments only.  All income and gain realized from any such investment of amounts in the Master Servicer Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal on order from time to time, and shall not be part of the Trust Estate.  All income and gain realized from any such investment of amounts in the Certificate Account shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal on order from time to time.  In the event of a loss or reduction in the amount to be remitted by the Master Servicer to the Securities Administrator on the Master Servicer Remittance Date or the amount to be remitted by the Securities Administrator on the Distribution Date because of a loss on a Permitted Investment, the Master Servicer or the Securities Administrator, as applicable, shall be required to deposit the amount of such loss into the Master Servicer Account or the Certificate Account, as applicable, within one Business Day of realization of such loss from its own funds without reimbursement.

(g)   Compensating Interest.  The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent such Compensating Interest Payment is not actually made by a Servicer on the applicable Servicer Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

Section 3.02 Filings with the Commission.

(a)   The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Additional Servicer engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 20[__], an officer’s certificate stating, as to the signer thereof, that (i) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such officer’s certificate, the Depositor shall review such officer’s certificate and consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement The Master Servicer shall include such annual statements of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

(b)   The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter within four Business Days after the occurrence of an event requiring disclosure in a current report on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Master Servicer shall sign on behalf of the Depositor and the Securities Administrator shall prepare and file with the Commission any Form 8-K, as required by the Exchange Act.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to this Section 3.02 and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in this Section 3.02.

As set forth on Exhibit K hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event (i) certain parties to the [GSR] Mortgage Loan Trust 20[  ]-[__] Mortgage Pass-Through Certificates, Series 20[  ]-[__] transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known, in form compatible with the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, (ii) the Securities Administrator shall forward to the Depositor the form and substance of the Form 8-K Disclosure Information, and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8- K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Master Servicer for review.  No later than 12:00 noon New York City time on the fourth Business Day after the Reportable Event, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator, and no later than 5:00 p.m. New York City time on such Business Day the Securities Administrator shall file such Form 8-K with the Commission.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.02(e).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website (located at [          ]) a final executed copy of each Form 8-K.  The signing party at the Master Servicer can be contacted at [________________], Attention:  [_______], [GSR] 20[  ]-[__].  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.02(b) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.02.  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)   Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign on behalf of the Depositor and file with the Commission any distribution report on Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in this Section 3.02.

As set forth on Exhibit L hereto, within five calendar days after the related Distribution Date, (i) certain parties to the [GSR] Mortgage Loan Trust 20[  ]-[__] Mortgage Pass-Through Certificates, Series 20[  ]-[__] transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, (ii) the Securities Administrator shall forward to the Depositor, the form and substance of the Additional Form 10-D Disclosure, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 3.02(c).

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor and the Master Servicer for review.  No later than two Business Days prior to the fifteenth calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and Depositor.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.02(e).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at [          ]) a final executed copy of each Form 10-D.  The signing party at the Master Servicer can be contacted at [_________], Attention:  [_________], [GSR] 20[  ]-[__].  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 3.02(c) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.02.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(d)   Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31 of each year), commencing in March 20[__], the Securities Administrator shall prepare and file on behalf of the Depositor an annual report on Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreement:  (i) an annual compliance statement for each Servicer, each Additional Servicer, the Master Servicer and the Securities Administrator (each, a “Reporting Servicer”) as described under Section 3.02(a), (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 8.01(e) and Section 11.01(c), and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 8.01(e) and Section 11.01(c) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 8.01(e) and Section 11.01(c) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 8.01(f) and Section 11.01(d), and (B) if any registered public accounting firm attestation report described under Section 8.01(f) and Section 11.01(d) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.02(f).  Any disclosure or information in addition to the disclosure or information specified in items (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in this Section 3.02(d).

As set forth on Exhibit M hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 20[__], (i) certain parties to the [GSR] Mortgage Loan Trust 20[  ]-[__] Mortgage Pass-Through Certificates, Series 20[  ]-[__] transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, (ii) the Securities Administrator shall forward to the Depositor, the form and substance of the Additional Form 10-K Disclosure, and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section 3.02(d).

After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review.  No later than 12:00 noon New York City time on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in 3.02(e).  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website located at (located at [          ]) a final executed copy of each Form 10-K.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.02(d) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.02(d), Section 3.02(f), Section 3.02(a), Sections 8.01(e) and (f) and Sections 11.01(c) and (d).  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)   [Prior to [January 31] of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.]

In the event that the Securities Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate and cause such other Servicers or Servicing Function Participants, as applicable, to cooperate, to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 10-D or 10-K needs to be amended, the Securities Administrator shall notify the Depositor and prepare any necessary 10-DA or 10-KA.  Any [Form 15,] Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a duly authorized representative of the Master Servicer in charge of the master servicing function.  Any amendment to Form 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.02(e) related to the timely preparation and filing of [Form 15,] a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such [Form 15,] Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from or on behalf of any other party hereto needed to prepare, arrange for execution or file such [Form 15,] Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(f)   Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each Servicer, the Securities Administrator and the Master Servicer shall cause any Servicing Function Participant engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit I, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event the Master Servicer, the Securities Administrator, the [Delaware] Trustee or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.02(f) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.

(g)   The Securities Administrator shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests, or other appropriate exemptive relief with the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates if and to the extent the Depositor shall deem any such relief to be necessary or appropriate.  Unless otherwise advised by the Depositor, the Securities Administrator shall assume that the Depositor is in compliance with the preceding sentence.  In no event shall the Securities Administrator have any liability for the execution or content of any document required to be filed by the 1934 Act.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

Section 3.03   Securities Administrator to Cooperate; Release of Mortgage Files.

The [Delaware] Trustee, shall, if requested by any Servicer, execute a power of attorney pursuant to which the Servicer, on behalf of the [Delaware] Trustee, shall authorize, make, constitute and appoint designated officers of such Servicer with full power to execute in the name of the [Delaware] Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Mortgage or Mortgage Loan serviced by such Servicer upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers limited above; and provided, further, that such Servicer shall promptly forward to the [Delaware] Trustee for its files copies of all documents executed pursuant to such power of appointment.

Pursuant to the Custodial Agreement, the Servicer may submit a Request for Release to have delivered to it the related Mortgage Loan File and a release of the Mortgaged Property from the lien of the Mortgage.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, the Master Servicer Account or the Certificate Account.

Upon receipt of any other Request for Release for purposes of servicing a Mortgage Loan, including but not limited to, collection under any Insurance Policy, title insurance policy, primary mortgage insurance policy, flood insurance policy or hazard insurance policy or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Securities Administrator, on behalf of the [Delaware] Trustee, within five Business Days of receipt of such Request for Release, shall release, or shall cause the related Servicer to cause the applicable Custodian to release, the related Mortgage Loan File to the Servicer.  Upon receipt of an Officer’s Certificate of the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Property, the related Mortgage Loan File shall be released by the [Delaware] Trustee (or the Custodian) to such Servicer.

Any Servicer may execute a written certification to have delivered to it, pursuant to the Custodial Agreement, court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity.

Section 3.04   Amendments to Servicing Agreement.

Each Servicing Agreement may be amended or supplemented from time to time by the related Servicer, the Master Servicer, the Securities Administrator and the [Delaware] Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity, (b) correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) as one or more

REMICs, at all times that any Certificates are outstanding or (d) make any other provisions with respect to matters or questions arising under such Servicing Agreement or matters arising with respect to the servicing of the Mortgage Loans which are not covered by such Servicing Agreement which shall not be inconsistent with the provisions of such Servicing Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder.  Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if the Rating Agency Condition is satisfied with respect to such amendment or supplement will not cause that Rating Agency to reduce or qualify the then current rating assigned to such Certificates, and there is delivered to the [Delaware] Trustee and the Securities Administrator an Opinion of Counsel (at the expense of the applicable Servicer) that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status or result in the imposition of any taxes on the Trust or any REMIC.

Each Servicing Agreement may also be amended from time to time by the related Servicer, the Master Servicer, the Securities Administrator and the [Delaware] Trustee with the consent of the Holders of Certificates entitled to at least [66]% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (C) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents.  For purposes of the giving or withholding of consents pursuant to this Section 3.04, Certificates registered in the name of the Depositor or an Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Upon delivery of a written request to the [Delaware] Trustee, the Securities Administrator and/or the Master Servicer together with a certification from the Servicer that any such amendment or supplement is permitted hereby, the Securities Administrator shall join in any such amendment or supplement.

Promptly after the execution of any such amendment the Securities Administrator shall notify each Certificateholder and the Master Servicer of such amendment and, upon written request, shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 3.04 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.  Prior to consenting to any amendment pursuant to this Section 3.04, the [Delaware] Trustee, the Securities Administrator and the Master Servicer shall be entitled to receive an Opinion of Counsel (at the expense of the applicable Servicer) that such amendment is authorized and permitted pursuant to the terms of this Trust Agreement and the applicable Servicing Agreement.

Section 3.05   Monthly Advances by Master Servicer or Trustee.

(a)   Under the terms of each Servicing Agreement, on the Business Day prior to each Servicer Remittance Date, the related Servicer is obligated to make a Monthly Advance with respect to any delinquencies as of the related Distribution Date, unless such Servicer furnishes to the Master Servicer, an Officer’s Certificate evidencing the determination by such Servicer, in its reasonable judgment, that such Monthly Advance would be non-recoverable from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise with respect to such Mortgage Loan (a “Non-Recoverability Certificate”).  If (i) a Servicer reports a delinquency on a Remittance Report, and (ii) such Servicer, by 11:00 a.m. (New York Time) on the related Distribution Date, neither makes a Monthly Advance nor provides the Securities Administrator and the Master Servicer or Trustee, as applicable, with a Non-Recoverability Certificate with respect to such delinquency, then subject to paragraph (b) below, the Master Servicer shall deposit, from its own funds, on the Master Servicer Remittance Date, the amount of such Monthly Advance not made by the Servicer into the Certificate Account for distribution to Certificateholders as provided in the Trust Agreement.  If the Master Servicer fails to make a Monthly Advance as required by the preceding sentence, then the Securities Administrator shall notify the [Delaware] Trustee of such failure, and the [Delaware] Trustee shall deposit, from its own funds, on the Distribution Date, the amount of such Monthly Advance into the Certificate Account.  Notwithstanding the foregoing, if either the Master Servicer or the [Delaware] Trustee, in their reasonable judgment, determine that such Monthly Advance would be non-recoverable from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise with respect to such Mortgage Loan, then neither the Master Servicer nor the [Delaware] Trustee, as applicable, shall be obligated to make such Monthly Advance.

(b)   Each Servicer is obligated under the applicable Servicing Agreement to remit to the Master Servicer the required remittance on each Servicer Remittance Date.  If (i) a Servicer fails to remit such remittance on any Servicer Remittance Date and (ii) such failure is not cured by 11 a.m. (New York Time) on the related Master Servicer Remittance Date, then, to the extent permitted by the related Servicing Agreement, the Master Servicer shall withdraw the amount of such required remittance from such Collection Account, to the extent that such amount is on deposit in such Collection Account, and shall deposit such amount in the Certificate Account.

(c)   All Monthly Advances (together with, in the case of the Master Servicer and the [Delaware] Trustee, interest thereon at a rate equal to the prevailing Prime Rate plus [2.0]%) shall be reimbursable to the related Servicer, the Master Servicer or the [Delaware] Trustee, as the case may be, on a first priority basis from deposits to the Collection Account of late collections, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds from the related Mortgage Loan as to which a Monthly Advance has been made.  The Master Servicer or the [Delaware] Trustee’s right to reimbursement as provided in this paragraph (c) shall not negate its obligation to continue to make Monthly Advances as provided in paragraph (a) of this Section 3.05.  To the extent Monthly Advances are not recoverable as set forth in the first sentence of this paragraph (c), the Master Servicer or the [Delaware] Trustee, as the case may be, shall be entitled to recover such Monthly Advances as provided in Section 3.01(b).

(d)   To the extent that the Servicer is required to pay penalty interest pursuant to the Servicing Agreement, and the Master Servicer or the [Delaware] Trustee makes any Monthly Advance, the Master Servicer or the [Delaware] Trustee, as applicable, in its individual capacity shall be entitled to retain such penalty interest.

Section 3.06   Enforcement of Servicing Agreement.

Subject to Article VIII hereof, the Master Servicer agrees to comply with the terms of each Servicing Agreement and to enforce the terms and provisions thereof against the related Servicer for the benefit of the Certificateholders.

Section 3.07   [Information to Be Provided By the Master Servicer and the Securities Administrator.

The Master Servicer and the Securities Administrator each shall provide the Depositor with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to a Responsible Officer of the Master Servicer or the Securities Administrator, as applicable for the repurchase or replacement of any Mortgage Loan pursuant to Section [   ] of this Agreement and (ii) promptly upon reasonable request by the Depositor, any other information reasonably requested by the Depositor to facilitate compliance by the Depositor with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB.  In no event shall the Master Servicer or the Securities Administrator be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act with respect to the transactions contemplated hereby, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB with respect to the transactions contemplated hereby.]

ARTICLE IV
REPORTING/REMITTING TO CERTIFICATEHOLDERS
Section 4.01   Statements to Certificateholders.

(a)   Distribution Date Statement.  On each Distribution Date, the [Delaware] Trustee, or the Securities Administrator on behalf of the [Delaware] Trustee shall prepare a statement as to such distribution (the “Distribution Statement”), based solely on information provided by the Servicers in the related Remittance Reports, and on each Distribution Date, such statement will be made available at a website located at [          ] to the Depositor, any Interest Rate Cap Counterparty and each Certificateholder, setting forth:

(i)   the class factor for each Class of Certificates;

(ii)   the aggregate Scheduled Principal Balance of each Pool and/or Group of Mortgage Loans;

(iii)   the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

(iv)   a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, pass-through rates, and any interest and principal paid, including any shortfalls allocated, of any classes of Certificates that were received by the Certificateholder as a result of such exchange;

(v)   the amount of such distribution to the Holders of Certificates of such Class to be applied to reduce the Certificate Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayments made by the Mortgagor, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds;

(vi)   the amount of such distribution to the Holders of Certificates of such Class allocable to interest, and the Certificate Interest Rate applicable to each Class (separately identifying (A) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (B) the amount of interest from previous calendar months);

(vii)   the aggregate amount of the Servicing Fees and the Master Servicing Fee paid as required under the Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted hereunder;

(viii)   if applicable, the aggregate amount of outstanding Monthly Advances and Servicing Advances included in such distribution and the aggregate amount of Monthly Advances and Servicing Advances reported by the Servicers (and the Master Servicer, the [Delaware] Trustee as successor Master Servicer and any other successor Master Servicer, if applicable) as outstanding as of the close of business on the last Business Day of the immediately preceding month;

(ix)   if applicable, the aggregate amount of outstanding Monthly Advances included in such distribution, and the aggregate amount of Monthly Advances reimbursed to the Master Servicer or Trustee during the calendar month preceding the Distribution Date;

(x)   LIBOR for such Distribution Date

(xi)   the amount of any Basis Risk Shortfalls on any Floating Rate Certificates that have the benefit of an Interest Rate Cap Agreement;

(xii)   the amount of any Interest Rate Cap Amounts on any such Certificates referenced in clause (xii) above

(xiii)   the amounts, if any, deposited into any Basis Risk Reserve Fund on such Distribution Date, and the balance of each Basis Risk Reserve Fund, after such deposits, on such Distribution Date;

(xiv)   the number and aggregate Scheduled Principal Balance of the Mortgage Loans outstanding as of the last Business Day of the calendar month preceding such Distribution Date;

(xv)   the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent (each to be calculated using the Mortgage Bankers Association (MBA) method), (B) as to which foreclosure proceedings have been commenced, and (C) as to which the Mortgagor is subject to a bankruptcy proceeding and (D) secured by REO Properties, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xvi)   for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in such month;

(xvii)   with respect to any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Scheduled Principal Balance of the related Mortgage Loan as of the last Business Day of the calendar month preceding the Distribution Date;

(xviii)   with respect to all Mortgage Loans that became REO properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Scheduled Principal Balance of such Mortgage Loans as of the close of business on the determination date preceding such Distribution Date and the date of acquisition of the REO properties;

(xix)   the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the determination date preceding such Distribution Date;

(xx)   whether a Credit Support Depletion Date has occurred;

(xxi)   the aggregate Certificate Balance of each Class of Certificates (and, in the case of any Certificate with no Certificate Balance, the Notional Amount of such Class) after giving effect to the distribution to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xxii)   the aggregate amount of (A) Payoffs and Principal Prepayments made by Mortgagors, (B) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and (C) Realized Losses incurred during the related Prepayment Period;

(xxiii)   in the aggregate and for each Class of Certificates, the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate amount of Realized Losses through such Distribution Date;

(xxiv)   the percentage equal to the aggregate Realized Losses divided by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date;

(xxv)   [the amount distributed on the Class [    ] Certificates;]

(xxvi)   the amount of any Subsequent Recoveries for such Distribution Date;

(xxvii)   the Record Date for such Distribution Date;

(xxviii)   updated Mortgage Loan information, such as weighted average interest rate, and weighted average remaining term;

(xxix)   [material breaches of mortgage loan representations of warranties of which the [Delaware] Trustee, the Securities Administrator, the Master Servicer or any Servicer has knowledge or received written notice;] and

(xxx)   material breaches of any covenants under the Trust Agreement of which the [Delaware] Trustee, the Securities Administrator, the Master Servicer or any Servicer has received written notice.

(xxxi)   the aggregate amount of any Mortgage Loan that has been repurchased from the Trust;

(xxxii)   the aggregate Shortfall, if any, allocated to each Class of Certificates at the close of business on such Distribution Date; and

(xxxiii)   the Senior Collateral Group Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date.

In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $[1,000] denomination[; provided, however, that if any Class of Certificates does not have a Certificate Balance, then the amounts shall be expressed as a dollar amount per [10]% Percentage Interest].

Assistance in using the Securities Administrator’s website can be obtained by calling the Securities Administrator’s customer service desk at [     ]. Parties that are unable to use the above

distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: [     ].

In addition to the Distribution Statement that includes the information listed above, the Securities Administrator shall prepare and file a statement including such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (ss. 229.1121) of Regulation AB.

In addition to the Distribution Statement specified above, the Securities Administrator shall prepare and make available to each Certificateholder (with respect to clauses (i) and (ii) below) and each Holder of a Residual Certificate (with respect to clauses (iii) and (iv) below), if any, on each Distribution Date a statement setting forth:  (i) in the case of a Trust with respect to which one or more REMIC elections have been or will be made, any reports required to be provided to Holders by the REMIC Provisions; (ii) such other customary information as the Securities Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns; (iii) the amounts actually distributed with respect to the Residual Certificates of such Class on such Distribution Date; and (iv) the aggregate Certificate Balance, if any, of the Residual Certificates of such Class after giving effect to any distribution made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates of such Class on such Distribution Date.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and furnish a statement, containing the information set forth in clauses (i) through (iv) above (based on information provided by the Master Servicer), to each Person who at any time during the calendar year was a Holder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement, upon request, containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Section 4.02   Remittance Reports and other Reports from the Servicers.

To the extent received from the Servicers and the Master Servicer, the Securities Administrator shall make the information in each Remittance Report available to the Depositor, the [Delaware] Trustee, or any Certificateholder upon written request therefor.  In addition, upon written request from the Depositor, the [Delaware] Trustee, the Securities Administrator or any

Certificateholder (such party, the “Requesting Party”), the Securities Administrator shall use commercially reasonable efforts to obtain from the Servicers and subsequently provide to the Requesting Party any other reports or information that may be obtained by the Securities Administrator from any Servicer pursuant to the related Servicing Agreement; provided, however, that if the Securities Administrator incurs costs pursuant to the Servicing Agreement with respect to any particular request, the Securities Administrator shall be entitled to reimbursement from the Requesting Party for such costs, together with any other reasonable costs incurred by it for obtaining or delivering the reports or information specified by such request.  Upon the request of the Depositor, if permitted pursuant to a Sale and Servicing Agreement, the Master Servicer shall request, on an annual basis beginning one year after the Closing Date, copies of the Servicer’s internal quality control reports (it being understood that the Master Servicer shall have no responsibility for, or be deemed to have, constructive notice of any information contained therein or determinable therefrom).  Neither the Master Servicer, the Securities Administrator nor any agent of the Securities Administrator shall be under any duty to recalculate, verify or recompute the information provided to it under any Servicing Agreement by the applicable Servicer.

Section 4.03   Compliance with Withholding Requirements.

Notwithstanding any other provisions of the Trust Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments of interest or principal to the extent of accrued original issue discount on Certificates to each Holder of such Certificates who (a) is not a “United States person,” within the meaning of Code Section 7701(a)(30), (b) fails to furnish its TIN to the Securities Administrator, (c) furnishes the Securities Administrator an incorrect TIN, (d) fails to report properly interest and dividends, (e) under certain circumstances, fails to provide the Securities Administrator or the Certificateholder’s securities broker with a certified statement, signed under penalties of perjury, that the TIN provided by such Certificateholder to the Securities Administrator or such broker is correct and that the Certificateholder is not subject to backup withholding or (f) otherwise fails to satisfy any applicable certification requirements relating to the withholding tax.  The consent of such a Certificateholder shall not be required for such withholding.  In the event the Securities Administrator, on behalf of the [Delaware] Trustee, does withhold the amount of any otherwise required distribution from interest payments on the Mortgage Loans (including principal payments to the extent of accrued original issue discount) or Monthly Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate with any payments to such Certificateholders the amount withheld.  In addition, if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Securities Administrator, on behalf of the [Delaware] Trustee, or other Withholding Agent may (1) withhold an amount equal to the taxes due upon disposition of such Residual Certificate from future distributions made with respect to such Residual Certificate to the transferee thereof (after giving effect to the withholding of taxes imposed on such transferee), and (2) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment by the transferor of the taxes due has been provided to the Securities Administrator or such Withholding Agent.  Moreover, Securities Administrator, on behalf of the [Delaware] Trustee, or other Withholding Agent may (1) hold distributions on a Residual Certificate, without interest, pending determination of amounts to be withheld, (2) withhold other amounts, if any, required to be withheld pursuant to United States federal income tax law from distributions that otherwise would be made to such transferee on each Residual Certificate that it holds, and (3) pay to the Internal Revenue Service all such amounts withheld.

Section 4.04   Reports of Certificate Balances to The Depository Trust Company.

If and for so long as any Certificate is held by The Depository Trust Company, on each Distribution Date, the Securities Administrator shall give notice to The Depository Trust Company (and shall promptly thereafter confirm in writing) the following:  (a) the amount to be reported pursuant to clause (c) and (d) of each statement provided to Holders of Certificates pursuant to Section 4.01 in respect of the next succeeding distribution, (b) the Record Date for such distribution, (c) the Distribution Date for such distribution and (d) the aggregate Certificate Balance of each Class of Certificates to be reported pursuant to clause (i) of the first paragraph of Section 4.01 in such month.

Section 4.05   Preparation of Regulatory Reports.

Notwithstanding any other provision of this Agreement, the Securities Administrator has not assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of the Depositor or any other Person with respect to (a) the registration of the Certificates pursuant to the Securities Act, (b) the issuance or sale of the Certificates, or (iii) compliance with the provisions of the Securities Act, the Exchange Act, or any offering circular, applicable federal or state securities or other laws including, without limitation, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

Section 4.06   Management and Disposition of REO Property.

The Master Servicer shall enforce the obligation of each Servicer under any Servicing Agreement to dispose of any REO Property acquired by such Servicer on behalf of the Trust before the end of the third calendar year following the calendar year in which the related REO Property was acquired; provided that the Master Servicer shall waive such requirement if the Master Servicer, the [Delaware] Trustee and the Securities Administrator (a) receive an Opinion of Counsel (obtained at the expense of the party requesting such Opinion of Counsel) indicating that, under then-current law, the REMIC may hold such REO Property for a period longer than three years without threatening the REMIC status of any related REMIC or causing the imposition of a tax upon any such REMIC or (b) the Servicer applies for and is granted an extension of such three year period pursuant to Code Sections 860G(a)(8) and 856(e)(3) (the applicable period provided pursuant to such Opinion of Counsel or such Code Section being referred to herein as an “Extended Holding Period”).  In that event, the Master Servicer shall direct the Servicer to sell any REO Property remaining after such date in an auction before the end of the Extended Holding Period.

ARTICLE V
THE INTERESTS AND THE SECURITIES
Section 5.01   REMIC Interests.

The Trust Agreement will set forth the terms of the Regular Interests and Residual Interest of each REMIC.  Unless otherwise specified in the Trust Agreement, (a) the Regular Interests in each REMIC will be “regular interests” for purposes of the REMIC Provisions; (b) the [Delaware] Trustee will be the owner of the Regular Interests in any REMIC held by another REMIC formed pursuant to the terms of the Trust Agreement, and such Regular Interests may not be transferred to any person other than a successor [Delaware] trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion; and (c) such Regular Interests will be represented by the respective Interests.

Section 5.02   The Certificates.

The Certificates shall be designated in the Trust Agreement.  The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate.  On the Closing Date, the aggregate Certificate Balance of the Certificates will equal the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.  The Certificates will be substantially in the forms annexed to the Trust Agreement.  Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations of authorized Percentage Interests as described in the definition thereof.  Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the [[Delaware] Trustee/Securities Administrator] and delivered by the Securities Administrator and the Securities Administrator shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor upon receipt by the Issuing Entity of the documents specified in Section 2.01.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the [[Delaware] Trustee/Securities Administrator] by an authorized Officer under its seal imprinted thereon.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the [[Delaware] Trustee/Securities Administrator] shall bind the [[Delaware] Trustee/Securities Administrator], notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their execution.

Section 5.03   Book-Entry Securities.

(a)   The Book-Entry Securities will be represented initially by one or more certificates registered in the name designated by the Clearing Agency.  The Depositor and the Securities Administrator may for all intents and purposes (including the making of payments on the Book-Entry Securities) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Securities for as long as those Certificates are registered in the name of the Clearing Agency.  The rights of Beneficial Owners of the Book-Entry Securities shall be limited by law to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants.  The Beneficial Owners of the Book-Entry Securities shall not be entitled to certificates for the Book-Entry Securities as to which they are the Beneficial Owners, except as provided in subsection (c) below.  Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.  Without the consent of the Depositor and the Securities Administrator, a Book-Entry Security may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Security for the account of the respective Clearing Agency Participants and Beneficial Owners.

(b)   Neither the Depositor nor the Securities Administrator will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Securities held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

(c)   A Book-Entry Security will be registered in fully registered, certificated form to Beneficial Owners of Book-Entry Securities or their nominees, rather than to the Clearing Agency or its nominee, if (a) the Depositor advises the Securities Administrator in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities, and the Depositor is unable to locate a qualified successor within 30 days, (b) [the Depositor, at its option, notifies the [Delaware] Trustee and the Clearing Agency of its intent to terminate the book-entry system operating through the Clearing Agency and, upon receipt of such intent from the Clearing Agency, the participants holding beneficial interests in the certificates agree to initiate such termination,] or (c) after the occurrence of an Event of Default, Beneficial Owners representing at least a majority of the Voting Rights of the Book-Entry Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners.  Upon the occurrence of any such event, the Securities Administrator shall notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Securities through Clearing Agency Participants, of the availability of certificated Certificates.  Upon surrender by the Clearing Agency or the Book-Entry Custodian of the certificates representing the Book-Entry Securities and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Securities as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency.  Neither the Depositor nor the Securities Administrator shall be liable for any delay in the delivery of such instructions and may rely conclusively on, and shall be protected in relying on, such instructions.  Such certificated Certificates shall not constitute Book-Entry Securities.  All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by the Trust.

(d)   The Securities Administrator is hereby initially appointed as Book-Entry Custodian with respect to the Book-Entry Securities, and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Clearing Agency authorizing it to act as such (it being understood that should any conflict arise between the provisions hereof and the provisions of the agreement between the Securities Administrator and the Clearing Agency, the agreement with the Clearing Agency will control).  The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor and, if the Securities Administrator is not the Book-Entry Custodian, the Securities Administrator, any other transfer agent (including the Clearing Agency or any successor Clearing Agency) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Clearing Agency or any successor Clearing Agency may prescribe; provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of such appointment of other than the Clearing Agency.  If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor securities administrator, or, if it so elects, the Clearing Agency shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Securities by the Book-Entry Custodian.

Section 5.04   Registration of Transfer and Exchange of Certificates.

The Securities Administrator shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Securities Administrator will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Securities Administrator may appoint any other Person to act as Certificate Registrar hereunder.

Subject to Section 5.05, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Securities Administrator or at any other office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and cause the Certificate Registrar to authenticate and deliver the

Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

The Securities Administrator will cause the Certificate Registrar (unless the Securities Administrator is acting as Certificate Registrar) to provide notice to the Securities Administrator of each transfer of a Certificate, and the Certificate Registrar will provide the Securities Administrator with an updated copy of the Certificate Register on January 1 and July 1 of each year.

Section 5.05   Restrictions on Transfer.

(a)   Securities Law Compliance.  No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  Any Holder of a Private Certificate shall, and, by acceptance of such Private Certificate, does agree to, indemnify the Depositor, the Certificate Registrar and the Securities Administrator against any liability that may result if any transfer of such Certificates by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws.  Neither the Depositor, the Certificate Registrar nor the Securities Administrator is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification.  Neither the Certificate Registrar nor the Securities Administrator shall register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Securities Administrator with an agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer (a “QIB Certificate”), or, if the Private Certificate to be transferred is not a Rule 144A Security, a Transferee Agreement, and in any case unless and until the transfer otherwise complies with the provisions of this Section 5.05.  If so provided in the Trust Agreement, the prospective transferee will be deemed to have provided a QIB Certificate upon acceptance of the Certificate.  If a proposed transfer does not involve a Rule 144A Security, the Securities Administrator or the Certificate Registrar shall require that the transferor and transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within two years of the acquisition thereof by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, or the Securities Administrator or the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Certificate Registrar or the Securities Administrator.  Notwithstanding the foregoing, no QIB Certificate, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

The Depositor (or, upon direction of the Depositor, the Securities Administrator, which directions shall specify the information to be provided, and at the expense of the Depositor or the Securities Administrator) shall provide to any Holder of a Rule 144A Security and any prospective transferee designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Rule 144A Security without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

(b)   ERISA Restrictions.  No Private Certificate (a “Certificated Subordinated Security”), Residual Certificate or Class X Certificate shall be transferred unless the prospective transferee provides the [Delaware] Trustee with a properly completed Benefit Plan Affidavit.

[Prior to the termination of any Class of Certificates which have the benefit of an Interest Rate Cap Agreement, each beneficial owner of a Certificate of such Class or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of a such Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 406(b)(17) of ERISA, Department of Labor Prohibited Transaction Class Exemption 84-14, 90-1, 91-38, 95-60 or 96-23 or some other applicable exemption.]

(c)   Residual Certificates.  No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization.  In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Securities Administrator or the Certificate Registrar with (A) a Residual Transferee Agreement, (B) if the proposed transferee is a U.S. Person, a U.S. Person and Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Code, and (C) if the proposed transferee is a Non-U.S. Person, a Non-U.S. Person Affidavit and Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Code, and (ii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Securities Administrator or the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Securities Administrator or the Certificate Registrar, as applicable) that the transfer will not jeopardize the REMIC status of any related REMIC).  Furthermore, if a proposed transfer involves a Rule 144A Security, the Securities Administrator or the Certificate Registrar shall require the transferee to certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer; and, if a proposed transfer involves a Private Certificate that is not a Rule 144A Security, (1) the Securities Administrator or the Certificate Registrar shall require that the transferee certify as to the factual basis for the registration exemption(s) relied upon, and (2) if the transfer is made within two years from the acquisition of the Certificate by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Securities Administrator or the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Securities Administrator or the Certificate Registrar, as applicable.  In any event, neither the Securities Administrator nor the Certificate Registrar shall effect any transfer of a Residual Certificate except upon notification of such transfer to the Securities Administrator or the Certificate Registrar, as applicable.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee.  Notwithstanding the fulfillment of the prerequisites described above, the Securities Administrator or the Certificate Registrar may refuse to recognize any transfer to the extent necessary to avoid a risk of disqualification of any related REMIC as a REMIC or the imposition of a tax upon any such REMIC.

Upon notice to the Securities Administrator that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Securities Administrator may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor.  The Securities Administrator, on behalf of the [Delaware] Trustee, agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary for the computation of the tax imposed under Section 860E(e) of the Code and as otherwise may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer.  At the election of the Securities Administrator, the cost to the Securities Administrator of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Securities Administrator shall not be excused from furnishing such information.

If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Residual Certificate or any beneficial interest therein in violation of the restrictions set forth in this Section, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Securities Administrator, on behalf of the [Delaware] Trustee, shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or beneficial interest therein).  In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Securities Administrator, any REMIC, or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

Section 5.06   Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Certificate Registrar, or the Securities Administrator and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute and cause the Certificate Registrar to authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest.  Upon the issuance of any new Certificate pursuant to this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

Section 5.07   Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Securities Administrator, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Securities Administrator, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 5.08   Appointment of Paying Agent.

The Securities Administrator may appoint a Paying Agent for the purpose of making distributions to Certificateholders.  The Securities Administrator shall cause such Paying Agent (if other than the Securities Administrator) to execute and deliver to the Securities Administrator an instrument in which such Paying Agent shall agree with the Securities Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each

Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  The initial Paying Agent shall be [  ].

ARTICLE VI
THE DEPOSITOR
Section 6.01   Liability of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by the Trust Agreement and undertaken by the Depositor under the Trust Agreement.

Section 6.02   Merger or Consolidation of the Depositor.

Subject to the following paragraph, the Depositor will keep in full effect its corporate existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under the Trust Agreement.

The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE VII
TERMINATION OF SERVICING ARRANGEMENTS
Section 7.01   Termination and Substitution of Servicer.

Upon the occurrence of any Servicer Event of Default for which any Servicer may be terminated pursuant to the related Servicing Agreement, the Master Servicer, in accordance with Section 8.01(a) hereof, may, and shall, at the direction of the Certificateholders holding [66]% of the Voting Rights, terminate all of the rights and obligations of such Servicer, its capacity as Servicer, under the Servicing Agreement.  The Holders of Certificates evidencing at least [66]% of the Voting Rights of Certificates affected by a Servicer Event of Default may waive such Servicer Event of Default; provided, however, that (a) a Servicer Event of Default with respect to any Servicer’s obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Servicer Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder.  Upon receipt by a Servicer of notice of termination, the Master Servicer shall appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the Servicing Agreement [(other than any obligation to repurchase any Mortgage Loan)] and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90 days prior to the effective date of the servicing transfer to the successor Servicer; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of Certificates evidencing not less than 51% of the Voting Rights request in writing, the [Delaware] Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 to act as successor to the Servicer under such Servicing Agreement.  Pending such appointment, the [[Delaware] Trustee] is obligated to act in such capacity.  The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Servicing Agreement.  Subject to the conditions set forth below in this Section 7.01, the Master Servicer, at the direction of the Certificateholders holding [66]% of the Voting Rights, shall, concurrently with such termination, either assume the duties of the terminated Servicer under the applicable Servicing Agreement or appoint another servicer to enter into such Servicing Agreement.

The Master Servicer may, and upon direction of the Holders of Certificates evidencing no less than [66]% of the Voting Rights, shall, terminate a Servicer without cause subject to payment as liquidated damages of any termination fee set forth in the related Servicing Agreement.  Notwithstanding the foregoing, the Master Servicer may not terminate the Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Servicing Agreement.  Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency for purposes of maintaining its then current ratings of the Certificates, and must comply with any further requirements under the related Servicing Agreement.

[As set forth in the applicable Servicing Agreement, the Master Servicer shall be entitled to be reimbursed from the Servicer (or by the Trust Estate, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the succeeding servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the succeeding servicer to service the Mortgage Loans properly and effectively.  If the terminated Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust and the Master Servicer shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to the terms hereof; provided that, in accordance with the applicable Servicing Agreement, the terminated Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Master Servicer shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.]

[No Certificateholder, solely by virtue of such holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement or any Servicing Agreement, Custodial Agreement or any Assignment Agreement, unless such holder previously has given to the [Delaware] Trustee written notice of default and unless the Certificateholders evidencing at least [25]% of Voting Rights have made written request upon the [Delaware] Trustee to institute such proceeding in its own name and have offered to the [Delaware] Trustee reasonable indemnity, and the [Delaware] Trustee for [30/60] days has neglected or refused to institute any such proceeding.]

Section 7.02   Notification to Certificateholders.

(a)   Upon any termination pursuant to Section 7.01 above or appointment of a successor to any Servicer or the Master Servicer, the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and to each Rating Agency.

(b)   Within sixty (60) days after the occurrence of any Servicer Event of Default involving any Servicer, the Securities Administrator shall transmit by mail to all Holders of Certificates and each Rating Agency, the [Delaware] Trustee and the Master Servicer notice of each such Servicer Event of Default or occurrence known to a Responsible Officer of the [Delaware] Trustee unless such default shall have been cured or waived.

ARTICLE VIII

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 8.01   Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)   The Master Servicer, on behalf of the [Delaware] Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicers under the Servicing Agreements, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicers to duly and punctually to perform their duties and obligations thereunder.  Upon the occurrence of a Servicer Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge under a Servicing Agreement, the Master Servicer shall promptly notify the Securities Administrator and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default.  So long as any such default shall be continuing, the Master Servicer may (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; (iii) waive any such default under the Servicing Agreement in accordance with Section 7.01 hereof or (iv) take any other action with respect to such default as is permitted thereunder.  Except as set forth in Section 4.06 hereof, the Master Servicer shall have no duty to supervise any Servicer’s activities related to the servicing or administration of defaulted or delinquent Mortgage Loans or the management and disposition of any REO Properties.

(b)   The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer or (ii) the appointment of a successor servicer and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer.  In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out of pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from a Servicer to any other successor servicer.

(c)   None of the Depositor, the Securities Administrator nor the [Delaware] Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under any Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

(d)   The Master Servicer shall not assume liability for any Servicer’s representations and warranties if it becomes a successor servicer.

(e)   On or prior to the Closing Date, the Master Servicer shall deliver to the Depositor a certification in the form of Exhibit J attached hereto specifying the items it will address in its assessment of compliance with the servicing criteria under this Section 8.01.  On or before March 15 of each year, commencing in March [    ], the Master Servicer at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and/or the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria, (ii) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.02(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer and the [Delaware] Trustee (or any Servicing Function Participant engaged by them) submits its assessment to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 8.01(f) and 11.01(d) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit J and on any similar exhibit set forth in each Servicing Agreement in respect of the applicable Servicer and notify the Depositor of any exceptions.  None of such parties shall be required to deliver any such assessments until April 15 in any given year so long as such party has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall enforce any obligation of a Servicer (and the applicable Servicing Agreement will provide that each Servicer shall enforce any obligations of an Additional Servicer engaged by such Servicer), to the extent set forth in the related Servicing Agreement (or, in the case of an Additional Servicer, such applicable agreement), to deliver to the Master Servicer an annual report on assessment of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement (or, in the case of an Additional Servicer, such applicable agreement).  The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 8.01.

(f)   On or before March 15 of each calendar year, commencing in March [      ], the Master Servicer, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer or such other Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor (and, in the case of any other Servicing Function Participant, the Master Servicer) to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from the Master Servicer or any Servicing Function Participant engaged by the Master Servicer parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to Section 8.01(e) and Section 11.01(c) is coupled with an attestation meeting the requirements of this Section and shall notify the Depositor of any exceptions.  Neither the Master Servicer nor any Servicing Function Participant engaged by the Master Servicer shall be required to deliver or cause the delivery of such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

The Master Servicer shall enforce any obligation of a Servicer (and the applicable Servicing Agreement will provide that each Servicer shall enforce any obligations of an Additional Servicer engaged by such Servicer), to the extent set forth in the related Servicing Agreement (or, in the case of an Additional Servicer, such applicable agreement), to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement (or, in the case of an Additional Servicer, such applicable agreement).  The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 8.01.

(g)    The Master Servicer shall give prior written notice to the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (i) the identity of each such Subcontractor and (ii) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(h)    The Master Servicer shall notify the Depositor and the Sponsor within five days of its gaining knowledge thereof (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (ss. 229.1117) of Regulation AB, (ii) of any merger, consolidation or sale of substantially all of the assets of the Master Servicer and (iii) if the Master Servicer shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Depositor, any Servicer, any Originator contemplated by Item 1110 (ss. 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (ss. 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (ss.ss. 229.1114-1115) of Regulation AB or any successor thereto or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (ss. 229.1100(d)(1)) of Regulation AB, as applicable.

Section 8.02   Maintenance of Fidelity Bond and Errors and Omissions Insurance.

(a)   The Master Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all directors, officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Master Servicing Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Master Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Master Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 8.02 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac.  Upon the request of the Securities Administrator, the Master Servicer shall cause to be delivered to the Securities Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Securities Administrator.  The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Securities Administrator upon its request.

(b)   The Master Servicer shall promptly report to the Securities Administrator any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Securities Administrator, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Securities Administrator, to the best of its knowledge, all cases of forgery, theft, embezzlement, fraud, errors or omissions, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Securities Administrator.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Certificate Account.  Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 8.03   Representations and Warranties of the Master Servicer.

(a)   The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the [Delaware] Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)   it is a [national banking association] validly existing and in good standing under the laws of the United States, and as Master Servicer has full power and authority to transact any and all business contemplated by this Trust Agreement and to execute, deliver and comply with its obligations under the terms of this Trust Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)   the execution and delivery of this Trust Agreement by the Master Servicer and its performance and compliance with the terms of this Trust Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Trust Agreement;

(iii)   this Trust Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)   the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)   the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Trust Agreement or that requires the consent of any third person to the execution of this Trust Agreement or the performance by the Master Servicer of its obligations under this Trust Agreement;

(vi)   no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement;

(vii)   the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA and FHLMC approved seller/servicer;

(viii)   no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Trust Agreement or the consummation of the transactions contemplated by this Trust Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)   the consummation of the transactions contemplated by this Trust Agreement are in the ordinary course of business of the Master Servicer.

(b)   It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Trust Agreement.  The Master Servicer shall indemnify the Depositor, the Securities Administrator and the [Delaware] Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 8.03(a) above.  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the [Delaware] Trustee constitutes the sole remedy of the Depositor and the [Delaware] Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Trust Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Securities Administrator or the [Delaware] Trustee or notice thereof by any one of such parties to the other parties.

Section 8.04   Master Servicer Events of Default.

Each of the following shall constitute a Master Servicer Event of Default:

(a)   any failure by the Master Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Trust Agreement that continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator;

(b)   failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Trust Agreement which failure continues unremedied for a period of [60] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, or to the Master Servicer and the Securities Administrator by the Holders of the Certificates of any Class evidencing not less than [25]% of the Voting Rights;

(c)   failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property are located, if such license is required;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(e)   the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(f)   the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(g)   an affiliate of the Master Servicer that performs any back-up servicer duties of the Master Servicer or any servicing duties assumed by the Master Servicer as successor servicer under any Servicing Agreement ceases to meet the qualifications of a FNMA or FHLMC servicer;

(h)   the Master Servicer attempts to assign this Trust Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the [Delaware] Trustee and the Depositor; or

(i)   the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Trust Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Issuing Entity may have at law or equity to damages, including injunctive relief and specific performance, the Issuing Entity, by notice in writing to the Master Servicer, may terminate with cause all the rights and obligations of the Master Servicer under this Trust Agreement.

If a Master Servicer Event of Default shall occur and be continuing, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section, the Issuing Entity, by notice in writing to the Master Servicer may, and shall, if so directed in writing by Certificateholders evidencing more than [   ]% of the Voting Rights of the Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Trust Agreement, shall pass to and be vested in any successor master servicer appointed hereunder that accepts such appointments.  Upon written request from the [Delaware] Trustee, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the [Delaware] Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents, together with any Mortgage Files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense.  The Master Servicer shall cooperate with the [Delaware] Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts that shall at the time be credited to the Master Servicer Account or are thereafter received with respect to the Mortgage Loans.

Section 8.05   Waiver of Default.

By a written notice, the Issuing Entity may waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.06   Successor to the Master Servicer.

Upon termination of the Master Servicer’s responsibilities and duties under this Trust Agreement, the [Delaware] Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under this Agreement and under each Servicing Agreement under which the Master Servicer is acting as Servicer, or[, subject to satisfaction of the Rating Agency Condition,] may appoint an FHLMC- or FNMA-approved servicer that is acceptable to the Depositor.  The [Delaware] Trustee, its designee or any successor master servicer appointed by the [Delaware] Trustee shall be deemed to have assumed all of the rights, duties and obligations of the Master Servicer under this Trust Agreement prior to the termination of the Master

Servicer, to the same extent as if such agreements had been assigned to the [Delaware] Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under this Agreement or any Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the [Delaware] Trustee (any successor master servicer appointed by the [Delaware] Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the [Delaware] Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the [Delaware] Trustee’s assumption (but not its performance, except to the extent that costs or liability of the [Delaware] Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under this Agreement.  In connection with such appointment and assumption, the [Delaware] Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder.  There may be a transition period of not longer than [ninety (90)] days prior to the effective date of the servicing transfer to the [Delaware] Trustee or the successor Servicer, as applicable, provided, however, that neither the terminated Master Servicer nor the [Delaware] Trustee, as applicable, shall be relieved of any of its responsibilities under this Agreement during such transition period.

Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the [Delaware] Trustee (a) an instrument accepting such appointment hereunder, wherein the successor shall make the representations and warranties set forth in Section 8.03 hereof and (b) the certification required pursuant to the first sentence of Section 8.01(e) hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Trust Agreement.  Any termination or resignation of the Master Servicer or termination of this Trust Agreement shall not affect any claims that the [Delaware] Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the [Delaware] Trustee of such appointment.

Section 8.07   Fees and Other Amounts Payable to the Master Servicer.

The Master Servicer shall be entitled to either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed Advances and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) an aggregate annual amount to indemnify the Master Servicer for amounts due in accordance with Section 8.01(b), 8.11 and 8.12 hereof, and (d) any other amounts that it is entitled to receive hereunder for reimbursement, indemnification or otherwise.  The Master Servicer shall pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Trust Agreement.

Section 8.08   Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (a) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided that a successor Master Servicer that satisfies subclause (a) through an Affiliate shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and (b) have a net worth of not less than $[25,000,000].

Section 8.09   Resignation of Master Servicer.

Except as otherwise provided in Sections 8.08 and 8.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the [Delaware] Trustee, the Securities Administrator and the Depositor.  No such resignation shall become effective until the [Delaware] Trustee shall have assumed, or a successor master servicer shall have been appointed by the [Delaware] Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Trust Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the [Delaware] Trustee.

Section 8.10   Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Issuing Entity and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Issuing Entity, the Depositor and the Securities Administrator (which shall not be unreasonably withheld) and upon satisfaction of the Rating Agency Condition, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Issuing Entity.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the Master Servicing Fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 8.11   Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuing Entity, the Depositor, the Securities Administrator or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Trust Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Trust Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 8.07 and Section 8.12.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Section 8.12   Indemnification; Third-Party Claims.

The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Issuing Entity, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator[, the Delaware Trustee] or the Issuing Entity may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Trust Agreement.  Each of the Depositor, the Securities Administrator[, the Delaware Trustee] and the Issuing Entity shall, immediately upon notice to it, notify the Master Servicer if a claim is made by a third party with respect to this Trust Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator[, the Delaware Trustee] and the Issuing Entity, as the case may be, to indemnification under this Section 8.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees and expenses, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Issuing Entity shall indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Trust Agreement, the Servicing Agreements, any Assignment Agreement, the Custodial Agreement or the Certificates, except to the extent that any such loss, liability or expense (a) is related to (i) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (ii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement or (b) does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.

ARTICLE IX
CONCERNING THE [DELAWARE] TRUSTEE
Section 9.01   [Additional] Duties of [Delaware] Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of any such Master Servicer Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement.  Notwithstanding anything to the contrary herein, the appointment by the [Delaware] Trustee of [  ] as Securities Administrator to perform the duties and obligations specifically set forth in Sections [2.03, 3.01, 3.02, 3.03, 3.05, 4.01, 4.03, 4.04, 5.02, 5.03, 5.04, 5.08, 7.01, 7.02 and 10.03] hereof[, and any other duties and obligations as may be set forth in a letter agreement between [  ] and the Trustee], shall not release the Trustee from its duty to perform such duties and obligations hereunder.  During a Master Servicer Event of Default of which a Responsible Officer of the [Delaware] Trustee has notice, the [Delaware] Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The [Delaware] Trustee upon receipt of all resolutions, certificates, statements, reports, documents, orders or other instruments created by any Person other than itself and furnished to it which are specifically required to be furnished pursuant to any provision of the Trust Agreement, Custody Agreement, Servicing Agreement, Sale Agreement or Assignment Agreement shall examine them to determine whether they conform to the requirements of such agreement; provided, however, that the Trustee shall not be under any duty to recalculate, verify or recompute the information provided to it hereunder by the Servicer or the Depositor.  If any such instrument is found not to conform to the requirements of such agreement in a material manner, the [Delaware] Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, then it will provide notice thereof to the other and to the Certificateholders.

[No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(a)   Prior to the occurrence of any Master Servicer Event of Default and after the curing of all of such Events of Default, the respective duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement (including the obligation of the Trustee to enforce each Servicing Agreement against the related Servicer, each Custody Agreement against the related Custodian, each Sale Agreement against the related Seller, each Assignment Agreement against GSMC and otherwise to act as owner under such agreements for the benefit of the Certificateholders), the Trustee shall not be liable except for the performance of the respective duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

(b)   The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)   The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least [25]% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

(d)   Any determination of negligence, bad faith, willful misconduct or breach of conduct of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

(e)   In no event shall the Trustee be held liable for the actions or omissions of any Servicer or Custodian (excepting the Trustee’s own actions as Servicer or Custodian).  Prior to the occurrence of any Event of Default and after the curing of all such Events of Default, other than those obligations assumed by the Trustee as successor Servicer under Article VII, no provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein.]

Section 9.02   [Certain Matters Affecting the Trustee.

(a)   Except as otherwise provided in Section 9.01 hereof:

(i)   The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

(ii)   The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

(iii)   The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iv)   The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(v)   The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

(vi)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least [25]% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action;

(vii)   The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement, provided that any agent appointed by the Trustee hereunder shall be entitled to all of the protections of the Trustee under this Agreement including, without limitation, the indemnification provided for under Section 8.05 hereof;

(viii)   Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 9.01;

(ix)   The permissive right or authority of the Trustee to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

(x)   The Trustee shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement;

(xi)   The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers (except with respect to its obligation to make Monthly Advances pursuant hereto) if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer or the Master Servicer under this Agreement except with respect to the Trustee’s obligation to make Monthly Advances pursuant hereto or as successor servicer under any Servicing Agreement or any successor master servicer under this Agreement and during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, any Servicer or the Master Servicer in accordance with the terms of this Agreement;

(xii)   Subject to the other provisions of this Agreement and without limiting the generality of this Section 9.02, the Trustee shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

(xiii)   The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder; and

(xiv)   Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)   All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.]

Section 9.03   [Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained in the Trust Agreement and in the Certificates (other than the signature of the Trustee, the acknowledgments by the Trustee in Section 2.02 hereof and the representations and warranties made in Section 9.13 hereof) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or of the Certificates (other than the signature of the Trustee on the Certificates) or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account, the Master Servicer Account or the Certificate Account or Collection Account other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02 or as owner of the Regular Interests of any REMIC.]

Section 9.04   [Delaware] Trustee May Own Certificates.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 9.05   [Delaware] Trustee’s Fees and Expenses.

Pursuant to the Trust Agreement, the [Delaware] Trustee shall be paid by the Securities Administrator.  The [Delaware] Trustee shall be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the [Delaware] Trustee in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the [Delaware] Trustee.  The [Delaware] Trustee and any director, officer, employee or agent of the [Delaware] Trustee shall be indemnified and held harmless by the Trust against any loss, liability or expense thereof, including reasonable attorney’s fees, incurred, arising out of or in connection with the Trust Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust or the [Delaware] Trustee or any director, officer, employee or agent thereof, or the performance of any of the [Delaware] Trustee’s duties under the Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of duties under the Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement or that do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  The provisions of this Section 9.05 shall survive the resignation or removal of the [Delaware] Trustee.

Section 9.06   Eligibility Requirements for [Delaware] Trustee.

The [Delaware] Trustee shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $[50,000,000] and subject to supervision or examination by federal or state authority.  If such corporation publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the [Delaware] Trustee shall cease to be eligible in accordance with the provisions of this Section, the [Delaware] Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

Section 9.07   [Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to the Depositor, the Master Servicer and to all Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.  A copy of such instrument shall be delivered to the Depositor, the Certificateholders and each Servicer by the Depositor.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.  If the Depositor executes such an instrument, then the Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee and each Servicer.

The Holders of Certificates entitled to at least [51]% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee so removed and the successor trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.]

Section 9.08   Successor [Delaware] Trustee.

Any successor [Delaware] trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor and to the predecessor [Delaware] trustee an instrument accepting such appointment under the Trust Agreement and thereupon the resignation or removal of the predecessor [Delaware] trustee shall become effective and such successor [Delaware] trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as [Delaware] trustee therein.  The predecessor [Delaware] trustee shall deliver to the successor [Delaware] trustee, all Mortgage Loan Files and related documents and statements held by it under the Trust Agreement and the Depositor and the predecessor [Delaware] trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor [Delaware] trustee, all such rights, powers, duties and obligations.

No successor [Delaware] trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor [Delaware] trustee shall be eligible under the provisions of Section 9.06 hereof.

Upon acceptance of appointment by a successor [Delaware] trustee as provided in this Section, the Depositor shall mail notice of the succession of such [Delaware] trustee under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor [Delaware] trustee, the [Delaware] Trustee shall cause such notice to be mailed at the expense of the Depositor.

Notwithstanding anything to the contrary contained herein, the appointment of any successor [Delaware] trustee pursuant to any provisions of this Agreement will be subject to the prior written consent of the [Delaware] Trustee, which consent will not be unreasonably withheld.

Section 9.09   [Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee under the Trust Agreement, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.]

Section 9.10   Appointment of Co-Trustee or Separate [Delaware] Trustee.

For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Depositor and the [Delaware] Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the [Delaware] Trustee to act as co-trustee or co-trustees, jointly with the [Delaware] Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Depositor and the [Delaware] Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the [Delaware] Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereof and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the [Delaware] Trustee shall be conferred or imposed upon and exercised or performed by the [Delaware] Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the [Delaware] Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the [Delaware] Trustee.

Any notice, request or other writing given to the [Delaware] Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the [Delaware] Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the [Delaware] Trustee.  Every such instrument shall be filed with the [Delaware] Trustee.  No trustee (including the [Delaware] Trustee) shall be responsible for the actions of any co-trustee.

Any separate trustee or co-trustee may, at any time, constitute the [Delaware] Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the [Delaware] Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.11   Appointment of Custodians.

The [Delaware] Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Loan Files as agent for the [Delaware] Trustee, by entering into a custody agreement.  The appointment of any Custodian may at any time be terminated and a substitute custodian appointed therefor by the [Delaware] Trustee.  Subject to Article IX, the [Delaware] Trustee agrees to comply with the terms of each custody agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders.  Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $[10,000,000] and shall be qualified to do business in the jurisdiction in which it holds any Mortgage Loan File.  Any such Custodian may not be an affiliate of the Depositor or any Seller or Servicer.  The [Delaware] [Delaware] Trustee shall not be responsible or liable for the acts or omissions of any Custodian appointed by it hereunder (except for a Custodian which is an affiliate of the [Delaware] Trustee).  Any indemnification due a Custodian under a Custody Agreement shall be an obligation of the Purchaser as stated in such Custody Agreement.

Section 9.12   [Appointment of Office or Agent.

The Trustee shall appoint an office or agent in The City of New York where notices and demands to or upon the Trustee in respect of the Certificates and the Trust Agreement may be served.  The parties hereto and the Certificateholders hereby acknowledge that the Trustee may delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out certain non-fiduciary duties or obligations relating to the administration of the Trust, including the duties and obligations of the Certificate Registrar and Paying Agent; provided, however, in no event shall any such delegation, assignment, authorization or appointment relieve the Trustee of its liability with regard to such duties or obligations.  Any such agent shall nevertheless be entitled to all the rights, benefits and protections afforded to the Trustee under Article IX, to the extent assigned to any such agent by the Trustee.]

Section 9.13   [Representation and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Depositor that as of the Closing Date or as of such other date specifically provided herein:

(a)   It is a [national banking association] and has been duly organized, and is validly existing in good standing under the laws of the United States of America with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

(b)   The Trust Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)   The execution, delivery and performance by it of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

(d)   The execution and delivery of this Trust Agreement by it have been duly authorized by all necessary corporate action on its part; none of the execution and delivery by it of the Trust Agreement, consummation of the transactions therein contemplated, or compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound;

(e)   There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by the Trust Agreement or (ii) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under the Trust Agreement; and

(f)   It meets all of the eligibility requirements set forth in Section 8.06 thereof.

ARTICLE X
TERMINATION OF TRUST
Section 10.01   Qualified Liquidation.

The Provisions of this Article X are subject to the requirement that any termination shall be a “qualified liquidation” of each associated REMIC unless [100]% of the affected holders of interests in each such REMIC have consented to waive such requirements.  For this purpose “affected holders” shall mean each holder of a regular or residual interest which would likely receive a smaller amount in final distributions if the termination were not a “qualified liquidation” and REMIC owed taxes as a result hereof.

Section 10.02   Termination.

The party designated in Section 4.03 of the Trust Agreement may, at its option, make or cause a Person to make a Terminating Purchase for the Termination Price at the time and on the terms and conditions specified in the Trust Agreement.  Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust, the respective obligations and responsibilities under the Trust Agreement of the Depositor, the Master Servicer, the [Delaware] Trustee and the Securities Administrator shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required hereunder to be so paid and upon deposit of unclaimed funds otherwise distributable to Certificateholders in the Termination Account.  Notwithstanding the foregoing, in no event shall the Trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The Trust also may be terminated and the Certificates retired if the Securities Administrator determines, based upon an Opinion of Counsel, that the REMIC status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

Section 10.03   Procedure for Termination.

The party designated in Section 4.03 of the Trust Agreement shall advise the Securities Administrator in writing of its election to cause a Terminating Purchase, no later than the Distribution Date in the month preceding the Distribution Date on which the Terminating Purchase will occur.

Notice of the Distribution Date on which any such termination shall occur (or the Distribution Date on which final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust will be distributed to Certificateholders, as reflected in the Remittance Report for such month (the “Final Distribution Date”) shall be given promptly by the Securities Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with a Terminating Purchase, not earlier than the 15th day of the month preceding such final distribution and not later than the 5th day of the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Servicer Remittance Date in such month, in each case specifying (i) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Securities Administrator therein designated on that date, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.  The Securities Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders.  In the event such notice is given in connection with a Terminating Purchase, the purchaser shall deliver to the Securities Administrator for deposit in the Certificate Account on the Business Day immediately preceding the Final Distribution Date an amount in next day funds equal to the Termination Price, as the case may be.

Upon presentation and surrender of the Certificates on a Distribution Date by Certificateholders, the Securities Administrator shall distribute to Certificateholders (a) the amount otherwise distributable on such Distribution Date, if not in connection with Terminating Purchase, or (b) if in connection with a Terminating Purchase, an amount determined as follows:  with respect to each Certificate with an outstanding Certificate Balance, the outstanding Certificate Balance thereof, plus interest thereon through the Accounting Date preceding the Distribution Date fixed for termination and any previously unpaid interest, net of unrealized losses, Realized Interest Shortfall and Shortfall with respect thereto; and in addition, with respect to each Residual Certificate, the Percentage Interest evidenced thereby multiplied by the difference between the Termination Price and the aggregate amount to be distributed as provided in the first clause of this sentence and the next succeeding sentence.

Upon the receipt of a request for release from the Master Servicer, the Custodian, on behalf of the [Delaware] Trustee, shall promptly release to the purchaser the Mortgage Loan Files for the remaining Mortgage Loans, and the Securities Administrator, on behalf of the [Delaware] Trustee, shall execute all assignments, endorsements and other instruments without recourse necessary to effectuate such transfer.  The Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

In the event that all of the Certificateholders shall not surrender their Certificates within six months after the Final Distribution Date specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice.  If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates.  Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in a Termination Account, which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section.  The Securities Administrator shall establish the Termination Accounts, which shall be Eligible Accounts, on or about the Closing Date.

Section 10.04   Additional Termination Requirements.

(a)   In the event of a Terminating Purchase as provided in Section 10.02, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator receives (i) a Special Tax Opinion and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

(i)   Within ninety (90) days prior to the Final Distribution Date, the Depositor and the [Delaware] Trustee on behalf of the related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC Provisions (which plan may be adopted by the Securities Administrator’s attachment of a statement specifying the first day of the 90-day liquidation period to the REMIC’s final federal income tax return) and the REMIC will sell all of its assets (other than cash);

(ii)   Upon making final payment on the Regular Certificates or the deposit of any unclaimed funds otherwise distributable to the holders of the Regular Certificates in the Termination Account on the Final Distribution Date, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, pro rata, to the Holders of the Residual Certificates representing ownership of the residual interest in such REMIC all cash on hand relating to such REMIC after such final payment (other than cash retained to meet claims), and such REMIC shall terminate at that time; and

(iii)   In no event may the final payment on the Certificates be made after the 90th day from the date on which the plan of complete liquidation is adopted.  A payment into the Termination Account with respect to any Certificate pursuant to Section 10.03 shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this clause.

(b)   By its acceptance of a Residual Certificate, the Holder thereof hereby (i) authorizes such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (ii) agrees to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the [Delaware] Trustee, which authorization shall be binding upon all successor Holders of Residual Certificates.

ARTICLE XI
CONCERNING THE SECURITIES ADMINISTRATOR
Section 11.01   Certain Matters Affecting the Securities Administrator.

(a)   Except as otherwise provided herein:

(i)   The Securities Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Further, the Securities Administrator may accept a copy of the vote of the board of directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Securities Administrator of written notice to the contrary;

(ii)   The Securities Administrator may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Securities Administrator shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

(iii)   The Securities Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iv)   The Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(v)   The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

(vi)   The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least [25]% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not assured to the Securities Administrator by the security afforded to it by the terms of the Trust Agreement, the Securities Administrator may require indemnity against such expense or liability as a condition to taking any such action;

(vii)   The Securities Administrator may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement, provided that any agent appointed by the Securities Administrator hereunder shall be entitled to all of the protections of the Securities Administrator under this Agreement;

(viii)   Whenever the Securities Administrator is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so hereunder;

(ix)   The permissive right or authority of the Securities Administrator to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

(x)   The Securities Administrator shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Securities Administrator at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement;

(xi)   The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer or the Master Servicer under this Agreement;

(xii)   Subject to the other provisions of this Agreement and without limiting the generality of this Section 11.01, the Securities Administrator shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Securities Administrator pursuant to this Agreement believed by the Securities Administrator to be genuine and to have been signed or presented by the proper party or parties;

(xiii)   The Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder; and

(xiv)   Anything in this Agreement to the contrary notwithstanding, in no event shall the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)   All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Securities Administrator may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in name of the [Delaware] Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Securities Administrator, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

(c)   On or prior to the Closing Date, the Securities Administrator shall deliver to the Depositor a certification in the form of Exhibit J attached hereto specifying the items it will address in its assessment of compliance with the servicing criteria under this Section 11.01.  On or before March 15 of each year, commencing in March [    ], the Securities Administrator at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria, (ii) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.02(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit J and on any similar exhibit set forth in each Servicing Agreement in respect of the applicable Servicer and notify the Depositor of any exceptions.  None of such parties shall be required to deliver any such assessments until April 15 in any given year so long as such party has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(d)   On or before March 15 of each year, commencing in March [    ], the Securities Administrator, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Securities Administrator, or such other Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor (and, in the case of any other Servicing Function Participant, the Master Servicer) to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from the Securities Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with or cause the Master Servicer to consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to Section 8.01(e) or Section 11.01(c) is coupled with an attestation meeting the requirements of this Section and shall notify the Depositor of any exceptions.  Neither the Securities Administrator nor any Servicing Function Participant engaged by the Securities Administrator shall be required to deliver or cause the delivery of such reports until April 15 in any given year so long as such party has received written confirmation from the Master Servicer that a 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

(e)   The Securities Administrator shall give prior written notice to the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Securities Administrator, specifying (i) the identity of each such Subcontractor and (ii) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(f)   The Securities Administrator shall notify the Depositor and the Sponsor within five (5) days of its gaining knowledge thereof (i) of any legal proceedings pending against the Securities Administrator of the type described in Item 1117 (ss. 229.1117) of Regulation AB, (ii) of any merger, consolidation or sale of substantially all of the assets of the Securities Administrator and (iii) if the Securities Administrator shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the

Depositor, any Servicer, any Originator contemplated by Item 1110 (ss. 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (ss. 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (ss.ss. 229.1114-1115) of Regulation AB or any successor thereto or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (ss. 229.1100(d)(1)) of Regulation AB, as applicable.

Section 11.02   Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained in the Trust Agreement and in the Certificates (other than the signature of the Securities Administrator and the representations and warranties made in Section 11.07 hereof) shall be taken as the statements of the Depositor, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations or warranties as to the validity or sufficiency of the Trust Agreement, any Supplemental Trust Agreement or of the Certificates (other than the signature of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document.  The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account, the Master Servicer Account or the Certificate Account other than any funds held by or on behalf of the Securities Administrator in accordance with Sections 3.01 and 3.02.

Section 11.03   Securities Administrator May Own Certificates.

The Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Securities Administrator.

Section 11.04   Custodian’s and Securities Administrator’s Fees, Expenses and Indemnification.

The Securities Administrator shall be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the Securities Administrator in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the Securities Administrator or any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  On each Distribution Date, the Securities Administrator may withdraw from the amount on deposit in the REMIC I Distribution Account, its expenses (subject to the limits set forth therein).  The Securities Administrator, the Custodian and any director, officer, employee or agent of the Securities Administrator and the Custodian shall be indemnified and held harmless by the Issuing Entity against any loss, liability or expense thereof, including reasonable attorney’s fees and expenses, incurred, arising out of or in connection with the Trust Agreement, any custody agreement, any Supplemental Trust Agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust, the Custodian or the Securities Administrator

or any director, officer, employee or agent thereof, or the performance of any of the Securities Administrator’s or Custodian’s duties under the Trust Agreement, any custody agreement or any Supplemental Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract (except with respect to the Custodian) in the performance of its respective duties under the Trust Agreement, any custody agreement or any Supplemental Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement, any custody agreement or any Supplemental Trust Agreement or any expense that does not constitute an “unanticipated expense” with the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  The Securities Administrator hereby agrees to pay the fees and expenses of the Custodian pursuant to the terms of a separate agreement between the Custodian and the Securities Administrator and the payment of such fees and expenses (as set forth in such separate agreement) shall be the sole obligation of the Securities Administrator; provided, however, that the Depositor shall pay any indemnified amounts to the Custodian.  The provisions of this Section 11.04 shall survive (a) the termination of the Trust Agreement, any custody agreement or any Supplemental Trust Agreement and (b) the resignation or removal of the Securities Administrator or the Custodian, as the case may be.

Section 11.05   Resignation and Removal of the Securities Administrator.

The Securities Administrator may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement and any Supplemental Trust Agreement by giving written notice thereof to the Depositor, the Master Servicer, the [Delaware] Trustee and to all Certificateholders.  Upon receiving such notice of resignation, the [Delaware] Trustee shall promptly appoint a successor securities administrator by written instrument, in triplicate, which instrument shall be delivered to the resigning Securities Administrator and to the successor securities administrator.  A copy of such instrument shall be delivered to the Depositor, the Certificateholders and each Servicer by the [Delaware] Trustee.  If no successor securities administrator shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor securities administrator.

The [Delaware] Trustee may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the Securities Administrator so removed and to the successor securities administrator.  If the [Delaware] Trustee executes such an instrument, then the [Delaware] Trustee shall deliver a copy of such instrument to the Certificateholders, the Depositor and each Servicer.

The Holders of Certificates entitled to at least [51]% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the [Delaware] Trustee, the Securities Administrator so removed and the successor securities administrator so appointed.  A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Securities Administrator.

In the event that the Securities Administrator fails to comply with the provisions of Section 3.02, the Depositor may at any such time remove the Securities Administrator by written instrument, in duplicate, which instrument shall be delivered to the Securities Administrator so removed and to the [Delaware] Trustee.  In any such event the [Delaware] Trustee shall appoint a successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the Securities Administrator so removed, to the Depositor and to the successor securities administrator.  If the [Delaware] Trustee and Depositor execute such an instruments, then the [Delaware] Trustee shall deliver copies of such instruments to the Certificateholders and each Servicer.

Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor securities administrator as provided in Section 11.06 hereof.

Section 11.06   Successor Securities Administrator.

Any successor securities administrator appointed as provided in Section 11.05 shall execute, acknowledge and deliver to the [Delaware] Trustee and to the predecessor securities administrator an instrument accepting such appointment under the Trust Agreement and any Supplemental Trust Agreement and thereupon the resignation or removal of the predecessor securities administrator shall become effective and such successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as securities administrator therein.  The predecessor securities administrator shall deliver to the successor securities administrator, all Mortgage Loan Files and related documents and statements held by it under the Trust Agreement and the [Delaware] Trustee and the predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor securities administrator, all such rights, powers, duties and obligations.

Upon acceptance of appointment by a successor securities administrator as provided in this Section, the [Delaware] Trustee shall mail notice of the succession of such securities administrator under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register.

Notwithstanding anything to the contrary contained herein, the appointment of any successor securities administrator pursuant to any provisions of this Agreement will be subject to the prior written consent of the [Delaware] Trustee, which consent will not be unreasonably withheld.

Section 11.07   Representations and Warranties of the Securities Administrator.

The Securities Administrator hereby represents and warrants to the Depositor, the Master Servicer and the [Delaware] Trustee that as of the Closing Date or as of such other date specifically provided herein:

(a)   It is a national banking association and has been duly organized, and is validly existing in good standing under the laws of the United States with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

(b)   The Trust Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)   The execution, delivery and performance by it of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof,

(d)   The execution and delivery of this Trust Agreement by it have been duly authorized by all necessary corporate action on its part; none of the execution and delivery by it of the Trust Agreement, consummation of the transactions therein contemplated, or compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound; and

(e)   There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or government body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under the Trust Agreement.

Section 11.08   Eligibility Requirements for the Securities Administrator.

The Securities Administrator shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $[50,000,000] and subject to supervision or examination by federal or state authority.  If such Person publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Securities

Administrator shall resign immediately in the manner and with the effect specified in Section 11.05.  In addition, the Securities Administrator (a) may not be an originator of Mortgage Loans, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the Securities Administrator and (b) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Securities Administrator, or the equivalent rating by S&P or Moody’s.

ARTICLE XII
REMIC TAX PROVISIONS
Section 12.01   REMIC Administration.

(a)   (i) Unless otherwise specified in the Trust Agreement, the Securities Administrator, on behalf of the [Delaware] Trustee, shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust (or such assets) treated as a REMIC under state law.

(ii)   In order to enable the Securities Administrator, on behalf of the [Delaware] Trustee, to perform its duties as set forth herein, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes to the valuations and offering prices of the Certificates (security instruments), including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Securities Administrator, promptly upon request therefor, any additional information or data that the Securities Administrator may from time to time reasonably request in order to enable the Securities Administrator to perform its duties as set forth herein.

(b)   The Securities Administrator, on behalf of the [Delaware] Trustee, shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of the expenses to the extent provided in clause (i) above from the Certificate Account, but only to the extent such expenses are “unanticipated expenses” for purposes of Treasury Regulation Section 1.860G-1(b)(3)(ii).

(c)   The Securities Administrator, on behalf of the [Delaware] Trustee, shall prepare any necessary forms for election as well as all of the Trust’s and each REMIC’s federal and any appropriate state tax and information returns.  The [Delaware] Trustee shall sign and the Securities Administrator, on behalf of the [Delaware] Trustee, shall file such returns on behalf of each REMIC.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

(d)   The Securities Administrator, on behalf of the [Delaware] Trustee, shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or New York tax law.  Among its other duties, if required by the REMIC Provisions, the Securities Administrator, on behalf of the [Delaware] Trustee, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Securities Administrator such information as is necessary for the Securities Administrator, on behalf of the [Delaware] Trustee, to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

(e)   The Depositor, the Securities Administrator, the [Delaware] Trustee and the Holders of the Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

(f)   The Depositor, the Securities Administrator, the [Delaware] Trustee and the Holders of the Residual Certificates shall not take any action, or fail to take any action, or cause any REMIC to take any action or fail to take any action that, if taken or not taken, as the case may be, could endanger the status of any such REMIC as a REMIC unless the Securities Administrator has received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

(g)   Any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section 10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated.  Any state (or local) taxes imposed upon the Trust or any REMIC that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the [Delaware] Trustee and the state (or locality) imposing such taxes shall be paid by the [Delaware] Trustee, and, notwithstanding anything to the contrary in these Standard Terms, such taxes shall be deemed to be part of the [Delaware] Trustee’s cost of doing business and shall not be reimbursable to the [Delaware] Trustee.

(h)   [  ] shall acquire a Residual Certificate in each REMIC and [  ] will act as the Tax Matters Person of each REMIC and perform various tax administration functions of each REMIC as its agent, as set forth in this Section.  If [  ] or an Affiliate is unable for any reason to fulfill its duties as Tax Matters Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters Person of such REMIC.

(i)   The Tax Matters Person shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC.  In connection with the foregoing, the Tax Matters Person shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

(j)   For purposes of compliance with the REMIC Provisions, the amount of any expenses payable from the Trust Fund or the Termination Price, in each case pursuant to Section 4.03 of the Trust Agreement, that reduces amounts otherwise distributable to the Certificates (other than the Residual Certificates) and that do not constitute “unanticipated expenses” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) shall be treated, first, as having been distributed on the Certificates that suffered such reduction to the extent of such reduction and, next, as having been paid by the beneficial holders of such Certificates to the parties to whom such expenses were payable.

Section 12.02   Prohibited Activities.

Except as otherwise provided in the Trust Agreement, none of the Depositor, the [Delaware] Trustee, the Securities Administrator, the Servicers, the Master Servicer nor the Holders of the Residual Certificates, nor the [Delaware] Trustee shall engage in, nor shall the Master Servicer permit, any of the following transactions or activities unless it has received (a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

(i)   the sale or other disposition of, or substitution for, any of the Mortgage Loans except pursuant to (A) a foreclosure or default with respect to such Mortgage Loans, (B) the bankruptcy or insolvency of any REMIC, (C) the termination of any REMIC pursuant to Section 10.02, or (D) a purchase (but not a substitution) in accordance with Section 2.03;

(ii)   the acquisition of any Mortgage Loans for the Trust after the Closing Date except during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Securities Administrator;

(iii)   the sale or other disposition of any investment in the Certificate Account or the Distribution Account at a gain;

(iv)   the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a “Short-Term Reserve Fund Investment”) if such sale or disposition would cause [30]% or more of a REMIC’s income from such Reserve Fund for the taxable year to consist of a gain from the sale or disposition of Short-Term Reserve Fund Investments;

(v)   the withdrawal of any amounts from any Reserve Fund except (A) for the distribution pro rata to the Holders of the Residual Certificates representing ownership of the residual interest in the related REMIC or (B) to provide for the payment of Trust expenses or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Certificate Account or the Distribution Account, as provided under Section 860G(a)(7) of the Code;

(vi)   the acceptance of any contribution to the Trust except the following cash contributions:  (A) a contribution received during the three month period beginning on the Closing Date, (B) a contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates representing ownership of the residual interest in the related REMIC, (C) a contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 10.04(a)(A), or (D) any other contribution approved by the Securities Administrator after consultation with tax counsel;

(vii)   except in the case of a Mortgage Loan that is a default, or as to which, in the reasonable judgment of any Servicer, default is reasonably foreseeable, the Master Servicer shall not permit any modification of any material term of a Mortgage Loan (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the remaining term to maturity, or any other term affecting the amount or timing of payments on the Mortgage Loan) unless the Master Servicer has received an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for REMIC purposes; or

(viii)   any other transaction or activity that is not contemplated by the Trust Agreement.

Any party causing the Trust to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax and any associated cost imposed on the Trust pursuant to Code Section 860F(a)(1) or 860G(d) as a result of the Trust engaging in such activities and indemnify the Trust and the Master Servicer for such amounts.

ARTICLE XIII
MISCELLANEOUS PROVISIONS
Section 13.01 Amendment of Trust Agreement.

The Trust Agreement may be amended or supplemented from time to time by the Master Servicer, the Depositor, the Securities Administrator and the [Delaware] Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity, (b) correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or any assets thereof) either as a REMIC, as applicable under the Code at all times that any Certificates are outstanding, (d) conform to the terms of this Agreement to the terms described in the Prospectus dated [  ], 20[  ], together with the Prospectus Supplement thereto dated [  ], 20[  ], or (e) make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust which are not covered by the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder.  Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if the Rating Agency Condition is satisfied with respect to such amendment or supplement, and there is delivered to the Securities Administrator an Opinion of Counsel that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status.

The Trust Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the [Delaware] Trustee with the consent of the Holders of Certificates entitled to at least [51]% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (c) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents.  For purposes of the giving or withholding of consents pursuant to this Section 13.01, Certificates registered in the name of the Depositor or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Prior to consenting to any amendment, each of the Securities Administrator, the [Delaware] Trustee and the Master Servicer shall be entitled to receive an Opinion of Counsel from the Depositor stating that the proposed amendment is authorized and permitted pursuant to this Trust Agreement.  No amendment affecting the rights, duties and indemnities of the Custodian shall be entered into without the Custodian’s consent.

Promptly after the execution of any such amendment, the Securities Administrator shall notify Certificateholders of such amendment and, upon written request, furnish a copy of such amendment to any Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

In the event that the Depositor, upon consultation with the Trustee, notifies the parties to the Trust Agreement that it has determined that the TIA applies to the Trust Agreement or that that qualification under the Trust Indenture Act of 1939, as amended (the “TIA”) or any similar federal statute hereafter enacted is required (any such determination by the Depositor, a “TIA Applicability Determination”), then, (i) in the case of the TIA, pursuant to Section 318 of the TIA (assuming such section is then in effect), the provisions of Sections 310 to and including Section 317 of the TIA that impose duties on any person are part of and govern this Agreement, whether or not physically contained herein, as and to the extent provided in Section 318 of the TIA; provided, however, that it shall be deemed that the parties to the Trust Agreement have agreed that, to the extent permitted under the TIA, the Trust Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Trust Agreement or would otherwise alter the provisions of the Trust Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto; (ii) the parties agree to cooperate in good faith with the Depositor to make such amendments to modify, eliminate or add to the provisions of the Trust Agreement to such extent as shall be necessary to effect the qualification of the Trust Agreement under the TIA or such similar statute and to add to the Trust Agreement such other provisions as may be expressly required by the TIA or as may be determined by the parties to be beneficial for compliance with the TIA; and (iii) upon the direction of the Depositor, the Trustee shall file a Form T-1 or such other form as the Depositor informs the Trustee is required, with the Commission or other appropriate institution.

Section 13.02   Recordation of Agreement; Counterparts.

To the extent required by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Custodian (except with respect to [  ]), on behalf of the Issuing Entity, at the expense of the Trust, but only if such recordation is requested by the Depositor and accompanied by an Opinion of Counsel (which shall not be an expense of the Depositor or the Custodian) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for any other purpose the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 13.03   Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement or any Sale Agreement, Servicing Agreement, Custody Agreement or Assignment Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least [25]% of the Voting Rights shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator under the Trust Agreement and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for [fifteen (15)] days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Master Servicer, the Securities Administrator and the [Delaware] Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.04   [Reserved].

Section 13.05   Notices.

All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to addresses, telecopy numbers or email addresses set forth in the Trust Agreement.  Any notice required or permitted to be mailed to a

Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.  A copy of any notice given hereunder to any other party shall be delivered to the Securities Administrator.

Section 13.06   Severability of Provision.

If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Holders thereof.

Section 13.07   Sale of Mortgage Loans.

It is the express intent of the Depositor and the Issuing Entity that the conveyance of the Mortgage Loans by the Depositor to the Issuing Entity pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by the Depositor to the Issuing Entity.  It is, further, not the intention of the Depositor and the Issuing Entity that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Depositor then (a) the Trust Agreement also shall be deemed to be a security agreement within the meaning of Article 9 of the UCC; (b) the conveyance by the Depositor provided for in the Trust Agreement shall be deemed to be a grant by the Depositor to the Issuing Entity of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in any Collection Account or the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Issuing Entity or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuing Entity for the purpose of perfecting such security interest under applicable law.  The Depositor and the Issuing Entity shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

Section 13.08 Notice to Rating Agencies

(a)   The [Securities Administrator, on behalf of the Issuing Entity], shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which an Officer of the Securities Administrator has actual knowledge:

(i)   any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

(ii)   the occurrence of any Event of Default under a Servicing Agreement;

(iii)   the resignation, termination or merger of the Depositor, the Securities Administrator, the [Delaware] Trustee or any Servicer or Custodian;

(iv)   the purchase of Mortgage Loans pursuant to Section 2.03;

(v)   the final payment to Certificateholders;

(vi)   any change in the location of any Collection Account, Reserve Fund or Certificate Account; and

(vii)   any event that would result in the inability of any Servicer to make Advances regarding delinquent Mortgage Loans.

(b)   Any notice pursuant to this Section 13.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid or by express delivery service to each Rating Agency at the address specified in the Trust Agreement.

Section 13.09 Custodian’s Limitation of Liability.

The Custodian shall be entitled to the same rights, protections, immunities and indemnities hereunder as afforded to it under the Master Custodial Agreement dated as of [  ], 20[  ], by and among GSMC, [  ], as a custodian, [  ], as a custodian, and [  ].

Exhibit A

FORM OF TRUST RECEIPT

[DATE]

Goldman Sachs Mortgage Company
85 Broad Street, 26th Floor
New York, New York 10004
Attn.:  [____________]
Telephone:  (212) [_________]
Telecopy:   (212) [_________]

RE:
The Master Servicing and Trust Agreement dated [     ], 20[  ] (the “Trust Agreement”), among GS Mortgage Securities Corp., as Depositor, [            ], as [Delaware] Trustee, [         ], as Master Servicer and Securities Administrator, [         ], as a Custodian and [         ], as a Custodian and the Standard Terms to Master Servicing and Trust Agreement ([     ] 20[  ] Edition) incorporated by reference thereto (the “Standard Terms”)

Ladies and Gentlemen:

In accordance with the provision of Section 2.02 of the above-referenced Standard Terms, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule of the Trust Agreement, it has reviewed the Mortgage Loan File as of the date of such Trust Agreement and has determined that (a) all documents required to be delivered to it pursuant to clauses (a) through (e) and (g) of the definition of Mortgage Loan File are in its possession; provided, that the Custodian has no obligation to verify the receipt of any documents the existence of which was not made known to the Custodian by the Mortgage Loan File, and provided, further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (b) such documents have been reviewed by it and appear regular on their face and to relate to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; (c) based upon its examination, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects, the Verified Information with respect to each Mortgage Loan; and (d) each Mortgage Note has been endorsed and each assignment has been assigned as required under Section 2.02 of the Standard Terms.  Moreover, the attached Data Collection Schedule accurately and completely sets forth the information required to be set forth therein pursuant to Section 2.02 of the Standard Terms.

[ ], as Custodian

By:
Name:
Title:

Exhibit A-1

Exhibit B

FORM OF FINAL CERTIFICATION

[Date]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn.:  [         ]

RE:
The Master Servicing and Trust Agreement dated [     ], 20[  ] (the “Trust Agreement”), among GS Mortgage Securities Corp., as Depositor, [            ], as [Delaware] Trustee, [         ], as Master Servicer and Securities Administrator, [         ], as a Custodian and [         ], as a Custodian and the Standard Terms to Master Servicing and Trust Agreement ([     ] 20[  ] Edition) incorporated by reference thereto (the “Standard Terms”)

Ladies and Gentlemen:

In accordance with the provision of Section 2.02 of the above-referenced Standard Terms, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the attached Mortgage Loan Schedule, it has reviewed the Mortgage Loan File and has determined that (a) (i) all documents required to be delivered to it pursuant to clauses (a) through (e) and (g) of the definition of Mortgage Loan File are in its possession; provided that the Custodian has no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Mortgage Loan File, and provided, further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (b) such documents have been reviewed by it and appear regular on their face and to relate to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; and (c) each Mortgage Note has been endorsed and each assignment has been assigned as required under Section 2.02 of the Standard Terms.

[ ], as Custodian

By:
Name:
Title:

Exhibit B-1

Exhibit C

FORM OF RULE 144A AGREEMENT – QIB CERTIFICATION

______________, 20__

[____________]
Attn:  [____________]
GS Mortgage Securities Corp.
200 West Street
New York, New York 10282

Re:	GS Mortgage Securities Corp., Depositor [GSR] Mortgage Loan Trust 20[ ]-[__], Pass-Through Certificates Series 20[ ]-[__] having an original principal amount of $

Ladies and Gentlemen:

In connection with our proposed purchase of the Certificates referred to above (the “Certificates”), we confirm that:

(A) We have received a copy of the Offering Supplement dated _________ __, 20__ (the “Offering Circular”), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agree to the restrictions on duplication and circulation of the Offering Circular and the matters stated in the section entitled “Notice to Investors.”

(B) We are a “qualified institutional buyer” (as that term is defined in Rule 144A under the Securities Act).  We area aware that the sale of the Certificates to us is being made in reliance on Rule 144A under the Securities Act.  We are acquiring the Certificates for our own account or for the account of a qualified institutional buyer.

(C) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered, sold, or otherwise transferred in the absence of such registration or an applicable exemption therefrom.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Certificate, or any interest therein, except (1) (A) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), or (B) pursuant to an effective registration statement under the Securities Act, and (2) in accordance with all applicable securities laws of the states of the United States or any other applicable jurisdiction.

(D) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Depositor and to the [Delaware] Trustee such certificates, legal opinions and other information as the Depositor, or the [Delaware] Trustee may reasonably require to confirm

Exhibit C-1

that the proposed sale complies with the foregoing restrictions.  We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

(E) We acknowledge that none of the Depositor, Goldman, Sachs & Co. (the “Initial Purchaser”), the [Delaware] Trustee, or any person acting on behalf of the Depositor, the Initial Purchaser, or the [Delaware] Trustee has made any representations concerning the Trust or the offer and sale of the Certificates, except as set forth in the Offering Circular.

(F) We acknowledge that the Depositor, the Initial Purchaser, the [Delaware] Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Depositor, the Initial Purchaser, and the [Delaware] Trustee.

The Transferee hereby agrees to indemnify and hold harmless the Depositor, the [Delaware] Trustee and the Initial Purchaser from and against any and all loss, damage or liability (including attorney’s fees) due to or arising out of a breach of any representation or warranty, confirmation or statement contained in this letter.

The Depositor, the [Delaware] Trustee and the Initial Purchaser are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Master Servicing and Trust Agreement, dated as of [  ], 20[  ], which incorporates by reference the Standard Terms thereto ([  ] 20[  ] Edition) among GS Mortgage Securities Corp., [  ], the Custodians and the [Delaware] Trustee.

Sincerely,

[Name of Transferee]

By:
Name:
Title:

Exhibit C-2

Exhibit D

FORM OF TRANSFEREE AGREEMENT

, 20___

[________________]
Attn:  [________________]
GS Mortgage Securities Corp.
200 West Street
New York, New York 10282

Re:	GS Mortgage Securities Corp., Depositor
[GSR] Mortgage Loan Trust 20[ ]-[__],
Pass-Through Certificates Series 20[ ]-[__]
having an original principal amount of $

Ladies and Gentlemen:

In connection with our proposed purchase of the Certificates referred to above (the “Certificates”), we confirm that:

(A) We have received a copy of the Offering Supplement, dated __________ ___, 20 (the “Offering Circular”), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agree to the matters stated in the Section entitled “Notice to Investors,” and the restrictions on duplication and circulation of the Offering Circular.

(B) We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement dated as of [  ], 20[  ], which incorporates by reference the Standard Terms thereto ([  ] 20[  ] Edition) among GS Mortgage Securities Corp., [  ], [  ], [  ] and the [Delaware] Trustee (the “Trust Agreement”) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”) and our failure to comply with the foregoing agreement shall render any purported transfer to be null and void.

(C) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered, sold, or otherwise transferred in the absence of such registration or an applicable exemption thereof.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Certificate or any interest therein, except (A) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (B) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to the [Delaware] Trustee a signed letter contained certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the [Delaware] Trustee), or (C) pursuant to an

Exhibit D-1

effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such person that resale of the Certificates are restricted as stated herein.

(D) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Depositor and to the [Delaware] Trustee of such certificates, legal opinions and other information as the Depositor or the [Delaware] Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

(E) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

(F) We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

(G) We are acquiring at least the required minimum principal amount of the Certificates for each account for which we are purchasing such Certificates and will not offer, sell, pledge or otherwise transfer any such Certificates or any interest therein at any time except in the Required Minimum denomination.

(H) We have been furnished all information regarding the Certificates that we have requested from the Depositor and the [Delaware] Trustee.

(I) We acknowledge that neither the Trust, the Depositor, Goldman, Sachs & Co. (the “Initial Purchaser”) nor the [Delaware] Trustee nor any person acting on behalf of the Trust, the Depositor, the Initial Purchaser or the [Delaware] Trustee has made any representations concerning the Trust or the offer and sale of the Certificates, except as set forth in the Offering Circular.

(J) We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Certificates.

(K) If we are acquiring any of the Certificates as fiduciary or agent for one or more accounts, we represent that we have sole investment discretion with respect to each such amount and that we have full power to make the forgoing acknowledgments, representations and agreements with respect to each such account as set forth.

(L) We acknowledge that the Depositor, the Initial Purchaser, the [Delaware] Trustee, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Depositor, the Initial Purchaser and the [Delaware] Trustee.

Exhibit D-2

The Transferee hereby agrees to indemnify and hold harmless the Trust, the Depositor, the [Delaware] Trustee, and the Initial Purchaser from and against any and all loss, damage or liability (including attorney’s fees) due to or arising out of a breach of any representation or warranty, confirmation or statement contained in this letter.

The Depositor, the [Delaware] Trustee, and the Initial Purchaser are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement.

Sincerely,

[Name of Transferee]

By:
Name:
Title:

Exhibit D-3

Exhibit E

FORM OF BENEFIT PLAN AFFIDAVIT

Re:	GS Mortgage Securities Corp.,
as Depositor
[GSR] Mortgage Loan Trust
20[ ]-[__] (the “Trust”)

STATE OF	)
	)	ss.:
COUNTY	)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

1.  I am a duly authorized signatory of _______________, a ____________ (the “Transferee”), whose taxpayer identification number is _______________, and on behalf of which I have the authority to make this affidavit.

2.  The Transferee is acquiring the _________ and __________ Certificates (the “Certificates”), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit (“REMIC”) elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.  The Transferee understands that the Certificates will bear the following legend:

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE [DELAWARE] TRUSTEE WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF, OR USING THE ASSETS OF, ANY SUCH PLAN OR (2) IF THE CERTIFICATE (OTHER THAN A RESIDUAL CERTIFICATE OR CLASS X CERTIFICATE) HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING, IS AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE [DELAWARE] TRUSTEE AND THE SECURITIES ADMINISTRATOR,

Exhibit E-1

UPON WHICH THE [DELAWARE] TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE DEPOSITOR SHALL BE ENTITLED TO RELY TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE [DELAWARE] TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH PARTIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND OR ANY OF THE ABOVE PARTIES.  A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED IN THE TRUST AGREEMENT.

4.  The Transferee either:

(a)           is neither an employee benefit plan or other retirement arrangement subject to section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf of, or using the assets of, any such plan or arrangement; or

(b)           if the Certificates (other than a Residual Certificate or Class X Certificate) have been subject to an ERISA-Qualifying Underwriting, is an insurance company purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60; or

(c)           a Benefit Plan Opinion satisfactory to the [Delaware] Trustee, upon which the [Delaware] Trustee, the Securities Administrator, the Master Servicer and the Depositor shall be entitled to rely to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the [Delaware] Trustee, the Securities Administrator, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such parties in the Trust Agreement, which Benefit Plan Opinion shall not be an expense of the Trust or any of the above parties.

Exhibit E-2

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer on this ____day of ________, 20.

[Name of Transferee]

By:
Name:
Title:

Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Transferee, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn to before me this

______ day of ________________, 20 .

Notary Public

My commission expires:

Exhibit E-3

Exhibit F

FORM OF RESIDUAL TRANSFEREE AGREEMENT

(DATE)

GS Mortgage Securities Corp.
200 West Street
New York, New York 10282

[_______________]
Attn:  [_______________]

Re:
Master Servicing and Trust Agreement, dated as of [      ], 20[  ], among GS Mortgage Securities Corp., as Depositor, [      ], as Master Servicer and as Securities Administrator, [      ], as a Custodian, [       ], as a Custodian, and [      ], as [Delaware] Trustee of [GSR] Mortgage Loan Trust 20[  ]-[__]

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Residual Certificate”), to be issued pursuant to the Master Servicing and Trust Agreement, dated as of [  ], 20[  ], among GS Mortgage Securities Corp., [  ], as Master Servicer and as Securities Administrator, [  ], as a Custodian, [  ], as a Custodian, and [  ], as [Delaware] Trustee (the “[Delaware] Trustee”) which incorporates by reference the Standard Terms to Trust Agreement, [  ] 20[  ] Edition (the “Standard Terms to Trust Agreement”) (collectively, the “Trust Agreement”), the undersigned hereby certifies and covenants to the transferor, the Depositor, the [Delaware] Trustee and the Trust as follows:

1.  We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificate on behalf of a Disqualified Organization.  We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

2.  We acknowledge that we will be the beneficial owner of the Residual Certificate and that the Residual Certificate will be registered in our name and not in the name of a nominee.

3.  We certify that no purpose of our purchase of the Residual Certificate is to avoid or impede the assessment or collection of tax.

4.  (A) We understand that the Residual Certificate represents for federal income tax purposes a “residual interest” in a real estate mortgage investment conduit and (B) we understand that as the holder of the Residual Certificate we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of each REMIC formed pursuant to the Trust Agreement in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Exhibit F-1

5.  We understand that if, notwithstanding the transfer restrictions, any of the Residual Certificates is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate.  We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

6.  The sale to us and our purchase of the Residual Certificates constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration.  In our view, the transaction represents fair value, representing the results of arms length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificates.

7.  Unless this provision is explicitly waived by the transferor to us of the Residual Certificates, we expect that the purchase of the Residual Certificates, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

8.  We are a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code.  We are duly organized and validly existing under the laws of the jurisdiction of our organization.  We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent.  We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations.  The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power, and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

9.  Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our certificate of incorporation or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or

(B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

10.  We anticipate being a profit-making entity on an ongoing basis.

Exhibit F-2

11.  We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future.  We acknowledge that as the holder of the Residual Certificates, to the extent the Residual Certificates would be treated as a noneconomic residual interest within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(2), we may incur tax liabilities in excess of cash flows generated by the Residual Certificates and that we intend to pay taxes associated with holding the Residual Certificates as they become due.

12.  We agree that in the event that at some future time we wish to transfer any interest in the Residual Certificates, we will transfer such interest in the Residual Certificates only to a transferee that:

(a) is not a Disqualified Organization and is not purchasing such interest in the Residual Certificates on behalf of a Disqualified Organization, and

(b) has delivered to the [Delaware] Trustee a transferee agreement in the form of Exhibit D to the Standard Terms to Trust Agreement and an affidavit in the form of Exhibit G-1 or Exhibit G-2, as applicable, to the Standard Terms to Trust Agreement and, if requested by the [Delaware] Trustee, an opinion of counsel, in form acceptable to the [Delaware] Trustee, that the proposed transfer will not cause the Residual Certificates to be held by a Disqualified Organization.

13.  We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Residual Certificates; we are able to bear the economic risks of an investment in the Residual Certificates.

14.  In addition, we acknowledge that the [Delaware] Trustee will not register the transfer of a Residual Certificate to a transferee that is not a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code.

15.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Standard Terms to Trust Agreement.

16.  We hereby designate the [Delaware] Trustee as our fiduciary to perform the duties of the tax matters person for each REMIC formed pursuant to the Trust Agreement.

(signature page follows)

Exhibit F-3

IN WITNESS WHEREOF, the undersigned has caused this Agreement be validly executed by its duly authorized representative as of the day and year first above written.

[Name of Transferee]

By:

Its:

Taxpayer ID #

Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Transferee, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn to before me this

______ day of ________________, 20 .

Notary Public

My commission expires:

Exhibit F-4

Exhibit G-1

FORM OF NON-U.S. PERSON AFFIDAVIT
AND AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) and 860E(e)(4)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re:	GS Mortgage Securities Corp., Depositor [GSR] Mortgage Loan Trust 20[ ]-[__] (the “Trust”)

STATE OF	)
	)	ss.:
COUNTY	)

Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

1.  I am a duly authorized officer of ___________________ (the “Transferee”), and on behalf of which I have the authority to make this affidavit.

2.  The Transferee is acquiring all or a portion of the securities (the “Residual Certificates”), which represent a residual interest in one or more real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.  The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (iii) an estate that is subject to United States federal income tax regardless of the source of its income or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates (a “Non-U.S. Person”).

4.  The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under Sections 871 and 881 of the Code in accordance with Section 860G of the Code and any Treasury regulations issued thereunder on “excess inclusions” that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

5.  The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with Section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may

Exhibit G-1-1

be imposed at the time of disposition of any such Residual Certificate pursuant to Section 860G(b) of the Code.

6.  The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment of such tax to the [Delaware] Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under Sections 1441 and 1442 of the Code and the regulations thereunder (the “Withholding Agent”).

7.  The Transferee understands that until it provides written evidence of the payment of tax due upon the disposition of a Residual Certificate to the Withholding Agent pursuant to paragraph 6 above, the Withholding Agent may (i) withhold an amount equal to such tax from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.

8.  The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

9.  The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

10.  The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

11.  The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

12.  The Transferee is not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization.  For the purposes hereof, a Disqualified Organization is any of the following:  (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of

Exhibit G-1-2

the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other entity treated as a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code.  In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

13.  The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

14.  The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Master Servicing and Trust Agreement, dated as of [  ], 20[  ], which incorporates by reference the Standard Terms thereto, among GS Mortgage Securities Corp., [  ], [  ], [  ] and the [Delaware] Trustee.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer as of the _______ day of _____________, 20__.

[Name of Transferee]

By:

Its:

Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this ______ day of __________, 20__.

Notary Public

My commission expires the _____ day of ________________, 20__.

Exhibit G-1-3

Exhibit G-2

FORM OF U.S. PERSON AFFIDAVIT
AND AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) and 860E(e)(4)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re:           GS Mortgage Securities Corp., Depositor
[GSR] Mortgage Loan Trust
20[  ]-[__] (the “Trust”)

STATE OF	)
	)	ss.:
COUNTY	)

Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

1.  I am a duly authorized officer of ______________________ (the “Transferee”), on behalf of which I have the authority to make this affidavit.

2.  The Transferee is acquiring all or a portion of the securities (the “Residual Certificates”), which represent a residual interest in one or more real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.  The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate that is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust, or (v) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a “U.S. Person”).

4.  The Transferee is a not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization.  For the purposes hereof, a Disqualified Organization is any of the following:  (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in ss. 1381(a)(2)(C) of the Code; or (iv) any other entity treated as a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code.  In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the

Exhibit G-2-1

Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

5.  The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6.  The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Master Servicing and Trust Agreement, dated as of [  ], 20[  ], which incorporates by reference the Standard Terms thereto, among GS Mortgage Securities Corp., [  ], [  ], [  ] and the [Delaware] Trustee.

Exhibit G-2-2

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ______, 20__.

[Name of Transferee]

By:

Its:

Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this ______ day of __________, 20__.

Notary Public

My commission expires the _____ day of ________________, 20__.

Exhibit G-2-3

Exhibit H

FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR BY THE SECURITIES ADMINISTRATOR

GS Mortgage Securities Corp.

200 West Street

New York, New York 10282

Re:           GS Mortgage Securities Corp., Depositor

[GSR] Mortgage Loan Trust 20[  ]-[__]  (the “Trust”)

Reference is made to the Trust Agreement, dated as of [  ], 20[  ] (the “Trust Agreement”), by and among [            ] (the “[Delaware] Trustee”), [  ], as Master Servicer (the “Master Servicer”), and as Securities Administrator (the “Securities Administrator”), [  ], as a Custodian, [  ], as a Custodian, and GS Mortgage Securities Corp., as Depositor (the “Depositor”).  The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)
The Securities Administrator has reviewed the annual report on Form 10-K for the fiscal year [  ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)
Subject to paragraph (iv), the distribution information in the distribution reports contained in all Monthly Form 8-K’s included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Trust Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

(iii)	The distribution information required to be provided by the Securities Administrator under the Trust Agreement is included in these reports.

(iv)
In compiling the distribution information and making the foregoing certifications, the Securities Administrator has relied upon information furnished to it by the Master Servicer under the Trust Agreement.  The Securities Administrator shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Master Servicer.

(signature page follows)

Exhibit H-1

Date:

[ ],
as Securities Administrator

By:

Name:

Title:

Exhibit H-2

Exhibit I

FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR BY THE MASTER SERVICER

GS Mortgage Securities Corp.

200 West Street

New York, New York 10282

Re:           GS Mortgage Securities Corp., Depositor

[GSR] Mortgage Loan Trust 20[  ]-[__] (the “Trust”)

Reference is made to the Trust Agreement, dated as of [  ], 20[  ] (the “Trust Agreement”), by and among [            ] (the “[Delaware] Trustee”), [  ], as Master Servicer (the “Master Servicer”), and as Securities Administrator (the “Securities Administrator”), [  ], as a Custodian, [  ], as a Custodian, and GS Mortgage Securities Corp., as Depositor (the “Depositor”).  The Master Servicer hereby certifies to the Depositor, the Securities Administrator and the [Delaware] Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)
Based on our knowledge, the information prepared by the Master Servicer and relating to the mortgage loans master serviced by the Master Servicer and provided by the Master Servicer to the Securities Administrator and the [Delaware] Trustee and in its reports to the Securities Administrator and the [Delaware] Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

(ii)
Based on our knowledge, the servicing information required to be provided to the Securities Administrator and the [Delaware] Trustee by the Master Servicer pursuant to the Trust Agreement has been provided to the Securities Administrator and the [Delaware] Trustee;

(iii)
Based upon the review required under the Trust Agreement, and except as disclosed in its reports, the Master Servicer as of the last day of the period covered by such reports has fulfilled its obligations under the Trust Agreement; and

(iv)
In compiling the distribution information and making the foregoing certifications, the Master Servicer has relied upon information furnished to it by the servicers under the respective servicing agreements.  The Master Servicer shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by such servicers.

(signature page follows)

Exhibit I-1

Date:

[ ],
as Master Servicer

By:

Name:

Title:

Exhibit I-2

EXHIBIT J

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

To:

[___________]
[Goldman Sachs Mortgage Company
85 Broad Street, 26th Floor
New York, New York 10004]

GS Mortgage Securities Corp.
200 West Street
New York, New York 10282

Reference is made to that certain Standard Terms to Master Servicing and Trust Agreement ([  ] 20[  ] Edition) (the “Agreement”), which is incorporated by reference in the Master Servicing and Trust Agreement dated as of [  ], 20[  ], by and among [            ] (the “[Delaware] Trustee”), [  ], as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), GS Mortgage Securities Corp., as depositor (the “Depositor”), [  ], as a custodian, and [  ], as a custodian, with respect to [GSR] Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 20[  ]-[__].  This certification is delivered pursuant to Section [8.01] [11.01] of the Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

_________________________, the undersigned, a duly authorized _______________ of the [[Securities Administrator]] [[Master Servicer]], does hereby certify that the assessment of compliance to be delivered by the [[Securities Administrator]] [[Master Servicer]] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” as identified by a mark in the column titled “Applicable Servicing Criteria.”

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such

Exhibit J-1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-

Exhibit J-2

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction

Exhibit J-3

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the

Exhibit J-4

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or

Exhibit J-5

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[Signature Page Follows]

Exhibit J-6

[ ], [as Securities
Administrator] [ ], [as Master Servicer]

Date:

By:
Name
Title

Exhibit J-7

EXHIBIT K

Form 8-K Disclosure Information

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement – Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.     Examples:  servicing agreement, custodial agreement.      Note:  disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (other than the Custodians)
Item 1.02- Termination of a Material Definitive Agreement – Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.      Examples:  servicing agreement, custodial agreement.
All parties (other than the Custodians)
Item 1.03- Bankruptcy or Receivership – Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

▪ Sponsor (Seller)
▪ Depositor
▪ Master Servicer
▪ Affiliated Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report
▪ Other material servicers
▪ [Delaware] Trustee
▪ Securities Administrator
▪ Significant Obligor
▪ Credit Enhancer (10% or more)
▪ Derivatives Counterparty
▪ Custodian
Depositor
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash
Depositor/Master Servicer/Securities Administrator

Exhibit K-1

flows/amortization schedule. Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Item 3.03- Material Modification to Rights of Security Holders – Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust Agreement.
Securities Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year – Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator – Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.  Reg AB disclosure about any new servicer, master servicer or trustee is also required.
Servicer, Master Servicer, Securities Administrator
Item 6.03- Change in Credit Enhancement or External Support – Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
Depositor, Securities Administrator
Item 6.04- Failure to Make a Required Distribution -	Securities Administrator
Item 6.05- Securities Act Updating Disclosure – If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.
Depositor
Item 7.01- Reg FD Disclosure	Depositor

Exhibit K-2

Item 8.01 – Other Events – Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01 – Financial Statements and Exhibits	Depositor

Exhibit K-3

EXHIBIT L

Additional Form 10-D Disclosure

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information	Servicer, Securities Administrator
Any information required by 1121 which is NOT included on the Monthly Statement
Item 2: Legal Proceedings per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Securities Administrator and servicer as to the issuing entity, (iii) the Depositor as to the sponsor, any 1106(b) originator, any 1100(d)(1) party

Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Securities Administrator
Item 5: Submission of Matters to a Vote of Security Holders	Securities Administrator
Item 6: Significant Obligors of Pool Assets	Depositor/Servicer
Item 7: Significant Enhancement Provider Information	Depositor/Servicer
Item 8: Other Information	Any party responsible for disclosure items on Form 8-K
Item 9: Exhibits	Securities Administrator

Exhibit L-1

EXHIBIT M

Additional Form 10-K Disclosure

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Additional Item: Disclosure per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Securities Administrator and Master Servicer as to the issuing entity, (iii) the Depositor as to the sponsor, any 1106(b) originator, any 1100(d)(1) party

Additional Item: Disclosure per Item 1119 of Reg AB
(i) All parties to the Trust Agreement as to themselves, with respect to such party’s affiliation, if any, with the Depositor, (ii) the Depositor as to he sponsor, originator, significant obligor, enhancement or support provider; unless otherwise identified by the Depositor on or before March 1 of each year, it is understood that these parties are limited to the Securities Administrator, Master Servicer, Trustee, each Servicer and each Custodian, as identified in the Trust Agreement.

Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor/ Servicer
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

Exhibit M1-

SCHEDULE I

BOND LEVEL REPORT

Schedule I-1

SCHEDULE II

LOAN LEVEL REPORT

Schedule II-1

SCHEDULE III

REMITTANCE REPORT

Data Field	Investor_ID	Category_ID	Servicer loan number	Investor Loan #	PIF Principal Amount	PIF Net Interest
Format	Number (no decimals)	Number (no decimals)	Number (no decimals)	Number (no decimals)	Number (two decimals)	Number (two decimals)
Description	ID number used by your company for the investor	ID number used by your company for the specific deal.	Servicer Loan Number - loan number used at your company.	Loan number used by Investor	Paid-in-full principal balance amount	Net interest paid the loan was paid-in-full
Example:	1000	2	1234	56789	0.00	0.00

Data Field	PIF date	Beginning scheduled mortgage interest rate	Ending mortgage interest rate	Beginning schedule service fee	Ending service fee
Format	Date (mm/dd/yy) format	Number (seven Decimals)	Number (seven Decimals)	Number (seven Decimals)	Number (seven Decimals)
Description	Enter the date the loan was paid-in-full. Leave blank if no PIF transaction.	Beginning scheduled mortgage interest rate before the servicer’s monthly activity. Can be blank for act/act pools.	Ending scheduled mortgage interest rate after servicer’s monthly activity (sch/sch) or the ending actual mortgage interest rate after servicer’s activity (act/act).	Beginning scheduled service fee rate before the servicer’s monthly activity. Can be blank for act/act pools.	Ending scheduled servicer service fee rate after the servicer’s monthly activity.
Example:		0.0887500	0.0887500	0.0025000	0.0025000

Ending due date	Beginning schedule 100% P&I	Ending 100% P&I	Beginning security balance	Ending security balance	Ending part UPB
Date (mm/dd/yy) format	Number (two decimals)	Number (two decimals)	Number (two decimals)	Number (two decimals)	Number (two decimals)
Ending actual loan due date	Beginning scheduled 100% monthly payment amount before the servicer’s monthly activity. Can be blank for act/act pools.	Ending 100% scheduled monthly loan payment amount after servicer’s monthly activity (sch/sch) or the ending 100% actual monthly loan payment amount after servicer’s activity (act/act)	(Sch/Sch) beginning scheduled balance. (Act/Act) beginning 100% Actual balance or the beginning participation Actual balance for participation loans.	(Sch/Sch) ending scheduled balance. (Act/Act) ending 100% Actual balance or the ending participation Actual balance for participation loans.	Ending actual participation loan principle balance after servicer’s monthly activity.
07/01/02	4475.51	4475.51	557866.38	557516.76	557866.38

Ending due date	Ending 100% UPB	Principal Remitted	Interest remitted	Principal	Curtailment
Date (mm/dd/yy) format	Number (two decimals)	Number (two decimals)	Number (two decimals)	Number (two decimals)	Number (two decimals)
Ending actual loan due date	Ending 100% actual principal balance after servicer’s monthly activity.	(Sch/Sch) — Add scheduled principal + Curtailments + payoff/liquidation amount (Act/Act) — Add actual principal + curtailments + payoff/liquidation amounts.
For Sch/Sch loans, enter the scheduled net interest amount remitted.  For Act/Act loans, enter the net interest amount remitted.  Net Interest should equal the Gross Interest Amount minus Service Fee Amount.
				(Sch/Sch) — scheduled principal (Act/Act) — actual principal paid	Curtailment amount
07/01/02	557866.38	349.62	4009.67	349.62	0.00

Schedule III-1